     As Filed with the Securities and Exchange Commission on February , 2001
================================================================================
                                                     Registration No. 333-------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 Travelzoo Inc.

             (Exact name of registrant as specified in its charter)


                                      7373
                          (Primary Standard Industrial
                           Classification Code Number)

                Delaware                                36-4415727
     (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                 Identification No.)

                       800 West El Camino Real, Suite 180
                             Mountain View, CA 94040
                                  650-943-2400
                                fax 650-943-2433

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    Ralph Bartel                           Copies to:
               Chief Executive Officer                  Denis P. McCusker
                   Travelzoo Inc.                        Bryan Cave LLP
         800 West El Camino Real, Suite 180          One Metropolitan Square
               Mountain View, CA 94040                     36th Floor
                    650-943-2400                       St. Louis, MO 63102
                  fax 650-943-2433                        314-259-2455
       (Name and address of agent for service)          fax 314-259-6580

             ------------------------------------------------------

     Approximate   date  of   commencement   of   proposed   sale   to   public:
---------------------------------.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.                                               [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.                      [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       [ ]

                         CALCULATION OF REGISTRATION FEE
======================================== ================= ================= ======================= =====================
                                                               Proposed
                                                               maximum
                                                              aggregate         Proposed maximum
 Title of each class of securities to      Amount to be     offering price     aggregate offering         Amount of
             be registered                  registered         per unit              price           registration fee (1)
---------------------------------------- ----------------- ----------------- ----------------------- ---------------------

      Common Stock, no par value            19,425,147           N/A                $643,527                 $170
======================================== ================= ================= ======================= =====================

(1) Pursuant to Rule 457(f)(2), the registration fee has been calculated on the basis of the book value of the securities offered hereby, computed on a pro forma basis as of the consummation of the merger described herein.


                  SUBJECT TO COMPLETION, DATED FEBRUARY , 2001

                               [GRAPHIC OMITTED]

                            Travelzoo.com Corporation
                       800 West El Camino Real, Suite 180
                             Mountain View, CA 94040

                      Notice of Special Meeting of Members
                                 , 2001 at          am
                            at                    ,

To the members of Travelzoo.com Corporation:

     We will hold a special meeting of the members (stockholders) of Travelzoo.com Corporation, a corporation organized under the International Business Companies Act of the Bahamas, on [---------], 2001 at ------a.m. [---------] Time, at [-------------------], for the following purposes:

     1. To consider and vote upon an Agreement and Plan of Merger dated January 19, 2001 between Travelzoo.com Corporation and Travelzoo Inc., a Delaware corporation, under which Travelzoo.com Corporation will be merged into Travelzoo Inc.; and

     2. To transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

     The proposed merger is described in the attached proxy statement and prospectus. Holders of record of Travelzoo.com Corporation common stock at the close of business on , 2001, the record date, are entitled to vote at the special meeting and any adjournments or postponements of the special meeting. The approval of the merger agreement will require the affirmative vote of the holders of a majority of the shares of common stock outstanding on the record date.

     Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the meeting. To vote your shares, you should complete and return the enclosed proxy card. We encourage you to vote on the Internet as described in the attached proxy statement and prospectus. You may also complete and return the form of proxy included with the proxy statement and prospectus, or you may cast your vote in person at the special meeting. If you do not vote, it will have the same effect as voting against the merger.

By Order of the Board of Directors,

TRAVELZOO.COM CORPORATION

Ralph Bartel
President and Secretary

                          , 2001

                                Table of Contents

Questions and Answers About The Merger.........................................4
Summary........................................................................7
Selected Combined Historical and Pro forma  Financial Data ...................10
Risk Factors..................................................................11
Forward-Looking Statements....................................................15
The Merger....................................................................16
The Merger Agreement..........................................................19
The Special Meeting...........................................................22
Rights of Dissenters..........................................................23
Information About Travelzoo...................................................25
Legal Proceedings.............................................................32
Market for Our Common Stock...................................................32
Management's Discussion and Analysis of
   Financial Condition and Results of Operations..............................33
Voting Securities and Principal Holders.......................................40
Management....................................................................41
Certain Transactions Between Travelzoo and Its Affiliates ....................43
Travelzoo Delaware Charter and by-Laws........................................45
Description of Capital Stock..................................................45
Book-Entry Share Ownership....................................................47
Indemnification of Directors and officers.....................................47
Comparative Rights of Stockholders............................................48
Where You Can Find Additional Information.....................................56
Legal Opinion ................................................................56
Experts....... ...............................................................56
Index to Financial Statements................................................F-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

What is the transaction on which we are    We are     asking     the     members
  voting?                                     (stockholders)   to  approve   the
                                              merger      of       Travelzoo.com
                                              Corporation,  the existing Bahamas
                                              corporation,    which    we   call
                                              Travelzoo Bahamas,  into Travelzoo
                                              Inc., a new Delaware  corporation,
                                              which we call Travelzoo  Delaware.
                                              Travelzoo  Bahamas  will no longer
                                              exist and the current stockholders
                                              will, by following the  procedures
                                              specified in the merger agreement,
                                              become  stockholders  of Travelzoo
                                              Delaware.  Travelzoo Delaware will
                                              continue to operate  the  business
                                              now operated by Travelzoo Bahamas.

Why are you proposing the merger?          Travelzoo's  offices  and  operations
                                              are in the  United  States and its
                                              stockholders  are primarily in the
                                              United  States.  We consider it in
                                              the best  interests of our company
                                              to be  incorporated  in the United
                                              States,   and  have  decided  that
                                              Delaware  is  the  most   suitable
                                              state for incorporation.  Delaware
                                              is  the  most   common   state  of
                                              incorporation for public companies
                                              in the United States.

Are my shares of Travelzoo registered      The original  Internet   offering  of
  with the SEC?                               Travelzoo   common  stock  to  our
                                              "Netsurfer  Stockholders"  was not
                                              registered  with the United States
                                              Securities       and      Exchange
                                              Commission.  Although  the SEC has
                                              not asserted any  violation of law
                                              by Travelzoo,  we understand  that
                                              the SEC  takes the  position  that
                                              the issuance of shares such as our
                                              Netsurfer    Stockholder   program
                                              should be registered with the SEC.
                                              In connection with the merger,  we
                                              are   registering  the  shares  of
                                              Travelzoo  Delaware  which  we are
                                              offering    under    this    proxy
                                              statement  and   prospectus.   The
                                              registration  is intended to allow
                                              our  stockholders  to have  freely
                                              tradable and  properly  registered
                                              shares.

What stockholder vote is required to       The approval  by  the  holders of  at
  approve the merger?                         least    a    majority    of   the
                                              outstanding  shares  of  Travelzoo
                                              Bahamas is required. Ralph Bartel,
                                              the   holder   of   52%   of   the
                                              outstanding  shares,  has  already
                                              indicated  that  he  will  vote to
                                              approve the merger, and the merger
                                              has  already   been   approved  by
                                              Travelzoo Delaware.

How do I vote for the merger?              You may vote for the merger in
                                              several ways:

                                           o You may complete a proxy and submit
                                             it via the Internet

                                           o You may complete the attached proxy
                                             which is  included with this  proxy
                                             statement and prospectus and submit
                                             it by mail

                                           o You  may attend the special meeting
                                             and vote in person

After the merger is effective, how do I    Since  Delaware  law  requires  us to
  receive my shares in Travelzoo              maintain  the names and  addresses
  Delaware?                                   of our  stockholders,  you will be
                                              required  to  provide us with your
                                              name  and   address  in  order  to
                                              receive   your    shares.    Share
                                              ownership  will be maintained on a
                                              book-entry  basis and you will not
                                              receive   certificates   for  your
                                              shares.

Will I receive dividends on my shares?     We have  not  paid  dividends  on the
                                              shares of Travelzoo Bahamas and we
                                              do  not  currently  intend  to pay
                                              dividends   on   the   shares   of
                                              Travelzoo Delaware.

Will my shares of Travelzoo Delaware be    The shares of Travelzoo  Bahamas have
  listed on a stock exchange?                 not  been   listed  on  any  stock
                                              exchange  and we do not  have  any
                                              immediate plans to list the shares
                                              of Travelzoo Delaware on any stock
                                              exchange.  We hope to apply  for a
                                              listing of our common stock on the
                                              Nasdaq stock exchange at such time
                                              as we  determine  that we are in a
                                              position   to  meet  the   listing
                                              qualifications.          Following
                                              completion  of  the  merger,   and
                                              prior to any  Nasdaq  listing,  we
                                              expect    that   the   shares   of
                                              Travelzoo  Delaware  will trade on
                                              the over-the-counter market in the
                                              United States.

Can I sell my  shares?                     Your shares of Travelzoo Bahamas were
                                              issued to you without registration
                                              under  the  US  securities   laws.
                                              Accordingly,   transfer  of  those
                                              shares is restricted. You may only
                                              transfer   them   pursuant   to  a
                                              specific       exemption      from
                                              registration.

                                           Shares of Travelzoo  Delaware  issued
                                              in the merger  will be  registered
                                              with    the   SEC   and   may   be
                                              transferred,  although  we  cannot
                                              assure  you that  there will be an
                                              active market for the shares.

How do I know what my shares are worth?    There has been no active  market  for
                                              the shares of  Travelzoo  Bahamas,
                                              and we are unable to predict  what
                                              the price of the  shares of common
                                              stock  would be if there were such
                                              an   active   market.    Financial
                                              statements    of   Travelzoo   are
                                              included  in this proxy  statement
                                              and prospectus.

What are the tax consequences of the       In most cases,  the  exchange of your
  merger to me?                               shares in  Travelzoo  Bahamas  for
                                              shares   in   Travelzoo   Delaware
                                              should be  tax-free  to you for US
                                              federal  income tax  purposes.  To
                                              review  the  tax  consequences  in
                                              more  detail,  see  page 17.   You
                                              should  also   consult   your  tax
                                              advisor.


Where can I find additional information    You can find  additional  information
  about the merger?                           concerning     the    merger    at
                                              http://www.travelzoo.com/delaware.

Can I change my vote after I have          Yes. You can change  your vote at any
  mailed my signed proxy card?                time before your proxy is voted at
                                              the  special  meeting  in  several
                                              ways. You  can  submit a new proxy
                                              on the Internet or send  a written
                                              notice   stating  that  you  would
                                              like to revoke your proxy. Second,
                                              you  can complete and submit a new
                                              proxy. You must submit your notice
                                              of revocation or your new proxy to
                                              the  Secretary  of   Travelzoo.com
                                              Corporation  at  the  address  set
                                              forth below. Third, you can attend
                                              the  special  meeting  and vote in
                                              person.

                                     SUMMARY

     This summary highlights certain information contained elsewhere in this proxy statement and prospectus. This summary is not complete and does not contain all of the information that is important to you. You should read the entire proxy statement and prospectus and attachments carefully, especially the merger agreement. When we refer to "Travelzoo," unless the context otherwise indicates, we are referring to Travelzoo.com Corporation, a Bahamas International Business Corporation, when discussing our business as conducted prior to completion of the merger described herein, including the parts of our operations which have been conducted through Silicon Channels Corporation dba Travelzoo.com Sales, Inc. When we refer to our operations following completion of the merger, we are referring to Travelzoo Inc., a Delaware corporation,. References to "we," "our" and "us" have the same meanings.

Travelzoo

     Travelzoo provides online marketing solutions for the travel industry. Our website, www.Travelzoo.com, and our Travelzoo Top 20 newsletter enable travel companies to promote their special offers in a fast, flexible and cost-effective manner. More than 150 companies use our services. Our customers include: Alamo Rent-A-Car, American Airlines Vacations, Budget Rent A Car, Hertz, Holiday Inn, Lowestfare.com, Park Place Entertainment, Starwood Hotels and United Airlines. Our offices are located at 800 West El Camino Real, Suite 180, Mountain View, California 94040. Our telephone number at that location is (650) 943-2400.

Revenues and Profitability

     Our revenues are primarily derived from advertising fees on our website. Revenues have grown from approximately $84,000 for the period from May 21, 1998 (inception) to December 31, 1998, to approximately $2.8 million for the nine months ended September 30, 2000. We have had nine consecutive quarters of profitability, with pre-tax income increasing from approximately $35,000 in the period ended December 31, 1998 to approximately $744,000 for the nine months ended September 30, 2000.

Our Market Opportunity

     We believe that the Internet provides better opportunities for the advertising of special travel offers, and that the industry has not yet taken full advantage of these opportunities. We believe we are in a position to become a leading provider of online marketing solutions for the travel industry, primarily because:

     o    We have established a successful and profitable identity in the market

     o    We have built a high quality client base which continues to grow

     o    Our solution allows travel companies to

          -    update their listings at any time

          -    remove offers which have sold out

          - have real-time performance tracking so they can optimize their campaigns.

Our History

     Travelzoo was founded by Ralph Bartel in 1998 as a Bahamas corporation. Following the organization of Travelzoo in 1998, we offered shares in Travelzoo to visitors who registered on our website. We limited the offer to approximately 700,000 "Netsurfer Stockholders," each of whom received three shares plus up to an additional seven shares for referrals. We completed a two-for-one split of our common stock on December 1, 2000, which also applied to the shares held by the Netsurfer Stockholders.

     We believe that our offering was the first offering of "free shares" over the Internet. Mr. Bartel, who was a resident of Germany at the time, was not advised by U.S. securities counsel, and believed that the offering of the shares could be made without any registration or qualification with the U.S. Securities and Exchange Commission or other regulatory body since no payment was received for the shares. Although Mr. Bartel received an inquiry from the SEC about the issuance of shares to the Netsurfer Stockholders, the SEC has not asserted any violation of law by Travelzoo. However, we understand that the SEC takes the position that programs for issuing shares such as our Netsurfer Stockholder program should be registered with the SEC. In connection with the merger, we are registering the shares to be offered in the merger under the U.S. Securities Act.

     Silicon Channels Corporation, formerly an affiliate of Travelzoo Bahamas, was incorporated in California on September 28, 1998 with Ralph Bartel as the sole stockholder. Silicon Channels did business under the name "Travelzoo.com Sales, Inc." On October 10, 1998, Travelzoo.com Corporation and Silicon Channels Corporation entered into a letter agreement whereby Silicon Channels agreed to manage the technical platform, marketing, customer support and billing for the classified publishing business of the Travelzoo.com website in return for a 5% commission on the quarterly net income from such business. The October 10, 1998 agreement was subsequently replaced by a Service Agreement dated January 2, 1999. In the January 2, 1999 Agreement, Silicon Channels agreed to perform all operation services with respect to the Travelzoo.com website in return for 50% of the income before taxes generated from the operation of the Travelzoo.com website. All assets, other than the domain name Travelzoo.com, used in the operation of the Travelzoo.com website were owned by Silicon Channels.

     As the Travelzoo business continued to grow, the Board of Directors determined that it would be advisable to combine Silicon Channels with Travelzoo, in order to avoid the need to address ongoing issues of allocation of responsibilities, expenses and revenues, and the Board initiated discussions with Mr. Bartel on the terms of such a transaction. On January 22, 2001, pursuant to an agreement between Travelzoo and Silicon Channels, and based on a fairness opinion received from an independent investment banking firm as discussed below under "Certain Transactions Between Travelzoo And Its Affiliates--Silicon Channels Corporation" on page 43, Mr. Bartel contributed the shares of Silicon Channels to a newly formed Delaware corporation, Travelzoo Delaware, which was a wholly-owned subsidiary of Travelzoo Bahamas. Travelzoo Delaware was the surviving entity in the merger and the business which has been conducted by Silicon Channels is being continued by Travelzoo Delaware. Travelzoo Delaware is now owned 58% by Travelzoo Bahamas and owned 42% by Ralph Bartel and will be the surviving corporation of the merger as described below.

The Merger

     We are asking the stockholders of Travelzoo Bahamas to approve the merger of Travelzoo Bahamas with and into Travelzoo Delaware. Travelzoo Delaware has already approved the merger. In the merger, the stockholders of Travelzoo Bahamas who follow the procedures specified in the merger agreement will receive one share of common stock of Travelzoo Delaware for each share of common stock of Travelzoo Bahamas they hold. You will be required to provide us with a mailing address, because Delaware law requires that we provide certain notices to our stockholders by mail.

The Special Meeting; Shares Entitled to Vote

     Our special stockholder meeting will be held at [---------] on [---------], 2001 at [--]. The board of directors has fixed [---------], 2001 as the record date for determining the stockholders who are eligible to vote at the meeting. A majority of the outstanding shares of our common stock must be present at the meeting in person or by proxy, and holders of at least a majority of the outstanding shares of our common stock must vote to approve the merger in order for the merger to be completed. Ralph Bartel, who holds approximately 52% of the outstanding shares of our common stock, has indicated that he intends to vote in favor of the merger. See "The Special Meeting" on page 22.

Risk Factors

     See "Risk Factors," starting on page 7, to read about factors you should consider.

Dissenters' Rights of Appraisal

     Any of our stockholders who disapprove of the proposed transaction and follow the dissent procedure under Section 81 of the Bahamas International Business Companies Act 1989 may be entitled to receive payment of the fair value of their shares. For a more detailed explanation of these rights, see "Rights of Dissenters" on page 23.

Tax Consequences of the Transaction

     In most cases, stockholders who exchange their shares in Travelzoo Bahamas for shares in Travelzoo Delaware should not recognize income, gain or loss for United States federal income tax purposes in connection with the exchange. See "Certain United States Federal Income Tax Consequences" on page 17.

Accounting Treatment of the Transaction

     The merger will be accounted for similar to a pooling-of-interests under the "as if pooling" method for combinations of entities under common control. Under this method of accounting, each of Travelzoo Bahamas' and Travelzoo Delaware's historical recorded assets and liabilities will be carried forward to the combined company at their historical cost. In addition, the operating results reported in the combined financial statements of Travelzoo.com Corporation and affiliate presented elsewhere in this proxy statement and prospectus will become the historical results of operations for Travelzoo Delaware. Costs of the merger will be charged to operations as incurred.

                   SELECTED COMBINED HISTORICAL AND PRO FORMA
                                 FINANCIAL DATA

     The following selected financial data presents the combined historical financial data of Travelzoo.com Corporation and its affiliate, Silicon Channels Corporation. The combined financial data represents the historical financial data of our business conducted by entities founded by the principal stockholder, Ralph Bartel.

     The selected combined financial data as of December 31, 1999 and 1998, the year ended December 31, 1999 and the period from May 21, 1998 (inception) to December 31, 1998 are derived from the combined financial statements of Travelzoo.com Corporation and affiliate, which financial statements have been audited by KPMG LLP, independent certified public accountants. The combined financial statements as of and for the periods ended December 31, 1999 and 1998, and the auditors' report thereon, appear elsewhere in this proxy statement and prospectus. The selected combined financial data as of September 30, 2000 and for the nine months ended September 30, 2000 and 1999 are derived from the unaudited condensed interim combined financial statements of Travelzoo.com Corporation and affiliate which appear elsewhere in this proxy statement and prospectus. The results of operations for the nine months ended September 30, 2000 are not necessarily indicative of results to be expected for the year ended December 31, 2000. The selected combined financial data should be read in conjunction with the Travelzoo.com Corporation and affiliate combined financial statements and the related notes thereto included elsewhere in this proxy statement and prospectus, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," starting on page 33. The pro forma per share data is unaudited and is calculated on a basis that reflects the effect of events that have occurred or will occur in connection with the consummation of the mergers as described in Note 10 to the combined financial statements of Travelzoo.com Corporation and affiliate appearing elsewhere in this proxy statement and prospectus.


                              Period from May
                                  21, 1998                               Nine months Ended
                               (inception) to      Year ended              September 30,
Combined Statement of           December 31,      December 31,    -----------------------------------
  Operations                        1998              1999             1999              2000
                              ----------------- ----------------- ---------------- ------------------
Revenues:
  Advertising                    $     57,327           893,244          405,403         2,688,877
  Commissions                          26,774            61,015           50,243            92,354
                              ----------------- ----------------- ---------------- ------------------
         Total revenues                84,101           954,259          455,646         2,781,231
Cost of revenues                       25,362           132,803           74,849           226,262
                              ----------------- ----------------- ---------------- ------------------
         Gross profit                  58,739           821,456          380,797         2,554,969
                              ----------------- ----------------- ---------------- ------------------
Operating expenses:
  Sales and marketing                   1,595           350,720          156,007         1,141,113
  General and administrative           22,046           326,686          211,818           669,845
                              ----------------- ----------------- ---------------- ------------------
         Total operating               23,641           677,406          367,825         1,810,958
           expenses           ----------------- ----------------- ---------------- ------------------

         Income before income          35,098           144,050           12,972           744,011
           taxes
Income taxes                            6,213            38,646            3,382           307,494
                              ----------------- ----------------- ---------------- ------------------
         Net income              $     28,885           105,404            9,590           436,517
                              ================= ================= ================ ==================
Pro forma per share data:

Pro forma  basic  and  diluted
net income per share             $        --               .01               --                .02
                              ================= ================= ================ ==================
Shares used in computing pro
  forma basic net income per
  share                             9,431,741        19,323,064       19,314,314        19,355,147
                              ================= ================= ================ ==================
Shares used in computing pro
  forma diluted net income
  per share                         9,431,741        19,355,147       19,355,147        19,480,505
                              ================= ================= ================ ==================

Combined Balance Sheet Data:                           As of December 31,          As of September 30,
                                                ---------------------------------- ------------------
                                                      1998             1999              2000
                                                ---------------------------------- ------------------
Working capital                                       $  78,172          171,770           465,856
Total assets                                            107,051          404,796         1,423,547
Long-term debt                                               --               --                --
Stockholders' equity                                     88,885          194,289           643,527

                                  RISK FACTORS

     You should carefully consider the risk factors listed below and the other information contained in this proxy statement and prospectus before deciding to vote for the merger. Investing in our common stock involves a high degree of risk. Any or all of the risks listed below could have a material adverse effect on our business, our quarterly and annual operating results or financial condition, which could cause the market price of our stock to decline or cause substantial volatility in our stock price, in which event the value of your common stock could decline. You should also keep these risk factors in mind when you read forward-looking statements. We have identified all of the material risks which we believe may affect our business and the principal ways in which we anticipate that they may affect our business or financial condition.

Risks Related to Our Financial Condition and Business Model

Our limited operating history makes our business difficult to evaluate.

     We were incorporated and began generating revenues in May 1998. Accordingly, we have only a limited operating history for you to evaluate our business. As a new company, we face risks and uncertainties relating to our ability to successfully implement our business plan. You must consider the risks, expenses and uncertainties that an early stage company like ours faces. These risks include uncertainty whether we will be able to:

     o    increase awareness of the Travelzoo brand;

     o attract and retain additional travel companies listing their special offers with us;

     o    attract additional Internet users to www.Travelzoo.com;

     o    increase the functionality of our products and services;

     o    maintain our current, and develop new, business relationships;

     o    respond effectively to competitive pressures; and

     o    continue to develop and upgrade our technology.

     If we are unsuccessful in addressing these risks and uncertainties, our business could be materially adversely affected.

We cannot be sure to sustain profitability.

     Although we have been profitable for nine consecutive quarters, there is no assurance that we will continue to be profitable. We forecast our future expense levels based on our operating plans and our estimates of future revenues. We may find it necessary to accelerate expenditures relating to our sales and marketing efforts or otherwise increase our financial commitment to creating and maintaining brand awareness among travel companies and Internet users. If our revenues grow at a slower rate than we anticipate, or if our spending levels exceed our expectations or cannot be adjusted to reflect slower revenue growth, we may not generate sufficient revenues to sustain profitability. In this case, the value of your shares could be reduced.

You should not rely on prior operating results as an indication of our future results because they are subject to significant fluctuations. Fluctuations in our operating results may negatively impact our stock price.

     Our quarterly operating results may fluctuate significantly in the future due to a variety of factors that could affect our revenues or our expenses in any particular quarter. You should not rely on quarter-to-quarter comparisons of our results of operations as an indication of future performance. Factors that may affect our quarterly results include:

     o mismatches between resource allocation and customer demand due to difficulties in predicting customer demand in a new market;

     o the demand for and acceptance of our website, products, product enhancements and services;

     o changes in general economic conditions that could affect marketing efforts generally and online marketing efforts in particular;

     o    the magnitude and timing of marketing initiatives;

     o    the maintenance and development of our strategic relationships;

     o the introduction, development, timing, competitive pricing and market acceptance of our products and services and those of our competitors;

     o    our ability to attract and retain key personnel;

     o    our ability to manage our anticipated growth and expansion;

     o    our ability to attract traffic to our website;

     o    our ability to attract travel companies as customers; and

     o technical difficulties or system downtime affecting the Internet generally or the operation of our products and services specifically.

     As a result of the factors listed above and because the online advertising market is new and it is difficult to predict customer demand, it is possible that in some future periods our results of operations may be below the expectations of public market analysts and investors. This could cause our stock price to decline. In addition, we plan to significantly increase our operating expenses to expand our sales and marketing, administration, maintenance and technical support and research and development groups. If revenues fall below our expectations in any quarter and we are unable to quickly reduce our spending in response, our operating results would be lower than expected and our stock price may fall.

Our business model is unproven and may not be adaptable to a changing market.

     Our current revenue model depends on listing fees from travel companies using our website. Our revenue model and profit potential are unproven. If current customers decide not to continue listing their special offers with us and we are unable to replace them with new customers, our business may be adversely affected. To be successful, we must provide online marketing solutions that achieve broad market acceptance by travel companies. In addition, we must attract sufficient Internet users with attractive demographic characteristics to our website. It is possible that we will be required to further adapt our business model in response to additional changes in the online advertising market or if our current business model is not successful. If we are not able to anticipate changes in the online advertising market or if our business model is not successful, our business could be materially adversely affected which could reduce the value of your shares.

We may not be able to obtain sufficient funds to grow our business and any additional financing may be on terms adverse to your interests.

     We intend to continue to grow our business, and intend to fund our current operations and our anticipated growth from the cash flow generated from our operations and our retained earnings. However, these sources may not be sufficient to meet our needs. If we need financing from other sources, our ability to obtain such financing would be subject to a number of factors, including:

     o    market and economic conditions;

     o    our financial condition and operating performance; and

     o    investor sentiment.

     These factors may make the timing, amount, terms and conditions of additional financing unattractive for us. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our expansion, successfully promote our brand name, develop or enhance our products and services, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business and the value of your shares.

     If we choose to raise additional funds through the issuance of equity securities, you may experience significant dilution of your ownership interest, and holders of the additional equity securities may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions.

     The cost of the proposed merger and the registration of our shares may be higher than we expect. We can not be sure that our estimate of the cost of the proposed merger and the registration of our shares is correct. If the cost of the proposed merger and the registration our shares is significantly higher than we expect, our capital might not be sufficient and we may be required to seek additional financing.

Our business may be sensitive to recessions.

     The demand for online marketing solutions may be linked to the level of economic activity and employment in the U.S. and abroad. A recession could cause travel companies to reduce or postpone their marketing spending generally, and their online marketing spending in particular. If a significant economic downturn or recession occurs in the U.S. or abroad, our business and the value of your shares could be materially adversely affected.

There has been no active market for our shares.

     Since our shares have not been registered with the U.S. Securities and Exchange Commission or listed on any stock exchange, there has been no active market for our shares. We cannot assure you that an active market for the shares of Travelzoo Delaware will develop following completion of the merger.

We are controlled by a principal stockholder.

     Ralph Bartel, who founded Travelzoo and who is our Chairman of the Board, Chief Executive Officer, President and Secretary, is our largest stockholder, holding approximately 52% of our outstanding shares prior to the merger. Mr. Bartel will hold approximately 72% of our outstanding shares upon consummation of the merger with options to increase his percentage ownership to 75% on a fully-diluted basis, assuming all outstanding shares of Travelzoo Bahamas are exchanged for shares of Travelzoo Delaware. Through his share ownership, he will be in a position to control Travelzoo and to elect our entire board of directors.

Risks Related to Our Markets and Strategy

The Internet is not a proven marketing medium.

     The future of our business is dependent on the ongoing acceptance by travel companies of the Internet as an effective marketing tool, and on the ongoing acceptance by consumers of the Internet as a source for valuable information on offers from travel companies. The online advertising market is new and rapidly evolving, and we do not yet know how effective online advertising is compared to traditional advertising methods. The adoption of online marketing by travel companies, particularly among those that have historically relied upon traditional advertising methods, requires the acceptance of a new way of conducting business, marketing and advertising. Many of our potential customers have little or no experience using the Internet as a marketing tool, and not all Internet users have experience using the Internet to look for travel offers. As a result, we cannot be sure that we will be able to effectively compete with traditional advertising methods. If we are unable to compete with traditional advertising methods, our business and results of operations and the value of your shares could be materially adversely affected.

We will only be able to execute our business model if use of the Internet grows.

     If Internet usage does not continue to grow, our business could be adversely affected. Internet usage may be inhibited by any of the following factors:

     o the Internet infrastructure may not be able to support the demands placed on it, or its performance and reliability may decline as usage grows;

     o    websites   may  not  be  able  to  provide   adequate   security   and
          authentication of confidential information contained in transmissions over the Internet; and

     o the Internet industry may not be able to adequately respond to privacy concerns of potential users.

     If Internet usage does not continue to grow, we may not be able to meet our business objectives, which could decrease the value of your shares.

We may not be able to develop awareness of our brand name.

     We believe that continuing to build awareness of the Travelzoo brand name is critical to achieving widespread acceptance of our business. Brand recognition is a key differentiating factor among providers of online marketing solutions, and we believe it could become more important as competition in the online advertising industry increases. In order to maintain and build brand awareness, we must succeed in our marketing efforts, provide high quality services and increase the number of Internet users with favorable demographics using Travelzoo. If we fail to successfully promote and maintain our brand, incur significant expenses in promoting our brand and fail to generate a corresponding increase in revenue as a result of our branding efforts, or encounter legal obstacles which prevent our continued use of our brand name, our business and the value of your shares could be materially adversely affected.

We may not be able to successfully introduce new products and services.

     We expect to introduce new and enhanced products and services in order to generate additional revenues, attract and retain more travel companies as customers, attract more Internet users to our website and respond to competition. Any new product or service we introduce that is not favorably received could damage our reputation and the perception of our brand name. The failure of our new products and services to achieve market acceptance and generate revenue could result in a material adverse effect on our business and the value of your shares.

We will not be able to attract travel companies or Internet users if we do not continually enhance and develop the content and features of our products and services.

     To remain competitive, we must continually improve the responsiveness, functionality and features of our products and services. We may not succeed in developing features, functions, products or services that travel companies and Internet users find attractive. This could reduce the number of travel companies and Internet users using www.Travelzoo.com and materially adversely affect our business and the value of your shares.

We may lose business if we fail to keep pace with rapidly changing technologies and customer needs.

     Our success is dependent on our ability to develop new and enhanced software, services and related products to meet rapidly evolving technological requirements for online marketing solutions. Our current technology may not meet the future technical requirements of travel companies. Trends that could have a critical impact on our success include:

     o    rapidly changing technology in online marketing;

     o evolving industry standards, including both formal and de facto standards relating to online marketing;

     o    developments and changes relating to the Internet;

     o    competing  products and services that offer  increased  functionality;
          and

     o    changes in travel company and Internet user requirements.

     If we are unable to timely and successfully develop and introduce new products and enhancements to existing products in response to our industry's changing technological requirements, our business and the value of your shares could be materially adversely affected.

Our business and growth will suffer if we are unable to hire and retain highly skilled personnel.

     Our future success depends on our ability to attract, train, motivate and retain highly skilled employees. Competition for highly skilled employees is intense, particularly in the Internet industry. We may be unable to retain our skilled employees or attract, assimilate and retain other highly skilled employees in the future. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we are unable to hire and retain skilled personnel, our growth may be restricted, the quality of our products and services reduced and the value of your shares reduced.

We may not be able to effectively manage our expanding operations.

     We have recently experienced a period of rapid growth. In order to execute our business plan, we must continue to grow significantly. As of December 31, 2000, we had 11 employees. We expect that the number of our employees will continue to increase for the foreseeable future. This growth has placed, and our anticipated future growth combined with the requirements we face as a public company will continue to place, a significant strain on our management, systems and resources. We expect that we will need to continue to improve our financial and managerial controls and reporting systems and procedures. We will also need to continue to expand and maintain close coordination among our technical, accounting, finance and sales and marketing organizations. We may not succeed in these efforts. Our inability to expand our operations in an efficient manner could cause our expenses to grow disproportionately to revenues, our revenues to decline or grow more slowly than expected and otherwise have a material adverse effect on our business and the value of your shares.

Intense competition may render our services and products uncompetitive or obsolete.

     We compete with large Internet portal sites, such as About.com, America Online, Excite, Lycos, MSN and Yahoo!, that offer listings or other advertising opportunities for travel companies. We also compete with smaller sites that specialize in listing last-minute offers or list deals for free, such as Lastminutetravel.com and Smarterliving.com. In addition, we compete with newspapers, magazines and other traditional media companies that provide online advertising. We expect to face additional competition as other established and emerging companies, including print media companies, enter the online advertising market.

     Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources and larger client bases than we do. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships to expand their businesses or to offer more comprehensive solutions.

     We believe that there will be rapid business consolidation in the online advertising industry. Accordingly, new competitors may emerge and rapidly acquire significant market share. In addition, new technologies will likely increase the competitive pressures that we face. The development of competing technologies by market participants or the emergence of new industry standards may adversely affect our competitive position. Competition could result in reduced margins on our services, loss of market share or less use of Travelzoo by travel companies and consumers. If we are not able to compete effectively with current or future competitors as a result of these and other factors, our business could be materially adversely affected.

Loss of any of our key management personnel could negatively impact our business.

     Our future success depends to a significant extent on the continued service and coordination of our management team, particularly Ralph Bartel, our Chairman, President, Chief Executive Officer and Secretary. The loss or departure of any of our officers or key employees could materially adversely affect our ability to implement our business plan. We do not maintain key person life insurance for any member of our management team. In addition, we expect new members to join our management team in the future. These individuals will not previously have worked together and will be required to become integrated into our management team. If our key management personnel are not able to work together effectively or successfully, our business could be materially adversely affected.

We may not be able to successfully make acquisitions of or investments in other companies.

     Our business strategy includes the pursuit of acquisitions. In attempting to execute this strategy, we may be unable to identify suitable acquisition candidates. If we acquire a company, we could have difficulty assimilating the acquired company's operations and personnel. If we make other types of acquisitions, we could have difficulty in assimilating any acquired products, services, personnel and technologies into our operations. These difficulties could disrupt our ongoing business, distract our management and employees, increase our expenses and charges and materially adversely affect our business.

Risks Related to the Internet and Our Technology Infrastructure

We may experience reduced visitor traffic, reduced revenue and harm to our reputation in the event of unexpected network interruptions caused by system failures.

     Our servers and software must be able to accommodate a high volume of traffic. Any substantial increase in demands on our servers will require us to expand and adapt our network infrastructure. If we are unable to add additional software and hardware to accommodate increased demand, we could experience unanticipated system disruptions and slower response times. Any catastrophic failure at our co-location facility could prevent us from serving our web traffic for up to several days, and any failure of our Internet service provider may adversely affect our network's performance. Our clients may become dissatisfied by any system failure that interrupts our ability to provide our products and services to them or results in slower response times. We do not maintain business interruption insurance. Any system failure, including network, software or hardware failure, that causes an interruption in the delivery of our products and services or a decrease in responsiveness of our services could result in reduced revenue and could materially adversely affect our reputation and brand.

Breaches of our network security could be costly.

     A significant barrier to confidential communications over the Internet has been the need for security. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by these breaches. If unauthorized persons penetrate our network security, they could misappropriate proprietary information or cause interruptions in our services. As a result, we may be required to expend capital and resources to protect against or to alleviate these problems. In addition, we may be liable to customers or Internet users who experience losses or damages due to our security failures. As a result, security breaches could have a material adverse effect on our business and the value of your shares.

Computer viruses may cause our systems to incur delays or interruptions and may adversely affect our business.

     Computer viruses may cause our systems to incur delays or other service interruptions. In addition, the inadvertent transmission of computer viruses could expose us to a material risk of loss or litigation and possible liability. Moreover, if a computer virus affecting our system is highly publicized, our reputation could be materially damaged and our visitor traffic may decrease. Any of these events could materially adversely affect our business and the value of your shares.

We may not be able to access third party technology upon which we depend.

     We use technology and software products from third parties including Microsoft. In light of the rapidly evolving nature of Internet technology, we may increasingly need to rely on technology from other vendors. Technology from our current or other vendors may not continue to be available to us on commercially reasonable terms, or at all. If we lose the ability to access this technology, are unable to gain access to additional products or are unable to integrate new technology with our existing systems, we could experience delays in our development and introduction of new services and related products or enhancements until equivalent or replacement technology can be accessed, if available, or developed internally, if feasible. If we experience these delays, our business and the value of your shares could be materially adversely affected.

Risks Related to Legal Uncertainty

We  may  become  subject  to  burdensome   government   regulations   and  legal
    uncertainties affecting the Internet which could adversely affect our business.

     To date, governmental regulations have not materially restricted use of the Internet in our markets. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business, prevent us from delivering our products and services over the Internet or slow the growth of the Internet. In addition to new laws and regulations being adopted, existing laws may be applied to the Internet. New and existing laws may cover issues which include:

     o    user privacy;

     o    consumer protection;

     o    copyright, trademark and patent infringement;

     o    pricing controls;

     o    characteristics and quality of products and services;

     o    sales and other taxes; and

     o    other claims based on the nature and content of Internet materials.

We may be unable to protect our registered trademark or other proprietary intellectual property rights.

     Our success depends to a significant degree upon the protection of the Travelzoo brand name. We rely upon a combination of copyright, trade secret and trademark laws and non-disclosure and other contractual arrangements to protect our intellectual property rights. The steps we have taken to protect our proprietary rights, however, may not be adequate to deter misappropriation of proprietary information.

     On June 21, 1999, Mr. Bartel, our founder, filed with the U.S. Patent and Trademark Office to register the trademark "Travelzoo" for "providing information and news in the field of travel via an on-line global communications network and travel agency services, namely making reservations and booking for transportation," "providing information and news in the field of travel via an on-line global communications network and travel agency services, namely making reservations and booking for temporary lodging," and "promoting the goods and services of others through the offer of travel goods and services and shopping club services, namely providing information on travel goods and services to members." The PTO published that mark for opposition on October 31, 2000. On January 22, 2001, Mr. Bartel, who filed the trademark application as an individual, transferred the ownership of the pending trademark "Travelzoo" to Travelzoo Delaware. The PTO registered the trademark on January 23, 2001. If we are unable to protect our rights in the mark, a key element of our strategy of promoting Travelzoo as a brand could be disrupted and our business could be adversely affected. See "Business--Intellectual Property."

     We may not be able to detect unauthorized use of our proprietary information or take appropriate steps to enforce our intellectual property rights. In addition, the validity, enforceability and scope of protection of intellectual property in Internet-related industries is uncertain and still evolving. The laws of other countries in which we may market our services in the future are uncertain and may afford little or no effective protection of our intellectual property. The unauthorized reproduction or other misappropriation of our proprietary technology could enable third parties to benefit from our technology and brand name without paying us for them. If this were to occur, our business could be materially adversely affected.

Defending against intellectual property infringement claims could be time consuming and expensive, and we may be liable for infringing on the intellectual property rights of others. If we are not successful in defending against these claims, we could be subject to significant damages and the disruption of our business.

     We cannot be certain that our products, content and brand names do not or will not infringe valid patents, copyrights or other intellectual property rights held by third parties. We expect that infringement claims in our markets will increase in number as more participants enter the markets. We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. We may incur substantial expenses in defending against these third party infringement claims, regardless of their merit. Successful infringement claims against us may result in monetary liability or a material disruption in the conduct of our business.

We may be liable as a result of information retrieved from or transmitted over the Internet.

     We may be sued for defamation, negligence, copyright or trademark infringement or other legal claims relating to information that is published or made available on www.Travelzoo.com, the Travelzoo Top 20 newsletter and the other sites linked to our website. These types of claims have been brought, sometimes successfully, against online services in the past. The fact that we distribute our Travelzoo Top 20 newsletter and other information via email may subject us to potential risks, such as liabilities or claims resulting from unsolicited email or spamming, lost or misdirected messages, security breaches, illegal or fraudulent use of email or interruptions or delays in email service. In addition, we could incur significant costs in investigating and defending such claims, even if we ultimately are not liable. If any of these events occur, our business and the value of your shares could be materially adversely affected.

                           FORWARD-LOOKING STATEMENTS

     Certain statements under the captions "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Information About Travelzoo" and elsewhere in this proxy statement and prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this proxy statement and prospectus that are not historical facts. When used in this proxy statement and prospectus, the words "expect," "project," "anticipate," "believe," "estimate," "intend," "plan," "seek" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed under "Risk Factors" and elsewhere in this proxy statement and prospectus. We cannot guarantee any future levels of activity, performance or achievements. We will update these forward-looking statements, to the extent required by law, to reflect material changes in the information previously disclosed.

                                   THE MERGER

Background

     Travelzoo.com Corporation was incorporated on May 21, 1998 in the Commonwealth of The Bahamas under The International Business Companies Act of 1989. Ralph Bartel, our Chairman of the Board and President, was initially our sole stockholder. As described under "Information about Travelzoo," in 1998 we offered shares in Travelzoo to visitors who registered on our website, resulting in approximately 700,000 "Netsurfer Stockholders," each of whom received three shares plus up to an additional seven shares for referrals. The number of shares held by each Netsurfer Stockholder has been doubled as a result of a two-for-one stock split which we effected in December 2000.

     Ralph Bartel, who was a resident of Germany at the time, believed that the grant of the shares to the Netsurfer Stockholders could be made without any registration or qualification with the U.S. Securities and Exchange Commission or other regulatory body, since no payment was received for the shares. Although Mr. Bartel received an inquiry from the SEC about the issuance of shares to the Netsurfer Stockholders, the SEC has not asserted any violation of law by Travelzoo. However, we understand that the SEC takes the position that programs for issuing shares such as our Netsurfer Stockholder program should be registered with the SEC. We are registering the shares to be offered in the merger under the U.S. Securities Act. This proxy statement and prospectus is a part of that registration statement.

     Silicon Channels Corporation, formerly an affiliate of Travelzoo Bahamas, was incorporated in California on September 28, 1998 with Ralph Bartel as the sole stockholder. Silicon Channels did business under the name "Travelzoo.com Sales, Inc." On October 10, 1998, Travelzoo.com Corporation and Silicon Channels Corporation entered into a letter agreement whereby Silicon Channels agreed to manage the technical platform, marketing, customer support and billing for the classified publishing business of the Travelzoo.com website in return for a 5% commission on the quarterly net income from such business. The October 10, 1998 agreement was subsequently replaced by a Service Agreement dated January 2, 1999. In the January 2, 1999 Agreement, Silicon Channels agreed to perform all operation services with respect to the Travelzoo.com website in return for 50% of the income before taxes generated from the operation of the Travelzoo.com website. All assets, other than the domain name Travelzoo.com, used in the operation of the Travelzoo.com website were owned by Silicon Channels.

     As the business of Travelzoo became established, and following election of a Board of Directors consisting primarily of independent directors, the Board of Directors discussed the advisability of reorganizing the business so that all of the operations previously conducted through Travelzoo Bahamas and Silicon Channels would be conducted through a single company, which would be organized as a corporation in the United States. The board also considered the advisability of effecting a registration with the United States Securities and Exchange Commission of its outstanding shares, including the shares which had been issued to the Netsurfer Stockholders. Following such discussions, and after considering the opinion provided by The Mentor Group as discussed under "Exchange of Shares of Silicon Channels" on page 43, the board approved the acquisition of Silicon Channels by Travelzoo Delaware, a newly formed Delaware subsidiary of Travelzoo Bahamas, in exchange for shares of common stock of Travelzoo Delaware and options to purchase shares of common stock of Travelzoo Delaware, as described under "Certain Transactions between Travelzoo and its Affiliates" on page 43. This transaction occurred on January 22, 2001. The board also approved the transactions described in this proxy statement and prospectus, including the merger of Travelzoo Bahamas into Travelzoo Delaware.

Merger with Travelzoo Delaware

     We are now proposing that Travelzoo Bahamas be merged into Travelzoo Delaware. We believe that it is in the best interests of our company and our stockholders that Travelzoo be incorporated in the United States, and have decided that Delaware is the most suitable state for incorporation. Delaware is the most common state of incorporation for public companies in the United States.

     In connection with the merger, we are filing a registration statement with the SEC relating to the shares of Travelzoo Delaware which will be issued in the merger. This is intended to resolve the prior questions relating to the manner in which shares of Travelzoo Bahamas were distributed as referred to above, and to allow our stockholders to have freely tradable and properly registered shares.

     Travelzoo Bahamas and Travelzoo Delaware have entered into an Agreement and Plan of Merger, dated January 19, 2001, a copy of which appears as Annex A to this proxy statement and prospectus. Information concerning the merger agreement is set forth under "The Merger Agreement" on page 19.

Effects of the Merger

     On completion of the merger, Travelzoo Bahamas will be merged into Travelzoo Delaware, Travelzoo Bahamas will cease to exist as a separate company, and all the stockholders of Travelzoo Bahamas who comply with the applicable provisions of the merger agreement will receive one share of common stock of Travelzoo Delaware in exchange for each share of common stock of Travelzoo
Bahamas they now hold. The business which has been conducted by Travelzoo Bahamas and its affiliate, Silicon Channels, will be continued by Travelzoo Delaware and its subsidiary, Silicon Channels, and all of the shares held by Travelzoo Delaware stockholders will be registered and freely tradable.

Certain United States Federal Income Tax Consequences

     General.

      The following discussion summarizes the material U.S. federal income tax consequences of the merger to certain holders of Travelzoo Bahamas securities, including the receipt of securities of Travelzoo Delaware in exchange for their Travelzoo Bahamas securities. The following summary also sets forth the material U.S. federal income tax consequences of the merger at the corporate level to Travelzoo.

     The discussion is based upon current law and is subject to the qualifications contained therein. The discussion assumes that the holders hold their Travelzoo Bahamas securities as capital assets within the meaning of
Section 1221 the U.S. Internal Revenue Code.

     This summary does not purport to discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder of Travelzoo Bahamas stock. In particular, it does not apply to holders entitled to special treatment under U.S. federal income tax law (including, without limitation, dealers in securities, tax-exempt organizations, banks or other financial institutions, trusts, insurance companies, persons that hold Travelzoo Bahamas stock as part of a straddle, a hedge against currency risk or as a constructive sale or conversion transaction, persons that have a functional currency other than the United States dollar, investors in pass-through entities and foreign persons, including foreign individuals, partnerships and corporations). This discussion also does not describe tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.

     Further, this summary does not purport to discuss the U.S. federal income taxation of holders of Travelzoo Bahamas stock who acquired such securities or stock pursuant to the exercise or cancellation of employee stock options or otherwise as compensation.

     You are urged to consult your tax advisor as to specific tax considerations of the merger, including your receipt of stock of Travelzoo Delaware and the application and effect of federal, state, local and foreign tax laws in your particular circumstances.

     Consequences of the Initial Receipt of the Travelzoo Bahamas Stock.

     In the opinion of Bryan Cave LLP, our counsel, under current law, the initial receipt of common stock by our Netsurfer Stockholders was taxable to them upon receipt in an amount equal to the fair market value of the stock at the time of receipt. Each holder's aggregate tax basis in the common stock received will equal the fair market value of the stock at the time of receipt. The holding period of the common stock received began on the day after receipt.

     Consequences of the Merger.

     In the opinion of Bryan Cave LLP, our counsel, under current law:

     o    the merger will  qualify as a  "reorganization"  within the meaning of
          Section 368(a) of the Code,

     o Travelzoo Bahamas and Travelzoo Delaware will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code, and

     o except as more fully described below, no income, gain or loss will be recognized by Travelzoo Bahamas or Travelzoo Delaware as a result of the merger.

     This opinion is subject to qualifications set forth herein and assumes that the merger is consummated in accordance with the terms of the merger agreement and as described in this proxy statement and prospectus. It also assumes the accuracy of the representations and assumptions set forth in certificates delivered to our counsel. The opinion is based on the Code, Treasury regulations promulgated thereunder and in effect as of the date hereof, current administrative rulings and practice, and judicial precedent, all of which are subject to change, possibly with retroactive effect. Any change in law or failure of the factual representations and assumptions to be true could alter the tax consequences discussed herein.

     The merger is not conditioned upon a ruling from the Internal Revenue Service as to any of the U.S. federal income tax consequences of the merger or the distribution of the stock of Travelzoo Delaware. As a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions set forth in this discussion.

     Consequences to Holders of Travelzoo Stock.

     This section sets forth the opinion of Bryan Cave LLP, our counsel, as to the material U.S. federal income tax consequences of the merger to holders of Travelzoo Bahamas stock.

     Exchange of Travelzoo Bahamas Common Stock. Holders of Travelzoo Bahamas common stock, who do not own 10 percent or more of the total combined voting power of our common stock, who exchange their common stock for Travelzoo Delaware common stock in the merger will not recognize gain or loss, assuming the individual holders' Travelzoo Bahamas common stock has a fair market value of less than $50,000 on the date of the exchange. Each holder's aggregate tax basis in the Travelzoo Delaware common stock received in the merger will be the same as his or her aggregate tax basis in the Travelzoo Bahamas common stock surrendered in the merger. The holding period of the Travelzoo Delaware common stock received in the merger will include the holding period of the Travelzoo Bahamas common stock surrendered in the merger.

     Additional Consequences to Holders of Travelzoo Bahamas Securities.

     This section sets forth additional U.S. federal income tax consequences of the merger to holders of Travelzoo Bahamas Securities.

     Dissenter's Rights. Holders of Travelzoo Bahamas common stock who receive cash as a result of the exercise of the right to dissent from the merger (assuming thereafter that, directly or indirectly, such holder owns no Travelzoo Delaware capital stock), will recognize gain or loss equal to the difference between the amount of cash received and the holder's allocable tax basis in stock exchanged therefor. That gain or loss generally will constitute capital gain or loss. It will constitute long-term gain or loss if the holder has held the Travelzoo Bahamas common stock for more than 12 months.

     Backup withholding. Certain noncorporate holders of Travelzoo Bahamas common stock may be subject to backup withholding at a rate of 31% on cash payments received upon exercise of dissenter's rights of Travelzoo Bahamas common stock unless such holder:

     o furnishes a correct taxpayer identification number and certifies under penalty of perjury that he or she is not subject to backup withholding on the substitute Form W-9 (or successor form) which will be provided to holders of Travelzoo Delaware common stock following consummation of the merger,

     o provides a certification of foreign status on Form W-8 (or successor form), or

     o    is otherwise exempt from backup withholding.

     Any amount withheld under these rules will be credited against the holder's U.S. federal income tax liability.

     Because of the complexity of the tax laws, and because the tax consequences to any particular holder of Travelzoo Bahamas common stock may be affected by matters not discussed herein, each holder of Travelzoo Bahamas common stock is urged to consult his or her personal tax advisor concerning the applicability to him or her of the foregoing discussion, as well as of any other tax consequences of the merger.

                              The MERGER AGREEMENT

     The following is a summary of the merger agreement, and is qualified by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement and prospectus. We urge you to read the full text of the merger agreement.

Structure of the Merger

     On the effectiveness of the merger, Travelzoo Bahamas will merge into Travelzoo Delaware, and Travelzoo Delaware will be the surviving corporation. Travelzoo Bahamas will cease to exist, and Travelzoo Delaware will succeed to all of the rights, powers, properties and assets of Travelzoo Bahamas, and will continue to operate the business which has been conducted by Travelzoo Bahamas and will continue to own all outstanding shares of Silicon Channels.

Exchange of Shares

     The merger agreement provides that, on the effectiveness of the merger, each outstanding share of common stock of Travelzoo Bahamas will be converted into the right to receive one share of common stock of Travelzoo Delaware. The shares of Travelzoo Delaware which are now held by Travelzoo Bahamas will be cancelled. The shares of Travelzoo Delaware which are now held by Ralph Bartel will remain outstanding, and his shares of Travelzoo Bahamas will also be exchanged for additional shares of Travelzoo Delaware, and he will hold approximately 72% of the outstanding shares.

      In order to receive shares of common stock of Travelzoo Delaware, you will be required to:

     o Identify yourself as a stockholder of Travelzoo Bahamas by providing us with your name, the email address you have registered with us, and a new password which we will send to your registered email address. If you do not have access to your registered email address, and are unable to receive your new password, you will be required to update you registered email address by giving us a written request which includes your name, a copy of your passport or other photo id, as well as either your current registered email address or the serial numbers of your Travalzoo shares, which were assigned to you at the time you received your shares.

     o    Provide us with a mailing address.

     o Advise us whether you consent to receiving by electronic transmission any notices to be given by Travelzoo Delaware to its stockholders, in accordance with Section 323 of the Delaware General Corporation Law.

     o Advise us whether you consent to receiving by electronic transmission our proxy statements, annual reports and other information to be provided to you in accordance with the requirements of the U.S. Securities and Exchange Commission.

Although we have not previously required our Netsurfer Stockholders to provide us with a mailing address, we will require a mailing address for all stockholders of Travelzoo Delaware. Even though we intend to use electronic delivery of stockholder communications whenever possible, the Delaware General Corporation Law and the rules and regulations of the SEC require us, under certain circumstances, to provide notices to our stockholders by mail. We strongly encourage all our shareholders to consent to receive electronic communications.

     You may provide us with the information described above over the Internet at http://www.travelzoo.com/delaware, and we encourage you to use this method of communication. You may also use the form which is attached to this proxy statement and prospectus as Annex D, which you may fax to us or mail to us following the instructions on the form. If you attend the meeting in person you may also deliver the form to us at the meeting.

Book-Entry

     The share register of Travelzoo Bahamas has been maintained electronically, and share certificates have not been issued. Ownership of the shares of Travelzoo Delaware will also be on a book-entry basis initially, and we will encourage our shareholders to continue holding their shares in book entry form. See "Book-Entry Share Ownership" on page 47.

Conditions to the Merger

     The obligations of Travelzoo Bahamas and Travelzoo Delaware to complete the merger are subject to the satisfaction or waiver of specified conditions, including the following:

     o    the approval of the merger agreement by the affirmative vote of:

          - the holders of a majority of the outstanding shares of Travelzoo Bahamas common stock; and

          - the holder of the outstanding shares of Travelzoo Delaware common stock (which has already taken place);

     o    the  absence  of  any  law,  order  or  injunction   prohibiting   the
          consummation of the merger;

     o the receipt of all approvals and the completion of filings, or notices necessary for completion of the merger;

     o the declaration of effectiveness of the registration statement on form S-4, of which this proxy statement and prospectus forms a part, by the SEC, and the absence of any stop order or threatened or pending proceedings seeking a stop order.

Termination

     The merger agreement may be terminated at any time prior to the completion of the merger, whether before or after the stockholder approvals have been obtained:

     o    by mutual consent of Travelzoo Bahamas and Travelzoo Delaware;

     o by either Travelzoo Bahamas or Travelzoo Delaware if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction, any arbitrator or any governmental authority preventing or prohibiting consummation of the merger shall have become final and non-appealable;

     o by either Travelzoo Bahamas or Travelzoo Delaware if the merger shall not have been consummated before May 1, 2001 unless the failure of the effective time to occur by such date shall be due to the failure of the party seeking to terminate the merger agreement in performing its covenants and agreements in the merger agreement;

     o by either Travelzoo Bahamas or Travelzoo Delaware if the transactions contemplated by the merger agreement shall fail to receive the requisite vote for approval by the stockholders of Travelzoo Bahamas;

     o by Travelzoo Bahamas if its board of directors shall have withdrawn its approval or recommendation of the merger in connection with the exercise of its fiduciary duties; or

     o by either Travelzoo Bahamas or Travelzoo Delaware if the board of directors of either company determines that the number of shareholders requesting paper delivery (as opposed or in addition to electronic delivery) of this proxy statement and prospectus makes it inadvisable to proceed with the merger.

Representations and Warranties

     The merger agreement contains representations and warranties of Travelzoo Bahamas and Travelzoo Delaware relating to, among other things:

     o    corporate organization and good standing;

     o    capitalization; and

     o    authorization.

Completion and Effectiveness of the Merger

     The merger will become effective when a certificate of merger is filed in the State of Delaware in accordance with Sections 252 and 103 of the Delaware General Corporation Law. We anticipate that we will file the certificate of merger promptly following the stockholder meeting to approve the merger.

                               THE SPECIAL MEETING

General

     This proxy statement and prospectus is being furnished to holders of Travelzoo Bahamas common stock in connection with the special meeting of members (stockholders) to be held at ------------------------ on ---------, 2001 at
[---------] -.m., [---------] time, and any adjournment or postponement thereof. This proxy statement and prospectus and the accompanying form of proxy are first being sent to stockholders of Travelzoo Bahamas on or about ------- --, ------.

Matters to be Considered

     At the Special meeting, the stockholders of Travelzoo Bahamas will be asked to consider and vote upon a proposal to approve and adopt the merger agreement.

Board of Directors' Recommendation

     THE TRAVELZOO BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT THE STOCKHOLDERS OF TRAVELZOO VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

Record Date; Voting Rights

     Our board of directors has fixed the close of business on ------------ ---, ---- as the record date for determining holders entitled to notice of and to vote at the special meeting.

     As of the record date, there were outstanding and entitled to vote 11,295,874 shares of Travelzoo Bahamas common stock held by 699,960 stockholders of record. Each share of Travelzoo Bahamas common stock is entitled to one vote on each matter to be voted upon at the special meeting, which vote may be cast either in person or by properly executed proxy.

Quorum

     The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of Travelzoo Bahamas common stock is necessary to constitute a quorum at the special meeting.

Required Vote

     The approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

     Mr. Bartel holds an aggregate of 5,910,000 shares of our common stock, representing approximately 52% of the outstanding shares. He has indicated that he intends to vote in favor of the approval and adoption of the merger agreement.

     The approval of the merger also requires the affirmative vote of a majority of the outstanding shares of common stock of Travelzoo Delaware. Travelzoo Bahamas and Mr. Bartel, who together hold 100% of the outstanding shares, have already given that approval.

Proxies

     The proxy statement and prospectus is being furnished to Travelzoo stockholders in connection with the solicitation of proxies by and on behalf of the Travelzoo board of directors for use at the special meeting, and is accompanied by a form of proxy.

     In order for your shares of Travelzoo common stock to be included in the vote, you must vote your shares by one of the following means:

     o by proxy by completing the proxy and following the instructions for return located on the Internet at http://www.travelzoo.com/Delaware.

     o by proxy by completing, signing and dating the proxy in the form attached hereto and mailing it to the address shown thereon

     o    in person at the special meeting

     If you cannot attend the special meeting in person, you are encouraged to vote by proxy over the Internet.

     All shares of Travelzoo common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares of Travelzoo common stock will be voted for approval and adoption of the merger agreement and, in the discretion of the proxies, with respect to such other business as may properly come before the special meeting or any adjournment or postponement thereof.

     Travelzoo does not know of any matters other than the merger that are to come before the special meeting. If any other matters are properly presented for action at the special meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld.

     Mailing the enclosed proxy card or voting through the Internet does not preclude you from voting in person at the special meeting. You may revoke a proxy at any time prior to the vote by:

     o notifying the Secretary of Travelzoo in writing of the revocation of the proxy;

     o submitting, via the Internet or through the U.S. mail, a duly executed proxy to the Secretary of Travelzoo bearing a later date; or

     o    appearing at the special meeting and voting in person.

     Simply attending the special meeting, without voting at the meeting, will not constitute revocation of a proxy. Any written notice of revocation or subsequent proxy should be completed at [http://www.------------], sent to Travelzoo.com Corporation, 800 West El Camino Real, Suite 180, Mountain View, California 94040, Attention: Secretary, or hand delivered to the Secretary of Travelzoo at or before the taking of the vote at the special meeting.

                              RIGHTS OF DISSENTERS

     Under Bahamian law, as a result of the merger proposal, you are entitled to demand appraisal and, upon consummation of the merger, obtain payment of the fair value of your shares. In order to exercise the right to dissent, you must give written notice to Travelzoo Bahamas at or before the stockholders' meeting described above under "The Special Meeting" on page 22. Such written notice must include a statement that you propose to demand payment for your shares if the merger is approved.

     Within 20 days after the date of the special meeting, Travelzoo Bahamas will give written notice of the authorization of the merger to you if you gave written objection. Within 20 days after the date on which the copy of the plan of merger or an outline thereof was given to you, you must give written notice to Travelzoo Bahamas of your decision to elect to dissent, provided that you must dissent with respect of all shares that you hold in Travelzoo Bahamas. Such notice must state:

     o    your name and address;

     o the number and classes or series of shares in respect of which you dissent; and

     o    a demand for payment of the fair value of your shares.

     Upon giving notice of election to dissent, you will no longer have any of the rights of a stockholder of Travelzoo Bahamas except the right to be paid the fair value of your shares. Within 7 days immediately following the date of the expiration of the period within which you may give your notice of election to dissent, or within 7 days immediately following the date on which the proposed merger is put into effect, whichever is later, Travelzoo Delaware will make a written offer to you to purchase your shares at a specified price that Travelzoo Delaware determines to be their fair value. If, within 30 days immediately following the date on which the offer is made, you and Travelzoo Delaware agree upon the price to be paid for your shares, Travelzoo Delaware will pay you the amount in money upon your signing and delivering to Travelzoo Delaware a document satisfactory to Travelzoo Delaware in which you acknowledge surrender and cancellation of your shares.

     If you and Travelzoo Delaware fail within such 30 day period to agree on the price to be paid for your shares, within 20 days immediately following the date on which the 30 day period expires, the following shall apply:

     o    you and Travelzoo Delaware will each designate an appraiser;

     o    the 2 designated appraisers together will designate a third appraiser;

     o the 3 appraisers will fix the fair value of your shares as of the close of business on the day prior to the date of the stockholders' meeting, and that value is binding on you and Travelzoo Delaware for all purposes; and

     o Travelzoo will send to you, by check mailed to the address you provide to us, the amount of the fair value of the shares.


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



                           INFORMATION ABOUT TRAVELZOO

Our History

     Travelzoo Bahamas

     Travelzoo.com Corporation was incorporated on May 21, 1998 in the Commonwealth of The Bahamas under The International Business Companies Act of 1989. Ralph Bartel, our Chairman of the Board and President, was initially our sole stockholder.

     Our principal business office is located at 800 West El Camino Real, Suite 180, Mountain View, California 94040.

     Internet Stock Offering

     Following the organization of Travelzoo Bahamas in 1998, we offered shares in Travelzoo to visitors who registered on our website. We limited the offer to approximately 700,000 "Netsurfer Stockholders," each of whom received three shares plus up to an additional seven shares for referrals. We required each Netsurfer Stockholder to provide us with their first and last names, e-mail address, country of residence and a PIN number, and to represent that he or she was at least 18 years old and a resident of the United States or Canada. The number of shares held by each Netsurfer Stockholder has been doubled as a result of a two-for-one stock split which we effected in December 2000.

     We believe that our offering was the first offering of "free shares" over the Internet. Mr. Bartel, who was a resident of Germany at the time, was not advised by U.S. securities counsel, and believed that the grant of the shares could be made without any registration or qualification with the U.S. Securities and Exchange Commission or other regulatory body since no payment was received for the shares. Although Mr. Bartel received an inquiry from the SEC about the issuance of shares to the Netsurfer Stockholders, the SEC has not asserted any violation of law by Travelzoo. However, we understand that the SEC takes the position that programs for issuing shares such as our Netsurfer Stockholder program should be registered with the SEC. We are registering the shares to be offered in the merger under the U.S. Securities Act.

     Silicon Channels Corporation

     Silicon Channels Corporation, formerly an affiliate of Travelzoo Bahamas, was incorporated in California on September 28, 1998 with Ralph Bartel as the sole stockholder. Silicon Channels did business under the name "Travelzoo.com Sales, Inc." On October 10, 1998, Travelzoo.com Corporation and Silicon Channels Corporation entered into a letter agreement whereby Silicon Channels agreed to manage the technical platform, marketing, customer support and billing for the classified publishing business of the Travelzoo.com website in return for a 5% commission on the quarterly net income from such business. The October 10, 1998 agreement was subsequently replaced by a Service Agreement dated January 2, 1999. In the January 2, 1999 Agreement, Silicon Channels agreed to perform all operation services with respect to the Travelzoo.com website in return for 50% of the net income before taxes generated from the operation of the Travelzoo.com website. All assets, other than the domain name Travelzoo.com, used in the operation of the Travelzoo.com website were owned by Silicon Channels. On January 22, 2001 Silicon Channels became a subsidiary of Travelzoo Delaware, a newly-formed subsidiary of Travelzoo Bahamas, as described under "Certain Transactions between Travelzoo and Its Affiliates" on page 43.

     Merger with Travelzoo Delaware

     Travelzoo Inc. was incorporated as a Delaware corporation on January 18, 2001. The initial stockholder of Travelzoo Delaware was Travelzoo Bahamas. Following the contribution of the shares of Silicon Channels Corporation to Travelzoo Delaware, Travelzoo Bahamas owns 58% of Travelzoo Delaware and Ralph

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

Bartel owns 42% of Travelzoo Delaware. On completion of the merger described in this proxy statement and prospectus, Travelzoo Bahamas will be merged into Travelzoo Delaware, Travelzoo Bahamas will cease to exist as a separate company, and all the stockholders of Travelzoo Bahamas who comply with the applicable provisions of the merger agreement will receive one share of common stock of Travelzoo Delaware in exchange for each share of common stock of Travelzoo Bahamas they now hold.

Our Business

     Travelzoo provides online marketing solutions for the travel industry. Our website, www.Travelzoo.com, and our Travelzoo Top 20 newsletter enable travel companies to promote their special offers in a fast, flexible and cost-effective manner. By solving many of the problems associated with newspaper advertising, which is currently the main advertising medium for travel companies, we allow travel companies to more effectively promote their special offers. More than 150 companies use our services. Our customers include: Alamo Rent-A-Car, American Airlines Vacations, Budget Rent A Car, Hertz, Holiday Inn, Lowestfare.com, Park Place Entertainment, Starwood Hotels and United Airlines.

     Our advertising revenues are primarily derived from listing fees on our website, www.Travelzoo.com. Our listing management software allows travel companies to add, update, and delete special offer listings on a real-time basis. Our software also provides travel companies with real-time performance tracking, enabling them to optimize their marketing campaigns.

     Revenue from our listing services has grown rapidly since we began operations in 1998, primarily driven by an increasing number of travel companies listing their special offers on www.Travelzoo.com. Our revenues increased from approximately $84,000 for the period from May 21, 1998 (inception) to December 31, 1998, to approximately $954,000 for the year ended December 31, 1999. Our revenues for the nine months ended September 30, 2000 were approximately $2.8 million.

Industry Background

     Market for Advertising Special Offers

     We believe that travel companies require efficient and cost-effective advertising of special offers. Promoting special offers helps travel companies to sell excess inventory and travel services to consumers that otherwise might not travel. According to the Newspaper Association of America, travel companies spent $1.5 billion in 1999 on national advertising in local newspapers (Source:
Market and Business Analysis, NAA, June 2000). Newspapers are the main advertising medium for travel companies.

     We believe that several factors are causing and will continue to cause an increase in spending on advertising special offers:

     o Online Advertising Opportunities. The Internet allows travel companies to advertise their special offers in an efficient and cost-effective manner that has not been possible before. We believe this will lead to greater expenditures by travel companies on advertising special offers.

     o Suppliers Selling Directly. We believe that many travel suppliers prefer to sell their travel services directly to consumers, as an alternative to more costly distribution through travel agents. Promotion of special offers allows them to sell directly to consumers.

     Prior to the advent of the Internet, travel companies traditionally relied on newspaper advertising for promoting their special offers. Newspaper advertising suffers from a number of limitations which do not apply to the
Internet:

     o typically ads must be submitted 2 to 5 days prior to the publication date, which makes it difficult to advertise last-minute inventory;

     o once an ad is published, it cannot be updated or deleted when an offer is sold out;

     o    once an ad is published, the travel company cannot change a price;

     o newspaper industry is not very competitive, resulting in high rates for newspaper advertising; and

     o    the medium offers no performance reporting.

     Market Opportunity

     We believe that the opportunities created by the Internet and the desire of many travel suppliers to sell directly to consumers will cause an increasing percentage of these expenditures to be directed to Internet advertising of special offers.

     We believe that the advantages offered by Internet technology have not yet been fully realized and applied to the marketing of special travel offers, and that Travelzoo has an opportunity to become a leading provider of online marketing solutions for the travel industry.

The Travelzoo Solution

     We offer travel companies a flexible, effective, and cost-efficient solution for promoting their special offers to consumers. Our solutions include listings on our website, www.Travelzoo.com, and listing in our Travelzoo Top 20 newsletter. As travel companies increasingly utilize the Internet to promote their special offers, we believe that our solution will enable our customers to leverage the lower cost and real-time communication enabled by the Internet while retaining many of the positive attributes of traditional advertising methods.

     Benefits to Travel Companies

     We offer travel companies a flexible, effective, and cost-efficient solution for promoting their special offers to consumers. Key features of our solution for travel companies include:

     o Real-Time Listings of Special Offers. Our technology allows travel companies to list new special offers on a real-time basis.

     o Real-Time Updates. Our technology allows travel companies to update their listings on a real-time basis.

     o Real-Time Performance Reports. We provide travel companies with real-time tracking of the performance of their listings. Our solution enables travel companies to optimize their promotion campaigns by removing or updating unsuccessful listings and further promote successful listings.

     o Access to a Large Number of Travel Shoppers. Through our website, www.Travelzoo.com, we offer travel companies access to more than 600,000 unique visitors per month (Source: Media Metrix, September
          2000). In addition, our Travelzoo Top 20 newsletter reaches 1.2 million subscribers, which are not measured in audience ratings.

     o National Reach. Through our website, www.Travelzoo.com, and our newsletter, we offer travel companies access to travel shoppers across the U.S.

     Benefits to Consumers

     Our website, www.Travelzoo.com, and our Travelzoo Top 20 newsletter provide travel shoppers information on current special offers at no cost to the travel shopper. Key features of our solution for consumers include:

     o Offers From More Than One Hundred Companies Aggregated. Our www.Travelzoo.com site offers consumers aggregated information on current special offers from more than one hundred travel companies. This saves time.

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

     o    Current  Information.  Compared to newspaper ads, we provide consumers
          more  current   information,   since  our  technology  enables  travel
          companies to update their listings on a real-time basis.

     o Search tools. We provide consumers with the ability to search for specific special offers. Additionally, each listing includes a date stamp, giving the consumer information about the age of a particular listing.

The Travelzoo Strategy

     Our objective is to become the leading provider of solutions for online promotion of special offers for travel companies. Key elements of our strategy include:

     o Build Brand Awareness. We believe that it is essential to establish a strong brand. We utilize a marketing program, including advertising on other websites. In addition, we believe that we build brand awareness by product excellence that is promoted by word-of-mouth. We intend to expand our public relations and other marketing programs.

     o Increase Number of Travel Companies Listing their Special Offers on www.Travelzoo.com. We intend to accelerate the growth of our customer base by expanding the size of our sales force. See "--Sales and Marketing."

     o Increase Number of Consumers Using the www.Travelzoo.com Website. In order to attract more users to our website, we intend to expand our advertising on other websites. We believe that we also can attract more users by product excellence that is promoted by word-of-mouth.

     o Continue to Enhance Our Technology. We intend to provide the best available tools to travel companies to more effectively manage their promotion campaigns. We intend to dedicate a significant amount of engineering time to continue enhancements of our technology.

     o Expand Our Services Into Other Areas. We intend to expand our services in other areas. We plan to accomplish this by developing new products and services within our company and by evaluating acquisition and investment opportunities. We intend to launch a service for online marketing of movies and local events in the near future.

Customers

     As of December 31, 2000, our customer base included over 150 travel companies, including travel suppliers, consolidators, and travel agents. Some of our customers are:

         Air New Zealand                        Northwest Airlines Vacations
         Alamo Rent-a-Car                       Park Place Entertainment
         America West Vacations                 Skyauction.com
         American Airlines Vacations            Starwood Hotels
         Budget Rent A Car                      Tollman Hundley Travel Services
         Cheap Tickets, Inc.                       International
         Delta Vacations                        Travelocity.com
         Hertz                                  Travelscape.com
         Holiday Inn                            Uniglobe.com
         Lowestfare.com                         United Airlines
         Lufthansa                              Virgin Atlantic Vacations
         Mandalay Resort Group

     For the year ended December 31, 1999, Internet Travel Network, Skyauction.com, Travelocity.com, and Travelscape.com accounted for approximately 50% of our revenues. For the nine months ended September 30, 2000, Cheap

Tickets, Skyauction.com, and Travelscape.com accounted for 36% of our revenues.

Sales and Marketing

     As of December 31, 2000, our direct sales force consisted of two advertising sales managers, one campaign manager, and our Senior Vice President Sales and Marketing. We obtain customers primarily through leads generated at industry conferences and inquiries received from a form on our website. We plan to add three to five advertising sales representatives to our sales force in the near future.

     We utilize a marketing program involving online advertising to promote www.Travelzoo.com as a leading site for special travel offers. In addition, we believe that we build brand awareness by product excellence that is promoted by word-of-mouth. We plan to continue to use key marketing events, coupled with public relations efforts, to promote awareness of the Travelzoo brand.

     We have entered into an outsourcing agreement for banner advertising sales and ad serving with DoubleClick, Inc., a leading advertising network. DoubleClick, Inc. sells banner advertising, serves banner on www.Travelzoo.com, provides customers with reporting, and bills the customer and remits a percentage of the sale to Travelzoo which is reported as net revenue. Our latest agreement with DoubleClick, Inc. has been in effect since June 23, 2000, and may be terminated by either party on three months' notice.

Technology

     We have designed our technology to serve a large volume of web traffic in an efficient, scalable and fault-tolerant manner.

     We co-locate our production servers with Exodus Communications, Inc., a major co-location and Internet service provider. Exodus' facility includes features such as power redundancy, multiple egress and peering to other ISPs, fire suppression and access to our own separate physical space. We believe our arrangements with Exodus will allow us to grow without being limited by our own physical and technological factors, and will also provide us with sufficient bandwidth capacity for our anticipated needs. Because of the design of our website, our users are not required to download or upload large files from or to our website, which allows us to continue increasing the number of our visitors and page views without adversely affecting our performance or requiring us to make significant additional capital expenditures.

     Our software is written using open standards, such as Visual Basic Script, and HTML, and interfaces with products from Microsoft. We have standardized our hardware platform on Compaq servers and Cisco switches.

Plans for New Products and Services

     We intend to launch a service for online marketing of movies and local events in the near future. In December 2000, we purchased the Internet domain name "Weekend.com."

Competition

     We compete with large Internet portal sites, such as About.com, America Online, Excite, Lycos, MSN and Yahoo!, that offer listings or other advertising opportunities for travel companies. We also compete with smaller sites that specialize in listing last-minute offers or list deals for free, such as Lastminutetravel.com and Smarterliving.com. In addition, we compete with newspapers, magazines and other traditional media companies that provide online advertising. We expect to face additional competition as other established and emerging companies, including print media companies, enter the online advertising market.

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

     Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources and larger client bases than we do. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships to expand their businesses or to offer more comprehensive solutions.

     We believe that there will be rapid business consolidation in the online advertising industry. Accordingly, new competitors may emerge and rapidly acquire significant market share. In addition, new technologies will likely increase the competitive pressures that we face. The development of competing technologies by market participants or the emergence of new industry standards may adversely affect our competitive position. Competition could result in reduced margins on our services, loss of market share or less use of www.Travelzoo.com by travel companies and consumers. If we are not able to compete effectively with current or future competitors as a result of these and other factors, our business could be materially adversely affected.

Government Regulation and Legal Uncertainties

     There are an increasing number of laws and regulations pertaining to the Internet, including laws or regulations relating to user privacy, liability for information retrieved from or transmitted over the Internet, online content regulation, user privacy and domain name registration. Moreover, the applicability to the Internet of existing laws governing issues such as intellectual property ownership and infringement, copyright, patent, trademark, trade secret, obscenity, libel and personal privacy is uncertain and developing.

     Privacy Concerns.

     Government agencies are considering adopting regulations regarding the collection and use of personal identifying information obtained from individuals when accessing web sites. While we have implemented and intend to implement additional programs designed to enhance the protection of the privacy of our users, these programs may not conform to any regulations adopted which may be adopted by these agencies. In addition, these regulatory and enforcement efforts may adversely affect our ability to collect demographic and personal information from users, which could have an adverse effect on our ability to provide advertisers with demographic information. The European Union (the "EU") has adopted a directive that imposes restrictions on the collection and use of personal data. The directive could impose restrictions that are more stringent than current Internet privacy standards in the United States. The directive may adversely affect the activities of entities such as Travelzoo to the extent that we may seek to collect data from users in EU member countries.

     Domain Names. Domain names are the user's Internet "addresses." The current system for registering, allocating and managing domain names has been the subject of litigation and of proposed regulatory reform. Although we own the Travelzoo.com domain name, and have registered "Travelzoo" as a trademark, third parties may bring claims for infringement against us for the use of our domain name and trademark. In the event such claims are successful, we could lose the ability to use the Travelzoo.com domain name. There can be no assurance that our domain name will not lose its value, or that we will not have to obtain entirely new domain names in addition to or in lieu of our current domain name if changes in overall Internet domain name rules result in a restructuring in the current system of using domain names which include ".com," ".net," ".gov," ".edu" and other extensions.

     Jurisdictions. Due to the global nature of the Internet, it is possible that, although our transmissions over the Internet originate primarily in California, the governments of other states and foreign countries might attempt to regulate our business activities. In addition, because our service is available over the Internet in multiple states and foreign countries, these jurisdictions may require us to qualify to do business as a foreign corporation in each of these states or foreign countries, which could subject us to taxes and other regulations.

Intellectual Property

     Our success depends to a significant degree upon the protection of the Travelzoo brand name. If we were unable to protect the Travelzoo brand name, our business could be materially adversely affected. We rely upon a combination of copyright, trade secret and trademark laws to protect our intellectual property rights. The steps we have taken to protect our proprietary rights, however, may not be adequate to deter misappropriation of proprietary information.

     We may not be able to detect unauthorized use of our proprietary information or take appropriate steps to enforce our intellectual property rights. In addition, the validity, enforceability and scope of protection of intellectual property in Internet-related industries is uncertain and still evolving. The laws of other countries in which we may market our services in the future are uncertain and may afford little or no effective protection of our intellectual property.

     We filed with the United States Patent and Trademark office to register the trademark "Travelzoo" for "providing information and news in the field of travel via an on-line global communications network and travel agency services, namely making reservations and booking for transportation," "providing information and news in the field of travel via an on-line global communications network and travel agency services, namely making reservations and booking for temporary lodging," and "promoting the goods and services of others through the offer of travel goods and services and shopping club services, namely providing information on travel goods and services to members." The PTO published that mark for opposition on October 31, 2000. The mark was registered by the PTO on January 23, 2001.

Employees

     As of December 31, 2000, we had 11 employees, of whom 5 worked in sales, marketing, client services, and business development, 1 in network operations and 5 were involved in finance, administration, and corporate operations. None of our employees is represented under collective bargaining agreements. We consider our relations with our employees to be good. Because of our anticipated further growth combined with the requirements we face as a public company, we expect that the number of our employees will continue to increase for the foreseeable future.

Reports to Security Holders

     We have not in the past filed reports with the SEC, although we have made certain financial information available to our stockholders through our website. Following completion of the merger, we will be required to file annual, quarterly and other financial reports with the SEC in accordance with the requirements of the U.S. Securities Exchange Act of 1934, as amended, and we will be required to provide an annual report and proxy statement to our stockholders. We expect to provide such reports to our stockholders, and to otherwise communicate with our stockholders, using e-mail or other electronic communications to the extent permitted by the rules and regulations of the SEC and by the Delaware General Corporation Law. A stockholder may receive a paper copy of any stockholder communication by submitting a written request to the
Secretary of Travelzoo at the address set forth in this proxy statement and prospectus. However, as described under "Description of Capital Stock -- Common Stock" on page 45, we will have the right to redeem shares of common stock held by a stockholder who revokes such stockholder's consent to receive communications and notices from us in electronic form.

     You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

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

Facilities

     Our offices are currently located in approximately 3,000 square feet of office space in Mountain View, California under an operating lease with HQ Global Workplaces, Inc. that expires on December 31, 2001. We believe that our leased facilities are adequate to meet our current needs; however, we intend to expand our sales operations and therefore may require additional facilities in the future. We believe that such additional facilities are available.

                                LEGAL PROCEEDINGS

     There are no material legal proceedings pending or, to our knowledge, threatened against us.

                           MARKET FOR OUR COMMON STOCK

     Our shares have not previously been registered, and our shares are not listed on any stock exchange or included in any over-the-counter market. As described above under "Information About Travelzoo -- Our History" on page 25, we have approximately 700,000 Netsurfer Stockholders who hold an aggregate of 5,155,874 shares of our common stock, or an average of approximately 7.4 shares per Netsurfer Stockholder. Our stockholder register has been kept electronically, and no share certificates have been issued. We cannot estimate what the trading price of our common stock might have been if there had been a market for the shares.

     Following completion of the merger, and the registration with the SEC of the shares of Travelzoo Delaware, our stockholders will be permitted to sell their shares and a market in our shares may develop. However, we cannot assure you that a significant market for the shares will develop or be maintained.

     We have no immediate plans to apply for a listing of our common stock on any stock exchange. We hope to apply for a listing on our common stock on the Nasdaq stock exchange at such time as we determine that we are in a position to meet the listing qualifications. Following completion of the merger, and prior to any Nasdaq listing, we expect that the shares of Travelzoo Delaware will trade on the over-the-counter market in the United States.

     At the date of this proxy statement and prospectus, there are 11,295,874 shares of our common stock outstanding.

     We have not paid any dividends on our common stock in the past and do not expect to pay dividends in the foreseeable future.

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

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of our financial condition and results of operations should be read in conjunction with, and is qualified in its entirety by reference to, the combined financial statements of Travelzoo.com Corporation and affiliate and the notes thereto appearing elsewhere in this proxy statement and prospectus. This discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of factors including, but not limited to, those discussed in "Risk Factors" and elsewhere in this proxy statement and prospectus.

Overview

     We are a provider of online marketing solutions for the travel industry. Our website, www.Travelzoo.com, and our Travelzoo Top 20 newsletter enable travel companies to promote their special offers in a fast, flexible and cost-effective manner. Our revenues are primarily derived from advertising placed on our website, www.Travelzoo.com.

     Travelzoo.com  Corporation was  incorporated  in May 1998.  Until September
1998, Ralph Bartel, our founder, operated the website as an individual. In September 1998, Ralph Bartel incorporated Silicon Channels Corporation d.b.a. Travelzoo.com Sales, Inc. At that time Travelzoo.com Corporation entered an outsourcing agreement with Silicon Channels. In January 1999, Silicon Channels hired its first two employees. Ralph Bartel was the first employee. As of December 31, 2000, Silicon Channels operated with 11 employees. Our early operating activities related primarily to the development of the necessary technological infrastructure for the operation of Travelzoo. In November 1999, we launched our Travelzoo Top 20 newsletter.

     The following discussion is based on the combined financial statements of Travelzoo.com Corporation and affiliate (Silicon Channels), which represents the historical financial statements of the Travelzoo business founded by our principal stockholder.

     We classify our revenues as follows:

     o Advertising revenues, consisting of listing fees paid by travel companies to list their special offers on www.Travelzoo.com and banner advertising sales through DoubleClick, Inc. Listing fees are based on placement, number of listings, number of impressions, or number of click-throughs. Banner advertising rates are based on CPM rates (cost per thousand impressions). Smaller advertising agreements-typically $2,000 or less per month-typically renew automatically each month if they are not terminated by the client. Larger agreements are typically related to advertising campaigns and are not automatically renewed.

     o Commissions revenue, consisting of commissions paid by e-commerce companies for generating sales through www.Travelzoo.com.

     We recognize revenue as follows:

     o Advertising Revenues. We recognize advertising revenues in the period in which the advertisement is displayed, provided that evidence of an arrangement exists, the fees are fixed and determinable, no significant obligations remain at the end of the period, and collection of the resulting receivable is reasonably assured. If advertising is displayed within one month, revenues are recognized at the end of the display period. If advertising is displayed over two or more months, revenues are recognized ratably over the period. To the extent that the minimum guaranteed impressions are not met during the contract period, we defer recognition of the corresponding revenues until the guaranteed impressions are achieved. Fees for banner advertising are recognized based on the number of impressions displayed or clickthroughs delivered during the period. We recognize revenues from barter transactions in the period during which the advertisements are displayed on www.Travelzoo.com. Expenses from barter transactions are recognized in the period during which the advertisements are displayed on the barter partner's website. Barter transactions are recorded at the fair value of the advertising provided based on cash received by Travelzoo for similar types of advertising within six months.

     o Commissions. We record commissions as the net amount received. We recognize the revenue in the period that the commissions earned are reported to Travelzoo by the e-commerce partner. Typically, it takes e-commerce partners between two weeks and three months to report commissions to us.

     We classify our cost of revenue and operating expenses as follows:

     o Cost of Revenues. Cost of revenues consists of network expenses, including fees we pay for co-location services, depreciation of network equipment and salary expenses associated with network operations staff.

     o Sales and Marketing. Sales and marketing expenses consist primarily of advertising and promotional expenses, public relations expenses, conference expenses, printing fees, sales and marketing compensation, including base salary and sales commissions, and telemarketing communications expenses. Sales commissions have remained relatively constant as a percentage of revenues, and we expect this to continue.

     o    General  and  Administrative.   General  and  administrative  expenses
          consist primarily of compensation for administrative and executive staff, fees for professional services, rent, bad debt expense and general office expense.

     For the year ended December 31, 1999, we reported pre-tax income of approximately $144,000. For the nine months ended September 30, 2000, we reported pre-tax income of approximately $744,000. As of December 31, 1999, and September 30, 2000, we had retained earnings of approximately $134,000 and $571,000, respectively.

     We intend to devote significant resources to advertising and brand marketing programs designed to attract more site traffic and more travel companies listing their special offers on www.Travelzoo.com. We expect growth in the number of travel companies listing their special offers on www.Travelzoo.com to result in substantial growth in advertising revenues, both in terms of dollar amounts and as a percentage of total revenue. Our strategy anticipates that revenue from advertising will likely be the single largest source of revenue for us in the immediate future.

     As a result of our expansion plans and our expectation that operating expenses will increase significantly in the next several years, especially in the areas of sales and marketing and brand promotion, we cannot be sure that we will sustain profitability.

Results of Operations:

     The following table sets forth, as a percentage of total revenues, the results of our operations for the periods indicated:

                                        Period from
                                        May 21, 1998
                                        (Inception)          Year ended                  Nine months ended
                                      to December 31,       December 31,                   September 30,
                                    ------------------- ---------------------- --------------------- ------------------
                                            1998                1999                 1999                 2000
                                    ------------------- ---------------------- --------------------- ------------------
                                                           (As a Percentage of  Total Revenues)
Revenues:
   Advertising                                68%                  94%                  89%                  97%
   Commissions                                32                    6                   11                    3
                                    ------------------- ---------------------- --------------------- ------------------
      Total revenues                         100                  100                  100                  100
Cost of revenues                              30                   14                   16                    8
                                    ------------------- ---------------------- --------------------- ------------------
      Gross Profit                            70                   86                   84                   92
Operating expenses:
   Sales and marketing                         2                   37                   34                   41
   General and administrative                 27                   34                   47                   24
                                    ------------------- ---------------------- --------------------- ------------------
      Total operating expenses                29                   71                   81                   65
                                    ------------------- ---------------------- --------------------- ------------------
Income before taxes                           41                   15                    3                   27
Income taxes                                   7                    4                    1                   11
                                    ------------------- ---------------------- --------------------- ------------------
      Net income                              34%                  11%                   2%                  16%
                                    =================== ====================== ===================== ==================

Nine Months Ended September 30, 2000 Compared to Nine Months Ended September 30,
   1999

     Revenues

     Our total revenues increased to $2.8 million for the nine months ended September 30, 2000, from $456,000 for the nine months ended September 30, 1999. The increase in our total revenues was primarily due to an increase in advertising revenues, particularly listing fees for special offers.

     o Advertising. Advertising revenue increased to $2.7 million for the nine months ended September 30, 2000, from $405,000 for the nine months ended September 30, 1999. This increase resulted from an increase in the number of travel companies advertising on www.Travelzoo.com and an increase in our rates.

     o Commissions. Commissions revenue increased to $92,000 for the nine months ended September 30, 2000, from $50,000 for the nine months ended September 30, 1999. This increase was due primarily to an increase in the number of site visitors at www.Travelzoo.com.

     Cost of Revenues

     Our cost of revenues increased to $226,000 for the nine months ended September 30, 2000, from $75,000 for the nine months ended September 30, 1999. As a percentage of revenue, cost of revenues decreased to 8% for the nine months ended September 30, 2000, from 16% for the nine months ended September 30, 1999. This decrease resulted primarily from an increase in revenues that was not offset by an increase in our network operations costs.

     Operating Expenses

     o Sales and Marketing. Sales and marketing expenses increased to $1.1 million for the nine months ended September 30, 2000, from $156,000 for the nine months ended September 30, 1999. The increase in sales and marketing expenses was primarily due to the expansion of online advertising of the Travelzoo brand and sponsorships of industry conferences. In addition, sales and marketing expenses increased due to the hiring of additional sales personnel.

     o General and Administrative. General and administrative expenses increased to $670,000 for the nine months ended September 30, 2000, from $212,000 for the nine months ended September 30, 1999. General and administrative expenses increased primarily due to increased salaries and related expenses associated with hiring additional administrative personnel.

     Income Taxes

     For the nine months ended September 30, 2000, we recorded an income tax provision of $307,000. For the nine months ended September 30, 1999, we recorded an income tax provision of $3,000. The income tax provisions were computed by applying our effective federal and state tax rates to the income before taxes for the periods. Our income is generally taxed in the U.S. and our effective tax rates reflect the U.S. federal and state statutory rates applicable to our levels of income.

Year Ended  December 31, 1999 Compared to the Period from May 21  (inception) to
   December 31, 1998

     Revenues

     Our total revenues increased to $954,000 for the year ended December 31, 1999, from $84,000 for the period ended December 31, 1998. The increase in our total revenues was primarily due to an increase in advertising revenues.

     o Advertising. Advertising revenue increased to $893,000 for the year ended December 31, 1999, from $57,000 for the period ended December 31, 1998. This increase resulted primarily from an increase in the number of travel companies advertising on www.Travelzoo.com.

     o Commissions. Commissions revenue increased to $61,000 for the year ended December 31, 1999, from $27,000 for the period ended December 31, 1998. This increase was primarily due to an increase of the number of users of www.Travelzoo.com.

     Cost of Revenues

     Our cost of revenues increased to $133,000 for the year ended December 31, 1999, from $25,000 for the period ended December 31, 1998. As a percentage of revenue, cost of revenues decreased to 14% for the year ended December 31, 1999, from 30% for the period ended December 31, 1998. This decrease resulted primarily from an increase in revenues that was not offset by an increase in our network operations costs.

     Operating Expenses

     o Sales and Marketing. Sales and marketing expenses increased to $351,000 for the year ended December 31, 1999, from $2,000 for the period ended December 31, 1998, and increased as a percentage of revenue to 37% for the year ended December 31, 1999 from 2% for the period ended December 31, 1998. The increase in sales and marketing expenses was primarily due to costs associated with advertising and an increase in the number of our sales and marketing personnel.

     o General and Administrative. General and administrative expenses increased to $327,000 for the year ended December 31, 1999, from $22,000 for the period ended December 31, 1998. General and administrative expenses increased primarily due to increased salaries and related expenses associated with hiring additional personnel.

     Income Taxes

     For the year ended December 31, 1999, we recorded an income tax provision of $39,000. For the period ended December 31, 1998, we recorded an income tax provision of $6,000. Our income is generally taxed in the U.S. and our income tax provision principally reflects federal and state rates applicable to our levels of income.

Quarterly Results of Operations

     The following table sets forth a summary of our unaudited combined quarterly results for 1999 and the first nine months of 2000. This information was derived from unaudited combined interim financial statements that, in the opinion of management, have been prepared on a basis consistent with the financial statements contained elsewhere in this proxy statement and prospectus and include all adjustments, consisting of only normal recurring adjustments, necessary for their fair presentation when read in conjunction with the combined financial statements and notes thereto. The results of operations for any quarter are not necessarily indicative of the results of operations for any future period.

                                                                   Quarter Ended
                                   -------------------------------------------------------------------------------
                                   March 31,    June 30,   Sept 30,   Dec 31,    March 31,    June 30,   Sept 30,
                                     1999         1999       1999      1999        2000         2000       2000
                                   ----------   ---------  ---------  --------   ----------   ---------  ---------
                                                                   (In Thousands)

Revenues:
    Advertising                     $    55      $ 138      $ 212      $ 488      $   728      $  873     $1,088
    Commissions                          18         15         17         11           19          21         52
                                   ----------   ---------  ---------  --------   ----------   ---------  -----------
      Total revenues                     73        153        229        499          747         894      1,140
Cost of revenues                         25         25         25         58           55          74         97
                                   ----------   ---------  ---------  --------   ----------   ---------  -----------
    Gross profit                         48        128        204        441          692         820      1,043
Operating expenses
    Sales and marketing                  13         59         84        195          309         388        444
    General and administrative           34         66        112        115          147         283        240
                                   ----------   ---------  ---------  --------   ----------   ---------  -----------
      Total operating expenses           47        125        196        310          456         671        684
Income before income taxes                1          3          8        131          236         149        359
      Income taxes                        -          1          2         35           98          63        146
                                   ----------   ---------  ---------  --------   ----------   ---------  -----------
         Net income                 $     1      $   2      $   6      $  96      $   138      $   86     $  213
                                   ==========   =========  =========  ========   ==========   =========  ===========

     The following table sets forth, as a percentage of revenues, our results of operations for the quarters indicated.

                                                                   Quarter Ended
                               ---------------------------------------------------------------------------------------
                                March 31,    June 30,    Sept 30,     Dec 31,     March 31,     June 30,    Sept 30,
                                  1999         1999        1999        1999         2000          2000        2000
                               ------------  ----------  ----------  ----------  ------------  -----------  ----------
                                                        (As a Percentage of Total Revenues)
Revenues:
   Advertising                       75%         90%         92%         98%           98%          98%         95%
   Commissions                       25          10           8           2             2            2           5
                               ------------  ----------  ----------  ----------  ------------  -----------  ----------
      Total revenues                100         100         100         100           100          100         100
Cost of revenues                     34          16          11          12             7            8           8
                               ------------  ----------  ----------  ----------  ------------  -----------  ----------
   Gross profit                      66          84          89          88            93           92          92
Operating expenses
   Sales and marketing               18          39          36          39            41           43          39
   General and administrative        47          43          49          23            20           32          21
                               ------------  ----------  ----------  ----------  ------------  -----------  ----------
     Total operating expenses        65          82          85          62            61           75          60
Income before income taxes            1           2           4          26            32           17          32
     Income taxes                     -           1           1           7            14            7          13
                               ------------  ----------  ----------  ----------  ------------  -----------  ----------
         Net income                   1%          1%          3%         19%           18%          10%         19%
                               ============  ==========  ==========  ==========  ============  ===========  ==========

     Our revenue has increased in each consecutive quarter since inception as a result of increased market acceptance of our services. Sales and marketing expense increased, primarily as a result of increased advertising expenditures and an increase in the number of our sales and marketing personnel. Sales commissions have remained relatively constant as a percentage of revenues, and we expect this to continue. However, the timing and magnitude of marketing initiatives have caused, and will continue to cause, fluctuations in sales and marketing expense as a percentage of revenues. General and administrative expense has increased in every quarter since inception due to an increase in personnel, facilities and increased spending on internal operational and financial infrastructure.

     In light of the evolving nature of our business and limited operating history, we believe that period to period comparisons of our historical operating results may not be meaningful and should not be relied upon as indications of future performance. Although we have experienced sequential quarterly revenue growth since inception, our historical revenue growth rates are not necessarily indicative of future revenue growth rates.

Liquidity and Capital Resources

     As of September 30, 2000, we had $474,000 in cash. Cash increased from $11,000 on December 31, 1999 primarily as a result of net income and increases in income tax payable and payable to employee offset by increases in accounts receivable and capital expenditures made during the period. As of December 31, 1998, we had $12,000 in cash. Cash remained at a consistent level at the end of 1999 due to net income for the period and increases in operating liabilities offset by increases in receivables. We expect that cash flows generated from operations will continue to be sufficient to provide for working capital needs in the near future.

     Since inception, we financed our activities primarily through cash flows generated from operations. In addition, we sold common stock to Ralph Bartel, our founder and Chief Executive Officer, for $60,000 in cash and received a non-interest bearing loan of $40,000 from Ralph Bartel. Ralph Bartel owns approximately 52% of our outstanding shares. See "Related Party Transactions--Transactions Involving Ralph Bartel" on page 43.

     Net cash generated from operating activities was $4,000 during 1999 and $601,000 for the nine months ended September 30, 2000. Net cash generated from operating activities resulted primarily from our net income, adjusted for certain non-cash items, and increases in accounts payable and accrued expenses, partly offset by a higher level of accounts receivable due to increased sales. In 1998, net cash used in operating activities was $24,000, principally due to our net income being exceeded by the increase in our accounts receivable.

     Net cash used in investing activities was $24,000 during 1998 and $6,000 during 1999. In 1998, net cash was used in investing activities for purchases of equipment and a loan provided to Ralph Bartel. See "Related Party Transactions--Transactions Involving Ralph Bartel" on page 43. In 1999, net cash was used in investing activities for purchases of equipment, partly offset by the repayment of the loan by Ralph Bartel. For the nine months ended September 30, 2000, net cash used in investment activities was $181,000 due to capital expenditures for equipment.

     Net cash provided by financing activities was $60,000 during 1998, $0 during 1999 and $44,000 for the nine months ended September 30, 2000. During 2000, we generated net cash from financing activities by a non-interest-bearing loan received from Mr. Ralph Bartel and by sales of our common stock to Mr. Bartel and exercise of stock options by an employee. In 1998, we generated net cash from financing activities from the sale of common stock to Mr. Bartel described above.

     We believe that our cash flows generated from operations will continue to be sufficient to provide for our working capital needs in the near future. Our capital requirements will depend on a number of factors, including market acceptance of our products and services, the amount of our resources we devote to www.Travelzoo.com and expansion of our operations and the amount of our resources we devote to promoting awareness of the Travelzoo brand. Consistent with our growth, we have experienced a substantial increase in our sales and marketing expenses, capital expenditures since inception, and we anticipate that these increases will continue for the foreseeable future. In addition, we expect significant expenses to occur in the fourth quarter of 2000 and first quarter of 2001 related to the consummation of the merger described herein and the related registration of our shares with the SEC. We believe cash on hand and generated during those periods will be sufficient to pay such expenses. In addition, we will continue to evaluate possible investments in businesses, products and technologies, the consummation of any of which would increase our capital requirements.

     Although we currently believe that we have sufficient capital resources to meet our anticipated working capital and capital expenditure requirements beyond the next 12 months, unanticipated events and opportunities may require us to sell additional equity or debt securities or establish new credit facilities to raise capital in order to meet our capital requirements. If we sell additional equity or convertible debt securities, the sale could dilute the ownership of our existing stockholders. If we issue debt securities or establish a new credit facility, our fixed obligations could increase and result in operating covenants that would restrict our operations. We cannot be sure that any such financing will be available in amounts or on terms acceptable to us.

Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133, as amended by SFAS No. 137, Deferral of the Effective Date of FASB Statement No. 133, and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB Statement No. 133, established accounting and reporting standards for derivative instruments and requires recognition of all derivatives as assets or liabilities in the statement of financial position and measurement of those instruments at fair value. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. We will adopt the standard no later than the first quarter of fiscal 2001, and are in the process of determining the impact that adoption will have on the combined financial statements.

     In December 1999, the SEC issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements, as amended by SAB Nos. 101A and 101B, which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB No. 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. We will adopt SAB No. 101 in the fourth quarter of 2000, and have determined that adoption will not have an impact on the combined financial statements.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

     The following table shows, as of December 31, 2000, information about record and beneficial ownership of our shares by our directors and executive officers and by any persons known to us to be the beneficial owner of more than 5% of our common stock:


                                   Name and Address of          Amount and Nature of
        Title of Class               Beneficial Owner             Beneficial Owner             Percent of Class
----------------------------------------------------------------------------------------------------------------------
Common Stock                   Ralph Bartel                       5,910,000 shares                   52%
                               800 West El Camino Real,
                                 Suite 180
                               Mountain View, CA 94040

Common Stock                   Suzanne L. Durfee                     10,000 (1)                       *
                               2516 Octavia 1
                               San Francisco, CA 94123

Common Stock                   David J. Ehrlich                      10,000 (1)                       *
                               290 Beacon Street
                               San Francisco, CA 94131

Common Stock                   Suzanna Mak                           10,000 (1)                       *
                               1709 Sapphire Court
                               Davis, CA 95616

Common Stock                   Donovan Neale-May                    110,000 (1)                       1%
                               409 Sherman Avenue
                               Palo Alto, CA 94301

Common Stock                   Carol J. S. Roth                      10,000 (1)                       *
                               1643 Johnson Drive, #418
                               Buffalo Grove, IL 60089

Common Stock                   Kelly M. Urso                         10,000 (1)                       *
                               38 Brookwood Drive
                               Newton, CT 06470

Common Stock                   All directors and officers         6,070,000 shares                   54%
                                 as a group


* Less than one percent.

(1)  Record and beneficial ownership.

                                   MANAGEMENT

     The following table sets forth, as of December 31, 2000, the name, age and position within Travelzoo of each of our directors and executive officers.


                Name                        Age                                 Position
-------------------------------------    -----------     -------------------------------------------------------
Ralph Bartel                                 34          President, Chief Executive officer, Secretary, and
                                                           Chairman of the Board of Directors
Lisa Su                                      25          Controller
Suzanne L. Durfee                            34          Director
David J. Ehrlich                             38          Director
Suzanna Mak                                  32          Director
Donovan Neale-May                            48          Director
Carol J. S. Roth                             27          Director
Kelly M. Urso                                35          Director

     Ralph Bartel founded Travelzoo in May 1998 and has served as our President, Chief Executive Officer and Chairman of the Board of Directors since inception. Prior to his founding of Travelzoo, from 1996 to 1997, Mr. Bartel served as Managing Assistant at Gruner + Jahr AG, the magazine division of Bertelsmann AG. Mr. Bartel holds a Ph.D. in Communications from the University of Mainz, Germany, an MBA in Finance and Accounting from University of St. Gallen, Switzerland, and a Master's degree in Journalism from University of Eichstaett, Germany.

     Lisa Su joined Travelzoo on October 1, 2000. From April 1999 to September 2000, Ms. Su was a Treasury Accountant for Webvan Group, Inc. Ms. Su holds a bachelor's degree in economics/accounting from Claremont McKenna College.

     Suzanne L. Durfee has served as a director since February 1999. Since 1999, Ms. Durfee has been employed as Director of Sales for BBC, a San Francisco based catering service. From 1996 to 1999, Ms. Durfee worked as a Corporate Sales Manager for Budget Rent-A-Car. From 1990 to 1996, Ms. Durfee worked as a Marketing Director for a regional charter airline. Ms. Durfee holds a bachelor's degree in communications from Southern Connecticut State University.

     David J. Ehrlich has served as a director since February 1999. Since 1998, Mr. Ehrlich has been employed by for Visual Networks, Inc., where he currently holds the position of Vice President, Product Management and Strategic Partnering. Mr. Ehrlich holds a bachelor's degree in Sociology and a master's degree in Industrial Engineering from Stanford University and an MBA from Harvard Business School.

     Suzanne Mak has served as a director since February 1999. Since March 2000, she has been employed as a Deputy District Attorney for Yolo County. From 1998 to 1999, Ms. Mak served as a Judicial Officer at Stanford University. Ms. Mak received her bachelor's degree from Stanford University and her Juris Doctor degree from Santa Clara University.

     Donovan Neale-May has served as a director since February 1999. Since 1987, Mr. Neale-May is President of Neale-May & Partners, a strategic marketing and public relations firm with 80 full-time communications professionals headquartered in Palo Alto, California.

     Carol J. S. Roth has served as a director since February 1999. From 1995 to July 2000, Ms. Roth was an investment banker at Bank of America Securities LLC. In July, 2000, Ms. Roth co-founded Roth Advisors, Inc., an investment bank focusing on start-ups and early-state growth companies. She received her bachelor's degree from The Wharton School of Business at the University of Pennsylvania.

     Kelly M. Urso has served as a director since February 1999. Since 1997, Ms. Urso works at General Electric International, Inc., where she leads the expatriate tax group. Ms. Urso holds a bachelor's degree in business administration from University of Cincinnati and a Juris Doctor degree from Thomas M. Cooley Law School in Lansing, Michigan.

Election of Directors

     The current members of our board of directors, other than Ralph Bartel, were initially elected on November 20, 1999, at an online meeting of stockholders. They had been nominated in response to a request sent by Travelzoo to its stockholders requesting nominations to serve on the board.

Director Compensation

     Except as reflected above, we have not paid any compensation to our directors during 2000. In 1999, each director was granted 5,000 shares (10,000 after the two-for-one split) of our common stock in compensation for their services as a director. We reimburse directors for their reasonable travel expenses incurred in connection with attending board meetings.

Employment Agreements

     Ralph Bartel has entered into an employment agreement with us. His current employment agreement became effective on October 1, 2000, and provides for an annual salary of $192,000. We may terminate the agreement with or without cause by delivering two weeks' advance written notice to Mr. Bartel. He may terminate his employment agreement with or without cause by delivering two weeks' advance written notice to us.

     Mr. Bartel has agreed not to compete with us, solicit our suppliers or employees or reveal our confidential information during the term of his employment agreement and for one year thereafter. In addition, Mr. Bartel is bound by a proprietary inventions agreement which prohibits him from, among other things, disseminating or using confidential information about our business or clients in any way that would be adverse to us.

Executive Compensation

     The  following  table  sets  forth  summary   information   concerning  all
compensation we paid our Chief Executive officer during the year ended December 31, 1999. We did not pay any other executive officer over $100,000 in 1999.


                           Summary Compensation Table

                                                                              Long Term
                                            Annual Compensation             Compensation
                                       -----------------------------------------------------------
                                                                          Shares Underlying           All Other
      Name and Principal Position       Salary ($)(1)  Bonus ($)(1)          Options (#)             Compensation
----------------------------------------------------------------------------------------------------------------------
Ralph Bartel
   President, Chief Executive Officer,
   Secretary                           $  96,000      $  50,000                  --                      --

     (1) This  compensation  was provided by Silicon  Channels.  Mr. Bartel received no compensation  directly from
Travelzoo.


Stock Option Plan

     We do not currently have any stock option plan or other equity based compensation plans in effect. Management anticipates that an employee stock option plan may be implemented in the future.

            CERTAIN TRANSACTIONS BETWEEN TRAVELZOO AND ITS AFFILIATES

Silicon Channels Corporation

     Silicon Channels Corporation, formerly an affiliate of Travelzoo Bahamas, was incorporated in California on September 28, 1998 with Ralph Bartel as the sole stockholder. Silicon Channels did business under the name "Travelzoo.com Sales, Inc." On October 10, 1998, Travelzoo.com Corporation and Silicon Channels Corporation entered into a letter agreement whereby Silicon Channels agreed to manage the technical platform, marketing, customer support and billing for the classified publishing business of the Travelzoo.com website in return for a 5% commission on the quarterly net income from such business. The October 10, 1998 agreement was subsequently replaced by a Service Agreement dated January 2, 1999. In the January 2, 1999 Agreement, Silicon Channels agreed to perform all operation services with respect to the Travelzoo.com website in return for 50% of the net income before taxes generated from the operation of the Travelzoo.com website. All assets, other than the domain name Travelzoo.com, used in the operation of the Travelzoo.com website were owned by Silicon Channels.

Exchange of Shares of Silicon Channels

     During 2001 the board of directors of Travelzoo Bahamas determined that it was advisable to combine the operations of Silicon Channels with the operations of Travelzoo. In anticipation of the combination, Travelzoo Bahamas formed Travelzoo Delaware, a Delaware company and a wholly-owned subsidiary of Travelzoo Bahamas. Because of his position as the controlling stockholder of both Travelzoo Bahamas and Silicon Channels, Mr. Bartel requested the board of directors of Travelzoo Bahamas to designate an independent committee of disinterested directors to evaluate, negotiate and approve the terms of such transaction. To assist in the process, Travelzoo Bahamas retained The Mentor Group to prepare a valuation of Travelzoo Bahamas and Silicon Channels, and to render a fairness opinion relating to the transaction.

     Based on discussions with the independent committee, Mr. Bartel submitted a proposal to Travelzoo Bahamas of the terms on which he was willing to contribute the shares of Silicon Channels to Travelzoo Delaware. The Mentor Group delivered its opinion to the independent committee that, assuming the merger of Travelzoo Bahamas into Travelzoo Delaware is consummated, the contribution of shares of Silicon Channels to Travelzoo Delaware was fair, from a financial point of view, to the shareholders of Travelzoo Bahamas and Travelzoo Delaware. The Mentor Group's fairness opinion is more fully described below in the section entitled "Opinion of Travelzoo Financial Advisor" on page 44.

     After discussion and negotiations between Mr. Bartel and the independent committee, and after considering the opinion provided by The Mentor Group, the independent committee approved the proposal submitted by Mr. Bartel, under which:

     o Mr. Bartel would contribute all of the outstanding shares of Silicon Channels to Travelzoo Delaware, a newly-formed subsidiary of Travelzoo Bahamas;

     o Travelzoo Delaware would issue an aggregate of 8,129,273 shares of common stock to Mr. Bartel, representing 42% of the outstanding shares; and

     o Travelzoo Delaware would issue to Mr. Bartel options to acquire 2,158,349 shares of common stock of Travelzoo Delaware at an exercise price of $1.00 per share, exercisable at any time during the ten-year period following the date of issuance.

     Mr. Bartel and Travelzoo Delaware entered into this agreement and the transaction was completed on January 22, 2001. The shares of Travelzoo Delaware which are now held by Travelzoo Bahamas will be cancelled as a result of the merger, as described under "The Merger" on page 16. Silicon Channels is now a wholly-owned subsidiary of Travelzoo Delaware. Travelzoo Bahamas now owns 58% of

Travelzoo Delaware and Mr. Bartel owns 42% of Travelzoo Delaware, which will be the surviving corporation of the merger described in this proxy statement and prospectus.

     On June 21, 1999, Mr. Bartel filed with the U.S. Patent and Trademark Office to register the trademark "Travelzoo," and it was registered with the PTO on January 23, 2001. On January 22, 2001, Mr. Bartel transferred the ownership of the pending trademark "Travelzoo" to Travelzoo Delaware.

     In 2000, Mr. Bartel loaned Silicon Channels $40,000 on an unsecured basis. The loan did not bear interest and was repayable on or before December 31, 2000. On December 31, 2000, Mr. Bartel agreed to extend the loan until March 31, 2001.

Opinion of Travelzoo Financial Advisor

     Travelzoo Bahamas retained The Mentor Group to prepare a valuation of Travelzoo Bahamas and Silicon Channels, and to render its opinion as to such transaction to the independent committee of our board of directors. The Mentor Group was given the opportunity to review certain financial information relating to Travelzoo Bahamas and Silicon Channels and to discuss the business operations and financial condition of Travelzoo Bahamas and Silicon Channels with our management of each company. Based on such review and discussions, The Mentor Group rendered its opinion that, after taking into account the proposed merger of Travelzoo Bahamas into Travelzoo Delaware on the terms described herein, Ralph Bartel's contribution of all of the issued and outstanding shares of capital stock of Silicon Channels to Travelzoo Delaware in exchange for 8,129,273 shares of common stock of Travelzoo Delaware and options to purchase 2,158,349 shares of common stock of Travelzoo Delaware was fair, from a financial point of view, to the shareholders of Travelzoo Bahamas and Travelzoo Delaware.

                     TRAVELZOO DELAWARE CHARTER AND BY-LAWS

     Upon completion of the merger, the articles of incorporation of Travelzoo Delaware will be in substantially the form set forth in Annex B and the by-laws of Travelzoo Delaware will be in substantially in the form set forth on Annex C. For a summary of the material provisions of the articles of incorporation and by-laws of, and the rights of stockholders under these articles of incorporation and by-laws, see "Description of Capital Stock" and "Comparative Rights of Stockholders."

                          DESCRIPTION OF CAPITAL STOCK

General

     We are authorized to issue 40,000,000 shares of our common stock, $.01 par value, and 5,000,000 shares of undesignated preferred stock, $.01 par value. The following description of our capital stock is subject to and qualified by our certificate of incorporation and by-laws, which are included as Annexes to this proxy statement and prospectus, and by the provisions of applicable Delaware law.

Common Stock

     The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding. The holders of our common stock have no preemptive or conversion rights or other subscription rights.

     We will have the right to redeem all, and not less than all, of the outstanding common stock held by a Triggering Holder (as defined below) at any time or times on or after a Triggering Event (as defined below) at a price per share of common stock equal to:

     o if there is no public market for our common stock, the fair market value per share of our common stock as determined by our Board of Directors, or

     o if our common stock has an established public trading market, the market value per share of the common stock.

     We must exercise our right to redeem our common stock by providing each Triggering Holder written notice by electronic mail, facsimile or overnight courier, after the occurrence of a Triggering Event. Such written notice must indicate the anticipated date on which we will redeem the shares.

     A "Triggering Event" shall be deemed to have occurred at such time as we receive revocation by any holder of our common stock of consent to electronic notice and communications from us. A "Triggering Holder" is any holder of our common stock who takes action resulting in a Triggering Event.

Preferred Stock

     Our board of directors has the authority, without action by the stockholders, to designate and issue our preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include:

     o    restricting dividends on our common stock;

     o    diluting the voting power of our common stock;

     o    impairing the liquidation rights of our common stock; or

     o delaying or preventing a change of control of us without further action by our stockholders.

     At the completion of the merger, no shares of our preferred stock will be outstanding, and we have no present plans to issue any shares of our preferred stock.

Anti-Takeover  Effects of Our  Certificate  of  Incorporation  and  By-laws  and
    Delaware Law

     Some provisions of Delaware law and our certificate of incorporation and by-laws could make the following more difficult:

     o    acquisition of us by means of a tender offer;

     o    acquisition of us by means of a proxy contest or otherwise; or

     o    removal of our incumbent officers and directors.

     These provisions are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.

Stockholder Meetings

     Under our by-laws, only our Chairman of the Board, our President or our board of directors may call special meetings of our stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

     Our by-laws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors.

Delaware Anti-Takeover Law

     Section 203 of the Delaware General Corporation Law generally prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless the "business combination" or the transaction in which the person became an interested stockholder is approved in a prescribed manner. A "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock. Section 203 may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, and may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

No Cumulative Voting

     Our certificate of incorporation and by-laws do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock

     The authorization of undesignated preferred stock makes it possible for our board of directors to issue our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes of control of our management.

                           BOOK-ENTRY SHARE OWNERSHIP

     The share register of Travelzoo Bahamas has been maintained electronically, and share certificates have not been issued. Ownership of the shares of Travelzoo Delaware will also be on a book-entry basis initially, and we will encourage our shareholders to continue holding their shares in book-entry form, and effecting any purchases or sales of their shares on a book entry basis. On exchange of your shares of common stock of Travelzoo Bahamas for shares of common stock of Travelzoo Delaware, your ownership interest will be credited to an account maintained in your name by the firm we designate as our registrar and transfer agent. Shareholders will have the right to request that share certificates be issued to them, but we expect to charge a fee for such issuance.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     As permitted by Delaware law, the certificate of incorporation of Travelzoo Delaware provides that no director will be personally liable to Travelzoo Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of duty of loyalty to Travelzoo or to its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

     The certificate of incorporation of Travelzoo Delaware further provides that we must indemnify our directors and executive officers and may indemnify our other officers and employees and agents to the fullest extent permitted by Delaware law. We believe that indemnification under our certificate of incorporation covers negligence and gross negligence on the part of indemnified parties.

     Travelzoo Delaware has entered into indemnification agreements with each of its directors and officers. These agreements, among other things, require us to indemnify such directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Travelzoo, arising out of such person's services as a director or officer of Travelzoo, any subsidiary of Travelzoo or any other company or enterprise to which the person provides services at our request.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

     As a result of the merger, the stockholders of Travelzoo Bahamas, whose rights are currently governed by the Bahamas International Business Companies Act 1989, the Memorandum and Articles of Association of Travelzoo, will become stockholders of Travelzoo Delaware, whose rights will be governed by Delaware law, the Travelzoo Delaware certificate of incorporation and the Travelzoo Delaware by-laws. The following discussion is intended only to highlight certain material differences between the rights of corporate stockholders under Bahamian law and Delaware law generally and specifically with respect to stockholders of Travelzoo Bahamas and stockholders of Travelzoo Delaware pursuant to their respective charters and by-laws. The discussion does not constitute a complete comparison of the differences between the rights of such holders or the applicable provisions of the BIBC, the DGCL, the Travelzoo Bahamas Memorandum and Articles and the Travelzoo Delaware certificate and by-laws.

Election of Directors

     Under Delaware law, directors, unless their terms are staggered, are elected at each annual stockholder meeting. Vacancies on the board of directors may be filled by the stockholders or directors, unless the certificate of incorporation or a bylaw provides otherwise. The certificate of incorporation may authorize the election of certain directors by one or more classes or series of shares, and the certificate of incorporation, an initial bylaw or a bylaw adopted by a vote of the stockholders may provide for staggered terms for the directors. The certificate of incorporation or the by-laws also may allow the stockholders or the board of directors to fix or change the number of directors, but a corporation must have at least one director.

     The Travelzoo Delaware board of directors, which will consist of seven members following completion of the merger, has not been established with staggered terms for directors or divided into classes. Subject to certain restrictions, nominations to the Travelzoo Delaware board of directors may be made by either the board or stockholders. Each share of Travelzoo Delaware common stock is entitled to one vote per share with respect to the election of directors (and each other matter coming before any meeting of the stockholders). Under Delaware law, stockholders do not have cumulative voting rights unless the certificate of incorporation so provides. The Travelzoo Delaware certificate does not provide for cumulative voting, so stockholders holding more than 50% of the outstanding shares entitled to vote may be able to elect all members of the board of directors.

     Under Bahamian law, directors are elected by stockholders for such term as the stockholders may prescribe. The Memorandum or Articles of a company may authorize the directors to elect directors for such term as they prescribe. Currently, the Travelzoo Bahamas Articles of Association provide that the number of members of the Travelzoo Bahamas board of directors shall be at least one, but not more than seven. The Travelzoo Bahamas Memorandum of Association and the Travelzoo Bahamas Articles of Association do not provide for a staggered board of directors. The Travelzoo Bahamas Articles state that either the directors' or members' resolution for election of any director shall state the term of the directed thereby. Under Bahamian law, all shares vote as one class and each whole share has one vote unless the Memorandum or Articles state otherwise. The Travelzoo Bahamas Memorandum and Articles do not provide for cumulative voting.

Removal of Directors

     Under Delaware law, non-classified directors, or the entire board may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at an election of the directors.

     Under Bahamian law, a director remains in office until his successors takes office, or until his death, resignation or removal. If the director is a company then it remains in office until the making of an order for winding up or dissolution or in the event the company becomes defunct. A director can be removed if not less than three (3) directors request his resignation in writing unless the Memorandum or Articles or any unanimous agreement of the stockholders limit this right. A director may resign by giving written notice to the company expressing the intent to resign. The Travelzoo Bahamas Articles contain a provision that directors may be removed by resolution of the stockholders or by other directors if at least two directors request resignation in writing.

Action by Written Consent

     Delaware law provides that, unless limited by the certificate of incorporation, any action that could be taken by stockholders at a meeting may be taken without a meeting if a consent (or consents) in writing, setting forth the action so taken, is signed by the holders of record of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Travelzoo Delaware certificate of incorporation does not limit such action by written consent.

     Bahamian law provides that, unless limited by the Memorandum, Articles or any unanimous stockholder agreement, any action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution of directors or a committee of directors consented to in writing, telex, telefax, telegram, cable or other written electronic communication. Bahamian law does not require notice under this provision. Also, unless limited by the Memorandum or Articles, stockholders may take any action that may be taken by members at a meeting by resolution of all members consented to in writing, telex, telefax, cable or other written electronic communication. As with consents of directors, no notice is required under this provision. The Travelzoo Bahamas Memorandum and Articles do not provide for taking action by written consent.

Amendments to Charter

     Under Delaware law, unless a higher vote is required in the certificate of incorporation, an amendment to the certificate of incorporation of a corporation may be approved by a majority of the outstanding shares entitled to vote upon the proposed amendment. The Travelzoo Delaware certificate of incorporation does not require a higher vote to amend its terms and provisions.

     Under Bahamian law, unless the Memorandum or Articles limit amendment, the Articles may be amended by resolution of the directors. A copy of any resolution authorizing the amendment to the Articles shall be submitted to the Registrar with proper authentication. The amendment will take effect from the time it is registered with the Registrar. Companies that willfully, and Directors who knowingly, permit the amendment to not be submitted to the Registrar are subject to monetary penalties. The Travelzoo Bahamas Memorandum of Association provides that the Memorandum may be amended by the directors or the stockholders.

Amendments to By-laws

     Delaware law provides that a corporation's by-laws may be amended by that corporation's stockholders, or, if so provided in the corporation's certificate of incorporation, the power to amend the corporation's by-laws also may be conferred on the corporation's directors. The Travelzoo Delaware by-laws provide that the board of directors may amend, repeal or alter the by-laws, but the stockholders may make additional by-laws and may alter or repeal any by-law whether or not adopted by the directors.

     Under Bahamian law, unless the Memorandum or Articles limit amendment, the Memorandum may be amended by resolution of the directors. A copy of any resolution authorizing the amendment to the Memorandum shall be submitted to the Registrar with proper authentication. The amendment will take effect from the time it is registered with the Registrar. Companies that willfully, and Directors who knowingly, permit the amendment to not be submitted to the Registrar are subject to monetary penalties. The Travelzoo Bahamas Articles of Association provide that they may be amended by the directors or the stockholders unless the Articles specifically provide that a resolution of the directors is subject to the resolution of the stockholders. In such case an amendment must be approved by a resolution of the stockholders.

Special Meetings of Stockholders

     Delaware law provides that special meetings of the stockholders of a corporation may be called by the corporation's board of directors or by such other persons as may be authorized in the corporation's certificate of incorporation or by-laws. The Travelzoo Delaware by-laws provide that special meetings may only be called by the Travelzoo Delaware board of directors, the Chairman of the Travelzoo Delaware board or the President of Travelzoo Delaware.

     Bahamian law provides that meetings of the stockholders may be called by the directors of the company, unless the Memorandum, Articles or unanimous stockholder agreement provides otherwise. In addition, subject to any provision in the Memorandum, Articles or a less than unanimous stockholder agreement, stockholders comprising more than 50% of the votes of outstanding shares may by written request compel the directors to convene a meeting of the stockholders. The Travelzoo Bahamas Articles provide that a special meeting may be called by the Travelzoo Bahamas board of directors or the holders of more than 50% of all the outstanding voting shares of Travelzoo Bahamas.

Vote on Extraordinary Corporate Transactions

     Delaware law provides that, unless otherwise specified in a corporation's certificate of incorporation or unless the provisions of Delaware law relating to "business combinations" discussed below are applicable, a sale or other disposition of all or substantially all of the corporation's assets, a merger or consolidation of the corporation with another corporation or a dissolution of the corporation requires the affirmative vote of the board of directors (except in certain limited circumstances) plus, with certain exceptions, the affirmative vote of a majority of the outstanding stock entitled to vote thereon. The foregoing provisions apply to Travelzoo Delaware and its stockholders.

     Bahamian law provides that any sale, transfer, lease, exchange or other disposition of more than 50%, by value, of the company must first be approved by the directors. Second, the directors must submit the proposal to the stockholders for it to be authorized by a resolution of the stockholders. If a stockholders meeting is to be called all stockholders must receive notice of the meeting with an outline of the transaction, whether or not they are entitled to vote. If it is proposed to obtain written consent, then an outline of the transaction must be given to every stockholder whether or not she, he or it is entitled to vote on the transaction.

Rights of Inspection

     Delaware law allows any stockholder of a Delaware corporation, upon written demand under oath stating the purpose thereof, to have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose means a purpose reasonably related to such person's interest as a stockholder.

     Bahamian law allows any stockholder, or his representative, of a Bahamas corporation, upon written request specifying the purpose, in furtherance of a proper purpose, the right to inspect the books, records, minutes and consents kept by the company and to make copies or extracts thereof. The purpose must be reasonably related to the stockholder's interest. If by resolution of the directors, the company determines that the request is not in the best interest of the company may deny the request. A stockholder has the right to pursue a judicial remedy within 90 days of receiving notice of a company's refusal to provide access to the records.

Dividends

     Subject to any restrictions contained in a corporation's certificate of incorporation, Delaware law generally provides that a corporation may declare and pay dividends out of a surplus (defined as the excess, if any, of net assets over capital) or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Dividends may not be paid out of net profits if the capital of the corporation is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The Travelzoo Delaware certificate of incorporation contains no additional restrictions on the declaration or payment of dividends.

     Under Bahamian law, subject to any limitations in the Memorandum or Articles of a company incorporated under Bahamian law, directors may declare and pay dividends in money, shares or property. The declaration will be made by a resolution of the directors. The directors may only make the declaration if immediately after paying the dividend the company will be able to meet all of its liabilities in the ordinary course of business and the realizable value of the assets will be equal to or greater than the total liabilities (excluding deferred taxes) and its issue and outstanding share capital. The realizable value of the assets as determined by the directors is conclusive unless a question of law is involved. The Travelzoo Bahamas Articles contain substantially similar provisions as the BIBC, and also provide that dividends may be paid to one class of stockholder to the exclusion of other classes or paid in unequal amounts.

Indemnification and Limitation of Liability of Directors and Officers

     Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for: (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 174 of the DGCL for unlawful payment of dividends or stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. The Travelzoo Delaware certificate of incorporation limits the personal liability of Travelzoo Delaware's directors for monetary damages to the fullest extent permissible under applicable law.

     Under Delaware law, a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding (other than an action by or in the right of the corporation) because he is or was an officer, director, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or entity, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that there may be no such indemnification if the person is found liable to the corporation unless, in such a case, the court determines the person is entitled thereto. A corporation must indemnify a director, officer, employee or

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

agent against expenses actually and reasonably incurred by him who successfully defends himself in a proceeding to which he was a party because he was a director, officer, employee or agent of the corporation. Expenses incurred by an officer or director (or other employees or agents as deemed appropriate by the board of directors) in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. The Delaware law indemnification and expense advancement provisions are not exclusive of any other rights which may be granted by the by-laws, a vote of stockholders or disinterested directors, agreement or otherwise. As described under "Indemnification of Directors and Officers" on page 47, the Travelzoo Delaware by-laws provide for indemnification to the fullest extent not prohibited by law.

     Under Bahamian law, subject to any limitations in the Memorandum, Articles or in any unanimous stockholder agreement, a company incorporated in the Bahamas may indemnify certain parties against all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings in certain situations. Specifically, any person who is or was a party, or is threatened to be made a party to a threatened, pending, or completed civil, criminal, administrative or investigative proceeding by reason of the fact that they are or were a director, officer or liquidator may be indemnified. Also any person who serves or was serving as a director officer of liquidator of another company at the request of the indemnifying company may be indemnified. Persons will only be indemnified if they acted honestly and in good faith with a view to the best interest of the company, and with respect to criminal proceedings, the person had no reasonable cause to believe that the conduct was unlawful. Absent fraud, the decision of the directors as to the nature of the conduct of the party seeking indemnification is conclusive unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the refusal of the plaintiff or prosecutor to continue the case will not, by itself, preclude indemnification. The successful defense of any proceedings necessarily lead to the companies indemnification of all reasonable expenses associated with the judgment, fines, and amounts paid in settlement in connection with the proceedings. The Travelzoo Bahamas Articles provide for indemnification of directors to the fullest extent permitted by applicable law. The Travelzoo Bahamas Articles authorize indemnification of its officers and directors to the fullest extent permitted by Bahamian law.

Appraisal Rights of Dissenting Stockholders

     Under Delaware law, a stockholder of a Delaware corporation is generally entitled to demand appraisal and obtain payment of the fair value of his or her shares in the event of any plan of merger or consolidation to which the corporation, the shares of which he or she holds, is a party. The corporation must notify its stockholders at least 20 days prior to the stockholders meeting at which the merger will be voted upon that such appraisal rights are available. In order to exercise the stockholder's right to dissent, the stockholder must provide the company with a written demand for appraisal before the vote on the merger.

     Within 10 days after the effective date of the merger, the surviving corporation shall notify each dissenting stockholder who did not vote in favor of the merger. Within 20 days after the mailing of such notice any stockholder entitled to appraisal rights may make a written demand to the surviving corporation for appraisal.

     Within 120 days after the effective date of the merger, the surviving corporation or any stockholder entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of such stockholders. Also within 120 days after the effective date of the merger, any stockholder entitled to appraisal rights is entitled to a statement from the surviving corporation of the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.

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

     At a hearing on any petition filed with the court, the court will determine which stockholders have complied with the appraisal rights process and are entitled to appraisal rights. After determining the stockholders entitled to appraisal, the court will appraise the shares and determine their fair value and the surviving company shall pay such fair value immediately for those stockholders without certificates and upon surrender of the certificates for those stockholders with certificates.

     Like Delaware law, under Bahamian law a stockholder of a Bahamian corporation is generally entitled to demand appraisal and obtain payment of the fair value of his or her shares in the event of any plan of merger or consolidation to which the corporation, the shares of which he or she holds, is a party. In addition, under Bahamian law, stockholders have the right to dissent in the event of a sale, transfer, lease, exchange or other disposition of more than 50% of the assets of the company, certain redemptions of minority stockholders and certain reorganizations with permission of the court. In order to exercise the stockholder's right to dissent, the stockholder must give written notice to the company at or before the stockholders meeting at which the merger will be voted upon. Such written notice shall include a statement that the stockholder proposes to demand payment for his shares if the action is taken.

     Within 20 days after the date on which the vote of stockholders authorizing the merger is taken, the company shall give written notice of the authorization or consent to each stockholder who gave written objection. Within 20 days after the date on which the copy of the plan of merger or an outline thereof was given to the stockholder, a dissenting stockholder must give written notice to the company of his decision to elect to dissent, provided that a stockholder who dissents must dissent with respect of all shares that he holds in the company. Such notice must state:

     o    his name and address;

     o the number and classes or series of shares in respect of which he dissents; and

     o    a demand for payment of the fair value of his shares.

     Upon the giving of a notice of election to dissent, the stockholder who gave the notice will no longer have any of the rights of a stockholder of the company except the right to be paid the fair value of his shares. Within 7 days immediately following the date of the expiration of the period within which stockholders may give their notices of election to dissent, or within 7 days immediately following the date on which the proposed merger is put into effect, whichever is later, the surviving company of the merger, shall make a written offer to each dissenting stockholder to purchase his shares at a specified price that the company determines to be their fair value. Unlike Delaware law, the parties may mutually agree on the value of the shares. If, within 30 days immediately following the date on which the offer is made, the company making the offer and the dissenting stockholder agree upon the price to be paid for his shares, the company shall pay to the stockholder the amount in money upon the surrender of the certificates representing his shares.

     If the company and a dissenting stockholder fail within such 30 day period to agree on the price to be paid for the shares owned by the stockholder, unlike Delaware law where a court determines the value, within 20 days immediately following the date on which the 30 day period expires, the following shall apply:

     o the company and the dissenting stockholder shall each designate an appraiser;

     o    the  2  designated   appraisers   together  shall  designate  a  third
          appraiser;

     o the 3 appraisers shall fix the fair value of the shares owned by the dissenting stockholder as of the close of business on the day prior to the date on which the vote of stockholders authorizing the merger was taken, and that value is binding on the company and the dissenting stockholder for all purposes; and

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

     o the company shall pay to the stockholder the amount in money upon the surrender by him of the certificates representing his shares.

Preemptive Rights

     Neither Delaware nor Bahamian law provides for preemptive rights to acquire a corporation's unissued stock. However, such right may be expressly granted to the stockholders in a corporation's certificate or articles of incorporation. Neither the Travelzoo Delaware certificate of incorporation nor the Travelzoo Bahamas Memorandum provide for preemptive rights. The Memorandum states that in the absence of an explicit grant of preemptive rights in the terms of the issue of the shares the stockholder will not have preemptive rights.

Stockholder Suits

     Under Delaware law, a stockholder may institute a lawsuit against one or more directors, either on his own behalf, or derivatively on behalf of the corporation. An individual stockholder may also commence a lawsuit on behalf of himself or herself and other similarly situated stockholders when the requirements for maintaining a class action under Delaware law have been met. As noted above, Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit, and the Travelzoo Delaware certificate of incorporation eliminates, the personal liability of a director to the corporation and its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

     Bahamian law does not specify stockholder suit causes of actions or methods of commencing suit.

Business Combination Restrictions

     In general, Delaware law prevents an "Interested Stockholder" (defined generally as a person with 15% or more of a corporation's outstanding voting stock, with the exception of any person who owned and has continued to own shares in excess of the 15% limitation since December 23, 1987) from engaging in a "Business Combination" with a Delaware corporation for three years following the date such person became an Interested Stockholder. The term "Business Combination" includes mergers or consolidations with an Interested Stockholder and certain other transactions with an Interested Stockholder, including, without limitation: (i) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (except proportionately as a stockholder of such corporation) to or with the Interested Stockholder of assets (except proportionately as a stockholder of the corporation) having an aggregate market value equal to 10% or more of the aggregate market value of all assets of the corporation or of certain subsidiaries thereof determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; (ii) any transaction which results in the issuance or transfer by the corporation or by certain subsidiaries thereof of stock of the corporation or such subsidiary to the Interested Stockholder, except pursuant to certain transfers in a conversion or exchange or a pro rata distribution to all stockholders of the corporation or certain other transactions, none of which increase the Interested Stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock; (iii) any transaction involving the corporation or certain subsidiaries thereof which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into stock of the corporation or any subsidiary which is owned by the Interested Stockholder (except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused directly or indirectly by the Interested Stockholder); or (iv) any receipt by the Interested Stockholder of the benefit

(except proportionately as a stockholder of such corporation) of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation or certain subsidiaries.

     The three-year moratorium may be avoided if: (i) before such person became an Interested Stockholder, the board of directors of the corporation approved either the Business Combination or the transaction in which the Interested Stockholder became an Interested Stockholder; or (ii) upon consummation of the transaction which resulted in the stockholder becoming an Interested
Stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers of the corporation and by employee stock ownership plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or following the date on which such person became an Interested Stockholder, the Business Combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders (not by written consent) by the affirmative vote of the stockholders of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

     The Business Combination restrictions described above do not apply if, among other things: (i) the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by the statute; (ii) the corporation by action by the holders of a majority of the voting stock of the corporation approve an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by the statute (effective twelve
(12) months after the amendment's adoption), which amendment shall not be applicable to any business combination with a person who was an Interested Stockholder at or prior to the time of the amendment; or (iii) the corporation does not have a class of voting stock that is (a) listed on a national securities exchange, (b) authorized for quotation on Nasdaq or a similar quotation system; or (c) held of record by more than 2,000 stockholders. The statute also does not apply to certain Business Combinations with an Interested Stockholder when such combination is proposed after the public announcement of, and before the consummation or abandonment of, a merger or consolidation, a sale of 50% or more of the aggregate market value of the assets of the corporation on a consolidated basis or the aggregate market value of all outstanding shares of the corporation, or a tender offer for 50% or more of the outstanding voting shares of the corporation, if the triggering transaction is with or by a person who either was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with board, and if the transaction is approved or not opposed by a majority of the current directors who were also directors prior to any person becoming an Interested Stockholder during the previous three years. Travelzoo Delaware is subject to the Business Combination restrictions described above.

     Under Bahamian law there are no restrictions on business combinations of International Business Companies other than the rules under extraordinary transactions.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed with the SEC a registration statement on form S-4 to register the shares of common stock of Travelzoo Delaware which will be issued in the merger. This proxy statement and prospectus is a part of that registration statement. As allowed by the SEC rules, this proxy statement and prospectus does not contain all the information you can find in the registration statement or the exhibits to that registration statement. For further information with respect to us, reference is made to the registration statement and the exhibits to that registration statement. Statements in this proxy statement and prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to that exhibit. Each statement in this proxy statement and prospectus relating to a contract or document filed as an exhibit to the registration statement is qualified by the filed exhibits. You can obtain a copy of the registration statement and the exhibits through the SEC, at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., 20549, Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, or the SEC's website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.

                                 LEGAL OPINION

     Bryan Cave LLP, St. Louis, Missouri, as our counsel, has issued an opinion as to the legality of the common stock of Travelzoo Delaware to be issued in the merger.

                                    EXPERTS

     The combined balance sheets of Travelzoo.com Corporation and affiliate as of December 31, 1998 and 1999, and the related combined statements of operations, stockholders' equity, and cash flows for the period from May 21, 1998 (inception) to December 31, 1998 and for the year ended December 31, 1999 have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

                           TRAVELZOO.COM CORPORATION
                                  AND AFFILIATE

                     INDEX TO COMBINED FINANCIAL STATEMENTS

                                                                            Page

Independent Auditors' Report                                                 F-2

Combined Balance Sheets                                                      F-3

Combined Statements of Operations                                            F-4

Combined Statements of Stockholders' Equity                                  F-5

Combined Statements of Cash Flows                                            F-6

Notes to Combined Financial Statements                                       F-7

                          Independent Auditors' Report

The Board of Directors and Stockholders
Travelzoo.com Corporation:


     We have audited the accompanying combined balance sheets of Travelzoo.com Corporation and affiliate (collectively, the Companies) as of December 31, 1998 and 1999, and the related combined statements of operations, stockholders' equity, and cash flows for the period from May 21, 1998 (inception) to December 31, 1998 and for the year ended December 31, 1999. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying combined financial statements include the accounts of Travelzoo.com Corporation and affiliate, as defined in Note 1. The combined financial statements present the combined accounts of entities majority-owned by a principal stockholder engaged in the operation of the www.Travelzoo.com website.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Travelzoo.com Corporation and affiliate as of December 31, 1998 and 1999, and the results of their operations and their cash flows for the period from May 21, 1998 (inception) to December 31, 1998 and for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.



                                                  /s/ KPMG LLP

Mountain View, California
August 6, 2000, except as to Notes 9
  and 10, which are as of January 22, 2001

                            TRAVELZOO.COM CORPORATION
                                  AND AFFILIATE

                             Combined Balance Sheets

                                                                         December 31,
                                                             -------------------------------------   September 30,
                                                                   1998               1999               2000
                                                             ------------------ ------------------ ------------------
                                                                                                      (Unaudited)

Assets
Current assets:
   Cash                                                           $    12,245             11,130            474,319
   Accounts receivable, less allowance for doubtful
      accounts of $10,000 and $42,931 as of December 31,
      1999 and September 30, 2000, respectively
                                                                       56,736            327,542            597,731
   Loan receivable from principal stockholder                          12,000                 --                 --
   Deposits                                                             3,131              8,186            128,639
   Prepayments and other current assets                                 7,699             18,233             28,001
   Deferred tax assets                                                  4,527             17,186             17,186
                                                             ------------------ ------------------ ------------------
                  Total current assets                                 96,338            382,277          1,245,876
Property and equipment, net                                            10,713             22,519            177,671
                                                             ------------------ ------------------ ------------------
                  Total assets                                    $   107,051            404,796          1,423,547
                                                             ================== ================== ==================

Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable                                               $     8,476             63,806            151,184
   Accrued expenses                                                        --             22,700             55,789
   Deferred revenue                                                        --              5,800              1,000
   Income tax payable                                                   9,457             43,923            330,862
   Payroll taxes payable                                                   --             54,709             39,921
   Payable to employee                                                     --             16,500            152,547
   Payable to principal stockholder                                        --              1,047             46,695
   Deferred tax liability                                                 233              2,022              2,022
                                                             ------------------ ------------------ ------------------
                  Total current liabilities                            18,166            210,507            780,020
                                                             ------------------ ------------------ ------------------
Stockholders' equity:
   Common stock                                                        60,000             60,000             72,721
   Retained earnings                                                   28,885            134,289            643,806
                                                             ------------------ ------------------ ------------------
                  Total stockholders' equity                           88,885            194,289            643,527
                                                             ------------------ ------------------ ------------------
                  Total liabilities and
                     stockholders'equity                          $   107,051            404,796          1,423,547
                                                             ================== ================== ==================


See accompanying notes to combined financial statements

                            TRAVELZOO.COM CORPORATION
                                  AND AFFILIATE

                        Combined Statements of Operations

                                                     Period from                                  Nine months
                                                     May 21, 1998                                    ended
                                                    (inception) to      Year ended               September 30,
                                                     December 31,      December 31,    ----------------------------------
                                                         1998              1999              1999             2000
                                                   ------------------ ---------------- ----------------- ----------------
                                                                                                  (Unaudited)
Revenues:
   Advertising                                        $      57,327          893,244           405,403       2,688,877
   Commissions                                               26,774           61,015            50,243          92,354
                                                   ------------------ ---------------- ----------------- ----------------
              Total revenues                                 84,101          954,259           455,646       2,781,231
Cost of revenues                                             25,362          132,803            74,849         226,262
                                                   ------------------ ---------------- ----------------- ----------------
              Gross profit                                   58,739          821,456           380,797       2,554,969
                                                   ------------------ ---------------- ----------------- ----------------
Operating expenses:
   Sales and marketing                                        1,595          350,720           156,007       1,141,113
   General and administrative                                22,046          326,686           211,818         669,845
                                                   ------------------ ---------------- ----------------- ----------------
              Total operating expenses                       23,641          677,406           367,825       1,810,958
                                                   ------------------ ---------------- ----------------- ----------------
              Income before income taxes                     35,098          144,050            12,972         744,011
Income taxes                                                  6,213           38,646             3,382         307,494
                                                   ------------------ ---------------- ----------------- ----------------
              Net income                              $      28,885          105,404             9,590         436,517
                                                   ================== ================ ================= ================
Pro forma net income per share (Note 10):
   Pro forma basic and diluted net income per
      share                                           $       --                0.01             --               0.02
                                                   ================== ================ ================= ================
   Shares used in computing pro forma basic net
      income per share                                    9,431,741       19,323,064        19,314,314      19,355,147
                                                   ================== ================ ================= ================
   Shares used in computing pro forma diluted
      net income per share                                9,431,741       19,355,147        19,355,147      19,480,505
                                                   ================== ================ ================= ================


See accompanying notes to combined financial statements

                            TRAVELZOO.COM CORPORATION
                                  AND AFFILIATE

                   Combined Statements of Stockholders' Equity

            Period from May 21, 1998 (inception) to December 31, 1999
                    and nine months ended September 30, 2000


                                                   Common Stock
                                --------------------------------------------------------
                                                                  Silicon Channels
                                 Travelzoo.com Corporation          Corporation                            Total
                                ---------------------------- ---------------------------   Retained    stockholders'
                                   Shares        Amount         Shares        Amount       earnings       equity
                                ------------- -------------- ------------- ------------- ------------- --------------

Issuance of common stock         11,155,874      $10,000           1,000     $  50,000          --         60,000

Net income                             --           --             --             --          28,885       28,885
                                ------------- -------------- ------------- ------------- ------------- --------------

Balances, December 31, 1998      11,155,874       10,000           1,000        50,000        28,885       88,885

Net income                             --           --             --             --         105,404      105,404
                                ------------- -------------- ------------- ------------- ------------- --------------

Balances, December 31, 1999      11,155,874       10,000           1,000        50,000       134,289      194,289

Issuance of common stock upon                                                                               3,500
  exercise of options                70,000        3,500           --             --            --
  (unaudited)

Stock-based compensation
  expense (unaudited)                  --          9,221           --             --            --          9,221

Net income (unaudited)                 --           --             --             --         436,517      436,517
                                ------------- -------------- ------------- ------------- ------------- --------------

Balances, September 30, 2000
  (unaudited)                    11,225,874       22,721           1,000        50,000       570,806      643,527
                                ============= ============== ============= ============= ============= ==============


See accompanying notes to combined financial statements

                            TRAVELZOO.COM CORPORATION
                                  AND AFFILIATE

                        Combined Statements of Cash Flows

                                                     Period from                                  Nine months
                                                     May 21, 1998                                    ended
                                                    (inception) to      Year ended               September 30,
                                                     December 31,      December 31,    ----------------------------------
                                                         1998              1999              1999             2000
                                                   ------------------ ---------------- ----------------- ----------------
                                                                                                  (Unaudited)
Cash flows from operating activities:
   Net income                                         $     28,885          105,404             9,590          436,517
   Adjustments  to  reconcile  net  income to net
      cash  (used  in)   provided  by   operating
      activities:
      Depreciation                                             974            5,795             4,411           26,184
      Deferred taxes                                        (4,294)         (10,870)           (2,371)           --
      Provision for losses on accounts receivable            --              10,000             7,500           32,931
      Stock-based compensation expense                       --                --                --              9,221
      Changes    in    operating    assets    and
        liabilities:
        Accounts receivable                                (56,736)        (280,806)           (9,035)        (303,120)
        Deposits                                            (3,131)          (5,055)             --           (120,453)
        Prepayments and other current assets                (7,699)         (10,534)           (5,040)          (9,768)
        Accounts payable                                     8,476           55,330            (6,056)          87,378
        Accrued expenses                                     --              22,700            10,474           33,089
        Deferred revenue                                     --               5,800              --             (4,800)
        Income tax payable                                   9,457           34,466            (9,097)         286,939
        Payroll taxes payable                                --              54,709            14,873          (14,788)
        Payable to employee                                  --              16,500              --            136,047
        Payable to principal Stockholder                     --               1,047               922            5,648
                                                   ------------------ ---------------- ----------------- ----------------
        Net cash (used in)  provided by operating
           activities                                      (24,068)           4,486            16,171          601,025
                                                   ------------------ ---------------- ----------------- ----------------
Cash flows from investing activities:

   Capital expenditures for property and                   (11,687)         (17,601)          (10,389)        (181,336)
      equipment

   Loan receivable from principal Stockholder              (12,000)          12,000            12,000            --
                                                   ------------------ ---------------- ----------------- ----------------
        Cash  (used  in)  provided  by  investing
           activities                                      (23,687)          (5,601)            1,611         (181,336)
                                                   ------------------ ---------------- ----------------- ----------------
Cash flows from financing activities:

   Proceeds from issuance of common stock                   60,000             --                --              3,500
   Loans from principal stockholder                          --                --                --             40,000
                                                   ------------------ ---------------- ----------------- ----------------
        Cash provided by financing activities               60,000             --                --             43,500
                                                   ------------------ ---------------- ----------------- ----------------
Net increase (decrease) in cash                             12,245           (1,115)           17,782          463,189
Cash at beginning of period/year                             --              12,245            12,245           11,130
                                                   ------------------ ---------------- ----------------- ----------------
Cash at end of period/year                            $     12,245           11,130            30,027          474,319
                                                   ================== ================ ================= ================
Supplemental disclosure of cash flow information:
        Cash paid during  period/year  for income
           taxes                                      $      1,050           15,050            14,850           20,255
                                                   ================== ================ ================= ================

See accompanying notes to combined financial statements

                            TRAVELZOO.COM CORPORATION
                                  AND AFFILIATE

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1999

              (All information as of and for the nine months ended
                   September 30, 1999 and 2000 is unaudited.)


(1)  Summary of Significant Accounting Policies

     (a)  Description of Business

          The accompanying combined financial statements include the accounts of Travelzoo.com Corporation and its affiliate Silicon Channels Corporation dba Travelzoo.com Sales, Inc. (collectively the Companies). Travelzoo.com Corporation was incorporated in the Bahamas on May 21, 1998, and Silicon Channels Corporation was incorporated in California on September 28, 1998. The Companies operate the www.Travelzoo.com website that provides an on-line advertising medium for the travel industry.

     (b)  Basis of Presentation

          These combined financial statements present the Companies on a combined basis because of their common ownership by Mr. Ralph Bartel (the Principal Stockholder), and because these entities combined represent the historical operations of the www.Travelzoo.com website business. As of September 30, 2000, the Principal Stockholder owned 100% of the outstanding common stock of Silicon Channels Corporation and approximately 53% of the outstanding common stock of Travelzoo.com Corporation. The 47% of Travelzoo.com Corporation common stock not owned by the Principal Stockholder is owned by approximately 700,000 individual stockholders.

          On October 10, 1998, Travelzoo.com Corporation and Silicon Channels Corporation entered into an agreement whereby Silicon Channels agreed to manage the technical platform, marketing, customer support, and billing for the classified publishing business of the
          www.Travelzoo.com website in return for a 5% commission on the quarterly net income from such business. The October 10, 1998 agreement was subsequently replaced by a Service Agreement dated January 2, 1999. In the January 2, 1999 agreement, Silicon Channels agreed to perform all operation services for the www.Travelzoo.com website in return for 50% of the income before income taxes generated by the website. All assets, other than the domain name, www.Travelzoo.com, used in the operation of the www.Travelzoo.com website are owned by Silicon Channels. The income share transactions and all other intercompany transactions have been eliminated on combination.

          The accompanying combined condensed balance sheet as of September 30, 2000, the combined condensed statements of operations and cash flows for the nine months ended September 30, 1999 and 2000, and the combined condensed statement of stockholders' equity for the nine months ended September 30, 2000 are unaudited. In the opinion of the Companies' management, the unaudited interim combined condensed financial statements have been prepared on the same basis as the audited combined financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for their fair presentation. The results for the nine month period ended September 30, 2000, are not necessarily indicative of the results to be expected for the year ended December 31, 2000.

                            TRAVELZOO.COM CORPORATION
                                  AND AFFILIATE

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1999

              (All information as of and for the nine months ended
                   September 30, 1999 and 2000 is unaudited.)


     (c)  Use of Estimates

          Management of the Companies have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

     (d)  Property and Equipment

          Property and equipment is stated at cost, net of accumulated depreciation. Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets of three years.

     (e)  Revenue Recognition

          Revenue consists of advertising and commissions from e-commerce transactions. Advertising revenues are derived principally from the sale of display advertising, classified advertising, and banner advertising on the www.Travelzoo.com website. Commissions are derived from online bookings of travel services via the www.Travelzoo.com website.

          Advertising revenues are recognized in the period in which the advertisement is displayed, provided that evidence of an arrangement exists, the fees are fixed and determinable, no significant obligations remain at the end of the period, and collection of the resulting receivable is reasonably assured. If advertising is displayed within one month, revenues are recognized at the end of the display period. If advertising is displayed over two or more months, revenues are recognized ratably over the period. To the extent that the minimum guaranteed impressions are not met during the contract period, the Companies defer recognition of the corresponding revenues until the guaranteed impressions are achieved. Fees for banner advertising are recognized based on the number of impressions displayed or clickthroughs delivered during the period.

          The Companies have outsourced part of their advertising sales and production activities to DoubleClick, Inc. (DoubleClick). Under the terms of the agreement with DoubleClick, the Companies receive a portion of the revenue received by DoubleClick from customers for the display of advertising on the www.Travelzoo.com website. The Companies record these revenues on a net basis. The gross revenue received by DoubleClick from advertising on the www.Travelzoo.com website was $95,170 and $137,159 for the period from May 21, 1998 (inception) to December 31, 1998 and the year ended December 31, 1999, and $86,687 and $202,868 for the nine month periods ended September 30, 1999 and 2000, respectively. The Companies' share of this income, which has been recorded as revenue, was $47,144, and $66,691 for the period from May 21, 1998 (inception) to December 31, 1998 and the year ended December 31, 1999, and $42,019 and $105,008 for the nine month periods ended September 30, 1999 and 2000, respectively.

          Commissions are recorded as the net amount received by the Companies and are recognized in the period in which the commissions earned are reported to the Companies by the e-commerce partner.

                            TRAVELZOO.COM CORPORATION
                                  AND AFFILIATE

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1999

              (All information as of and for the nine months ended
                   September 30, 1999 and 2000 is unaudited.)

          Revenues from advertising barter transactions are recognized in the period during which the advertisements are displayed on the www.Travelzoo.com website. Expenses from barter transactions are recognized in the period during which the advertisements are displayed on the barter partner's website. Barter transactions are recorded at the fair value of the advertising provided based on cash received by the Companies for transactions involving similar types of advertising during the six months preceding the transaction in accordance with Emerging Issues Task Force (EITF) Issue No. 99-17, Accounting for Advertising Barter Transactions. The amounts included in advertising revenues and sales and marketing expenses for barter transactions were $-0- and $83,000 for the period from May 21, 1998 (inception) to December 31, 1998 and the year ended December 31, 1999, and $53,000 and $37,000 for the nine month periods ended September 30, 1999 and 2000, respectively.

     (f)  Advertising Costs

          Advertising costs are expensed as incurred. Advertising costs (including barter advertising) amounted to $1,595 and $169,374 for the period from May 21, 1998 (inception) to December 31, 1998 and the year ended December 31, 1999, and, $60,812 and $907,520 for the nine month periods ended September 30, 1999 and 2000, respectively.

     (g)  Income Taxes

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (h)  Impairment of Long-Lived  Assets and Long-Lived  Assets to Be Disposed
          Of

          The Companies account for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     (i)  Stock-Based Compensation

          As allowed under Statement of SFAS No. 123, Accounting for Stock-Based Compensation, the Companies have elected to follow Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to

                            TRAVELZOO.COM CORPORATION
                                  AND AFFILIATE

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1999

              (All information as of and for the nine months ended
                   September 30, 1999 and 2000 is unaudited.)


          Employees, and related interpretations in accounting for stock awards to employees. Deferred compensation for options granted to employees is determined as the difference between the deemed fair market value of the Companies' common stock and the exercise price on the date options were granted. Expense associated with stock-based compensation is amortized over the vesting period of the individual award.

     (j)  Website Development Costs

          Prior to June 30, 2000, website development costs were expensed as incurred. The Companies adopted EITF Issue No. 00-02, Accounting for Website Development Costs, on June 30, 2000. The adoption of EITF Issue No. 00-02 did not have a significant impact on the combined financial statements.

     (k)  Recent Accounting Pronouncements

          In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133, as amended by SFAS No. 137, Deferral of the Effective Date of FASB Statement No. 133, and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB Statement No. 133, establishes accounting and reporting standards for derivative instruments and requires recognition of all derivatives as assets or liabilities in the statement of financial position and measurement of those instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. The Companies will adopt the standard no later than the first quarter of fiscal 2001, and are in the process of determining the impact that adoption will have on the combined financial statements.

          In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements, as amended by SAB Nos. 101A and 101B, which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB No. 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. The Companies will adopt SAB No. 101 in the fourth quarter of 2000, and have determined that adoption will not have a material impact on the combined financial statements.

(2)  Property and Equipment

     Property and equipment consisted of the following:



                                              December 31,
                                    ----------------------------   September 30,
                                        1998            1999           2000
                                    ------------    ------------   ------------
Computer hardware, software,
  and office equipment              $    11,687         29,288        210,624
  Less accumulated depreciation            (974)        (6,769)       (32,953)
                                    ------------    ------------   ------------
     Total                          $    10,713         22,519        177,671
                                    ============    ============   ============

                            TRAVELZOO.COM CORPORATION
                                  AND AFFILIATE

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1999

              (All information as of and for the nine months ended
                   September 30, 1999 and 2000 is unaudited.)


(3)  Payable to Employee

     Payable to employee represents expense reimbursements payable to an employee.

(4)  Payable to Principal Stockholder

     Payable to principal stockholder includes unsecured loans payable of $-0-, $-0-, and $40,000, and expense reimbursements payable of $-0-, $1,047, and $6,695 as of December 31, 1998 and 1999 and September 30, 2000, respectively. The loans do not bear interest and are repayable on or before December 31, 2000.

(5)  Common Stock

     (a)  Travelzoo.com Corporation

          As of December 31, 1998 and 1999 and September 30, 2000, authorized common stock of Travelzoo.com Corporation comprises 2,000,000 shares of common stock of series $0.01 par value and 18,000,000 shares of common stock of series $-0- par value. Issued and outstanding common stock comprises 2,000,000 shares of common stock of series $0.01 par value as of December 31, 1998 and 1999 and September 30, 2000, and 9,155,874, 9,155,874 and 9,225,874 shares of common stock of series $-0- par value as of December 31 1998 and 1999, and September 30, 2000, respectively. All series of common stock in Travelzoo.com Corporation have identical rights.

          On September 2, 1998, Travelzoo.com Corporation issued 2,000,000 shares of series $0.01 par value and 4,000,000 shares of series $-0-par value common stock to the principal stockholder for cash proceeds of $10,000. On the same date, Travelzoo.com Corporation also issued for $-0- consideration, 5,155,874 shares of series $-0- par value common stock to approximately 700,000 individuals who had applied for shares during the period from May to July 1998 via the www.Travelzoo.com website.

          On February 20, 1999, a stock program for directors was adopted providing that each director of Travelzoo.com Corporation will receive 10,000 shares of Travelzoo.com Corporation's common stock as compensation for their services in the year ended December 31, 1999, and that if a director vacates his office prior to year-end, the amount of shares of stock will be prorated. Under this program, the directors are entitled to a total of 70,000 shares of stock for services provided in 1999. Compensation expense based on the fair value of the stock on the date of grant of $4,089 and $5,452 has been accrued in the combined income statements for the nine month period ended September 30, 1999 and the year ended December 31, 1999, respectively. These shares of common stock were issued in December 2000. No grant of stock to directors was made in 2000.

          During 2000, Travelzoo.com Corporation granted to an employee of Silicon Channels Corporation options to purchase 334,676 shares of common stock with an exercise price of $0.05. Compensation expense measured using the intrinsic-value method and recognized on a

                            TRAVELZOO.COM CORPORATION
                                  AND AFFILIATE

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1999

              (All information as of and for the nine months ended
                   September 30, 1999 and 2000 is unaudited.)


          straight-line basis over the two year vesting period of $9,221 is included in the combined income statement for the nine months ended September 30, 2000. In September 2000, upon the termination of the employee, 70,000 options were fully vested under the original terms of the grant and the remaining unvested options were forfeited. The 70,000 vested options were exercised in September 2000. There are no outstanding stock options as of September 30, 2000.

     (b)  Silicon Channels Corporation

          As of December 31, 1998 and 1999 and September 30, 2000, Silicon Channels Corporation authorized common stock comprised 10,000 shares of $-0- par value. During 1998, Silicon Channels Corporation issued 1,000 shares of common stock to the Principal Stockholder for cash proceeds of $50,000. These shares were outstanding as of December 31, 1998 and 1999 and September 30, 2000.

(6)  Income Taxes

     Income tax expense for the period from May 21, 1998 (inception) to December 31, 1998 and year ended December 31, 1999, consisted of the following:

                                 Current          Deferred          Total
                               ----------         --------        -------
      1998:
        Federal                $    6,430           (3,630)         2,800
        State                       3,827             (664)         3,163
        Foreign                       250             --              250
                               ----------         ----------     ---------
                               $   10,507           (4,294)         6,213
                               ==========         ==========     =========

      1999:
        Federal                $   35,013           (9,473)        25,540
        State                      14,253           (1,397)        12,856
        Foreign                       250             --              250
                               ----------         ----------     ---------
                               $   49,516          (10,870)        38,646
                               ==========         ==========     =========


     Income tax expense for the period from May 21, 1998 (inception) to December 31, 1998 and the year ended December 31, 1999, differed from the amounts computed by applying the applicable U.S. federal statutory income tax rates of 11% and 18% (blended rates) to pretax income for the respective periods as a result of the following:

                                                              1998        1999
                                                           ---------   ---------
      Federal tax at statutory rate                        $   3,875      26,195
      State taxes, net of federal income tax benefit           2,088      10,713
      Foreign taxes                                              250         250
      Other                                                       --       1,488
                                                           ---------   ---------
              Total tax expense                            $   6,213      38,646
                                                           =========   =========

                            TRAVELZOO.COM CORPORATION
                                  AND AFFILIATE

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1999

              (All information as of and for the nine months ended
                   September 30, 1999 and 2000 is unaudited.)


     The types of temporary differences that give rise to significant portions of the Companies' deferred tax assets and liabilities as of December 31, 1998 and 1999, are as follows:

                                                              1998        1999
                                                           ---------   ---------
     Deferred tax assets:
        Accruals and allowances                                $  --      6,630
        State income taxes                                     1,301      8,046
        Capitalized start-up costs                             3,226      2,510
                                                           ---------   ---------
             Gross deferred tax assets                         4,527     17,186
     Deferred tax liabilities - property and equipment          (233)    (2,022)
                                                           ---------   ---------
             Net deferred tax assets                       $   4,294     15,164
                                                           =========   =========


     No valuation allowance has been recorded for the deferred tax assets because management believes that the Companies are more likely than not to generate sufficient future taxable income to realize the related tax benefits.

(7)  Commitments

     The Companies lease office space in Mountain View, California, under a short-term lease which expires in January 2001. The future minimum monthly rental under this operating lease as of December 31, 1999, was $8,000. The operating lease arrangement was renewed in December 2000 (see Note 9).

     Rent expense was $-0- and $75,000 for the period from May 21, 1998 (inception) to December 31, 1998 and for the year ended December 31, 1999, and $49,000 and $88,000 for the nine month periods ended September 30, 1999 and 2000, respectively.

(8)  Significant Customer Information and Segment Reporting

     SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, establishes standards for the reporting by business enterprises of information about operating segments, products and services, geographic areas, and major customers. The method for determining what information to report is based on the way that management organizes the operating segments within a company for making operational decisions and assessments of financial performance.

     Each of the Companies' chief operating decision-maker, as defined in SFAS No. 131, is considered to be the principal stockholder. The principal stockholder reviews separate financial information for Travelzoo.com Corporation and Silicon Channels Corporation dba Travelzoo.com Sales, Inc. Reportable segment information for each company is as follows:

                            TRAVELZOO.COM CORPORATION
                                  AND AFFILIATE

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1999

              (All information as of and for the nine months ended
                   September 30, 1999 and 2000 is unaudited.)



                                   Period from May 21, 1998 (inception) to December 31, 1998
                                  ----------------------------------------------------------
                                                     Silicon
                                  Travelzoo.com     Channels
                                   Corporation     Corporation    Eliminations      Combined
                                  ------------     -----------    ------------      --------
Revenue from external
  customers                         $     --           84,101           --            84,101
Revenue from income
  sharing arrangements                  41,823           --          (41,823)           --
                                   -----------      ----------      ----------     ----------

     Total revenues                 $   41,823         84,101        (41,823)         84,101
                                   ===========      ==========      ==========     ==========
Segment income before
  income taxes                      $   33,987          1,111           --            35,098
                                   ===========      ==========      ==========     ==========

Depreciation                        $     --              974           --               974
                                   ===========      ==========      ==========     ==========
Total assets as of
  December 31, 1998                 $   44,766        101,599        (39,314)        107,051
                                   ===========      ==========      ==========     ==========

                                                  Year ended December 31, 1999
                                  ----------------------------------------------------------
                                                     Silicon
                                  Travelzoo.com     Channels
                                   Corporation     Corporation    Eliminations      Combined
                                  ------------     -----------    ------------      --------
Revenue from external
  customers                         $     --          954,259            --          954,259
Revenue from income
  sharing arrangements                  89,430           --          (89,430)            --
                                   -----------      ----------      ----------     ----------
     Total revenues                 $   89,430        954,259        (89,430)        954,259
                                   ===========      ==========      ==========     ==========
Segment income before
  income taxes                      $   78,969         65,081            --          144,050
                                   ===========      ==========      ==========     ==========
Depreciation                        $     --            5,795            --            5,795
                                   ===========      ==========      ==========     ==========
Total assets as of
  December 31, 1999                 $  119,647        397,253       (112,104)        404,796
                                   ===========      ==========      ==========     ==========

                            TRAVELZOO.COM CORPORATION
                                  AND AFFILIATE

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1999

              (All information as of and for the nine months ended
                   September 30, 1999 and 2000 is unaudited.)


                                          Nine month period ended September 30, 1999
                                  ----------------------------------------------------------
                                                     Silicon
                                  Travelzoo.com     Channels
                                   Corporation     Corporation    Eliminations      Combined
                                  ------------     -----------    ------------      --------

Revenue from external
  customers                         $    --           455,646            --          455,646
Revenue from income
  sharing arrangements                  30,822            --          (30,822)             .
                                   -----------      ----------      ----------     ----------
     Total revenues                 $   30,822        455,646         (30,822)       455,646
                                   ===========      ==========      ==========     ==========
Segment income before
  income taxes                      $   23,996        (11,024)            --          12,972
                                   ===========      ==========      ==========     ==========
Total assets as of
  September 30, 1999                $   58,602        122,477         (53,496)       127,583
                                   ===========      ==========      ==========     ==========



                                          Nine month period ended September 30, 2000
                                  ----------------------------------------------------------
                                                     Silicon
                                  Travelzoo.com     Channels
                                   Corporation     Corporation    Eliminations      Combined
                                  ------------     -----------    ------------      --------

Revenue from external
  customers                         $    --         2,781,231           --          2,781,231
Revenue from income
  sharing arrangements                400,340            --        (400,340)              --
                                   -----------      ----------      ----------     ----------
     Total revenues                 $ 400,340       2,781,231      (400,340)        2,781,231
                                   ===========      ==========      ==========     ==========
Segment income before
  income taxes                      $ 240,208         497,974         5,829           744,011
                                   ===========      ==========      ==========     ==========
Total assets as of
   September 30, 2000               $ 359,600       1,417,808      (353,861)        1,423,547
                                   ===========      ==========      ==========     ==========


     For the period ended December 31, 1998, the year ended December 31, 1999, and the nine month periods ended September 30, 1999 and 2000, substantially all assets and revenues of the Companies were in the United States.

                            TRAVELZOO.COM CORPORATION
                                  AND AFFILIATE

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1999

              (All information as of and for the nine months ended
                   September 30, 1999 and 2000 is unaudited.)

     Significant customer information is as follows:

                                Percent of total revenue
              ----------------------------------------------------------
               Period from                              Nine month               Percent of accounts receivable
               May 21, 1998                            periods ended           -----------------------------------
              (inception) to     Year ended            September 30,               December 31,      September 30,
                December 31,     December 31,        -------------------       -------------------   -------------
Customer         1998               1999              1999         2000         1998         1999        2000
--------      --------------     ------------        ------       ------       ------       ------   -------------
A                 54%                7%                9%           4%           67%          10%          9%
B                 25%                4%                8%          --            --           --          --
C                 --                10%               15%           4%           --           --           6%
D                 --                23%               16%          24%           --           39%          9%
E                 --                10%               10%           5%           --           22%         --
F                 --                 1%               --            4%           --            3%         12%
G                 --                --                --            7%           --           --          18%

     All of the above customers are based in the United States of America.

(9)  Subsequent Events

     (a)  Stock Split

          In March 2000, the Board of Directors of Travelzoo.com Corporation authorized a 2-for-1 stock split of Travelzoo.com Corporation's common stock. This stock split was effective as of December 1, 2000. All affected share amounts in the accompanying combined financial statements have been presented to reflect retroactively this stock split.

     (b)  Issuance of Directors' Shares

          On December 2, 2000, Travelzoo.com Corporation issued 70,000 shares to the board of directors for services provided in 1999.

     (c)  Lease Renewal

          On December 7, 2000, the Company entered into a lease renewal agreement with minimum rental payments of $190,145 for the Mountain View, California, facility that expires on December 31, 2001.

     (d)  Domain Name Purchase

          In December 2000, the Companies purchased the Internet domain name www.Weekend.com for cash of $200,000.

     (e)  Payable to Principal Stockholder

          On December 31, 2000, the Principal Stockholder agreed to extend the $40,000 loan until March 31, 2001.

     (f)  Combination  of   Travelzoo.com   Corporation  and  Silicon   Channels
          Corporation

          On January 18, 2001, Travelzoo Inc. was incorporated in Delaware as a wholly owned subsidiary of Travelzoo.com Corporation. Travelzoo Inc. is authorized to issue 40,000,000 shares of $0.01 par value common

                            TRAVELZOO.COM CORPORATION
                                  AND AFFILIATE

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1999

              (All information as of and for the nine months ended
                   September 30, 1999 and 2000 is unaudited.)



          stock and 5,000,000 shares of $0.01 par value preferred stock.

          On January 22, 2001, the Principal Stockholder contributed all the outstanding shares of common stock of Silicon Channels Corporation to Travelzoo Inc. in exchange for 8,129,273 shares of common stock of Travelzoo Inc. and options to acquire 2,158,349 shares of common stock of Travelzoo Inc. at $1.00 per share. Travelzoo Inc. was the surviving entity in the merger and the business which has been conducted by Silicon Channels Corporation is being continued by Travelzoo Inc. The transaction will be accounted for as a combination of entities under common control using "as-if pooling-of-interests" accounting. Under this method of accounting, the assets and liabilities of Silicon Channels Corporation and Travelzoo Inc. will be carried forward to the combined company at their historical costs. In addition, the financial statements of Silicon Channels Corporation and Travelzoo Inc. will be restated on a combined basis.

          During January 2001, the Board of Directors of Travelzoo.com Corporation proposed that Travelzoo.com Corporation be merged with Travelzoo Inc. whereby Travelzoo Inc. will be the surviving entity. Each share of Travelzoo.com Corporation outstanding at the consummation of the proposed merger will be exchanged for one share of Travelzoo Inc. The proposed merger will be consummated upon approval of the holders of a majority of the outstanding common stock of Travelzoo.com Corporation and the registration of the common stock of Travelzoo Inc. with the U.S. Securities and Exchange Commission. The proposed merger will be accounted for as a combination of entities under common control using "as-if pooling-of-interests" accounting. Under this method of accounting, the assets and liabilities of Travelzoo.com Corporation and Travelzoo Inc. will be carried forward to the combined company at their historical costs. In addition, the financial statements of Travelzoo.com Corporation and Travelzoo Inc. will be restated on a combined basis.


(10) Pro Forma Net Income Per Share (Unaudited)

     Pro forma net income per share gives effect to the merger between Silicon Channels Corporation and Travelzoo Inc. which was consummated on January 22, 2001 and the proposed merger between Silicon Channels Corporation and Travelzoo Inc. described in Note 9 as if the mergers had been consummated on May 21, 1998 using the actual and proposed exchange ratios.

     Pro forma basic net income per share is computed using the weighted-average number of outstanding shares of common stock and shares vested under the board of directors' share program (see Note 5). Pro forma diluted net income per share is computed using the weighted-average number of outstanding shares of common stock described above and dilutive potential common stock from options to purchase common stock using the treasury method and unvested shares issuable under the directors' program. A reconciliation of the weighted-average basic number of shares and the weighted-average diluted number of shares used in the calculations follows:

                            TRAVELZOO.COM CORPORATION
                                  AND AFFILIATE

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1999

              (All information as of and for the nine months ended
                   September 30, 1999 and 2000 is unaudited.)

                                                                                   Nine month periods ended
                                     Period from             Year ended                   September 30,
                               May 21, 1998 (inception)      December 31,          ------------------------
                                 to December 31, 1998            1999                  1999         2000
                               ------------------------      ------------          -----------   ----------
Weighted-average basic
   number of shares                   9,431,741                19,323,064        19,314,314      19,355,147
Effect of directors'
   shares vesting                          --                      32,083            40,833            --
Effect of employee
   stock options                           --                        --                --           125,358
                                      ---------                ----------        ----------      ----------
Weighted-average diluted
  number of shares                    9,431,741                19,355,147        19,355,147      19,480,505
                                      =========                ==========        ==========      ==========


     As of all periods presented, 2,158,349 options to purchase shares of common stock at $1.00 per share were not included in the calculation of pro forma diluted income per share because their effect was antidilutive.

                                                                         Annex A





                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                           TRAVELZOO.COM CORPORATION,
             a corporation organized under the Bahamas International
                          Business Companies Act 1989,

                                       and

                                 TRAVELZOO INC.,
                        a corporation organized under the
                General and Business Corporations Law of Delaware


                                   DATED AS OF

                                January 19, 2001








--------------------------------------------------------------------------------

                                Table of Contents
                                                                            Page
                                                                            ----
ARTICLE I. THE MERGER; CLOSING.................................................1
         1.1. The Merger.......................................................1
         1.2. Directors and Officers...........................................2
         1.3. Certificate of Incorporation and Bylaws..........................2
ARTICLE II. EFFECT OF THE MERGERS ON SECURITIES OF TRAVELZOO DELAWARE
            AND TRAVELZOO BAHAMAS..............................................2
         2.1. Conversion of Common Stock.......................................2
         2.2. Surrender and Payment............................................3
         2.3. Withholding Rights...............................................4
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF TRAVELZOO DELAWARE..............4
         3.1. Organization and Good Standing...................................4
         3.2. Capitalization...................................................4
         3.3. Authorization; Binding Agreement.................................4
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF TRAVELZOO BAHAMAS................5
         4.1. Organization and Good Standing...................................5
         4.2. Capitalization...................................................5
         4.3. Authorization; Binding Agreement.................................5
ARTICLE V.  ADDITIONAL COVENANTS OF TRAVELZOO BAHAMAS..........................6
         5.1. Shareholder Approval.............................................6
         5.2. Reasonable Best Efforts..........................................6
         5.3. Compliance.......................................................6
ARTICLE VI. ADDITIONAL COVENANTS OF TRAVELZOO DELAWARE AND TRAVELZOO
             BAHAMAS...........................................................6
         6.1. Director and Officer Liability...................................6
         6.2. Registration Statement; Prospectus/Proxy Statement...............7
         6.3. Tax Treatment....................................................8
ARTICLE VII. CONDITIONS........................................................8
         7.1. Conditions to Each Party's Obligations...........................8
              7.1.1. Shareholder Approvals.....................................8
              7.1.2. No Injunction or Action...................................8
              7.1.3. Governmental Approvals....................................8
              7.1.4. Registration Statement....................................9
         7.2. Conditions to Obligations of Travelzoo Delaware..................9
              7.2.1. Travelzoo Bahamas Representations and Warranties..........9
              7.2.2. Performance by Travelzoo Bahamas..........................9
         7.3. Conditions to Obligations of Travelzoo Bahamas...................9
              7.3.1. Travelzoo Delaware Representations and Warranties.........9
              7.3.2. Performance by Travelzoo Delaware.........................9
ARTICLE VIII. TERMINATION AND ABANDONMENT......................................9
         8.1. Termination......................................................9
         8.2. Effect of Termination...........................................10
ARTICLE IX. MISCELLANEOUS.....................................................11
         9.1. Amendment and Modification......................................11
         9.2. Waiver of Compliance; Consents..................................11
         9.3. Survival of Representations and Warranties......................11
         9.4. Notices.........................................................11
         9.5. Binding Effect; Assignment......................................12
         9.6. Expenses........................................................12
         9.7. Governing Law...................................................13
         9.8. Counterparts....................................................13
         9.9. Entire Agreement................................................13
         9.10. Third Parties..................................................13

                            GLOSSARY OF DEFINED TERMS
                            -------------------------

                                                                    Page Where
                                                                    Term Defined



Agreement......................................................................1
Articles of Merger.............................................................2
Closing........................................................................1
Closing Date...................................................................1
Code...........................................................................1
DGCL...........................................................................1
Dissenting Shares..............................................................2
Effective Time.................................................................2
Exchange Agent.................................................................3
Form S-4.......................................................................7
IBCA...........................................................................2
Indemnified Losses.............................................................6
Indemnified Person.............................................................6
Merger.........................................................................1
Merger Consideration...........................................................2
Plan of Merger.................................................................1
Proxy Statement/Prospectus.....................................................7
Surviving Corporation..........................................................1
Travelzoo Bahamas..............................................................1
Travelzoo Bahamas Common Stock.................................................2
Travelzoo Bahamas Shareholders Meeting.........................................6
Travelzoo Delaware.............................................................1
Travelzoo Delaware Common Stock................................................2
Travelzoo Delaware Shareholders Meeting........................................7

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (the "Agreement") is made and entered into as of January 19, 2001, by and between Travelzoo.com Corporation, a corporation organized under the Bahamas International Business Companies Act 1989 ("Travelzoo Bahamas"), and its subsidiary, Travelzoo Inc., a corporation organized under the General and Business Corporations Law of the State of Delaware, United States of America ("Travelzoo Delaware").

                                    Recitals

     A. The respective Boards of Directors of Travelzoo Bahamas and Travelzoo Delaware have approved and deem it advisable and in the best interests of their respective companies and shareholders to consummate the merger (the "Merger") provided for herein, pursuant to which Travelzoo Bahamas will be merged into Travelzoo Delaware. Upon consummation of the Merger, the current shareholders of Travelzoo Bahamas will become shareholders of Travelzoo Delaware.

     B. For federal income tax purposes, it is intended that the Merger qualify as a reorganization described in Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

     C. Travelzoo Delaware and Travelzoo Bahamas desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

     NOW,   THEREFORE,   in   consideration   of  the  foregoing,   and  of  the
representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I.
                               THE MERGER; CLOSING

     1.1. The Merger.Pursuant to the plan of merger, in substantially the form attached hereto as Exhibit A (the "Plan of Merger"), upon the terms and subject to the conditions set forth in this Agreement and in the Plan of Merger:

     (a) Travelzoo Bahamas shall be merged with and into Travelzoo Delaware in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"). Travelzoo Delaware shall be the surviving corporation (the "Surviving Corporation") in the Merger and shall continue its corporate existence under the laws of the State of Delaware. The effects and consequences of the Merger shall be as set forth in the Plan of Merger.

     (b) Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Travelzoo Bahamas, at 800 West El Camino Real, Suite 180, Mountain View, California 94040, at 10:00 a.m. local time, on the fifth Business Day following the day on which the last to be fulfilled or waived of the conditions set forth in Article VIII (excluding conditions that, by their terms cannot be satisfied until the Closing Date, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as Travelzoo Delaware and Travelzoo Bahamas may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     (c) As soon as practicable following the Closing, the parties shall (i) file articles of merger with respect to each of the Merger (the "Articles of Merger") in such form as is required by and executed in accordance with the DGCL and (ii) make all other filings or recordings required under the laws of the Commonwealth of the Bahamas. The Merger shall become effective at such time and date (the "Effective Time") which is the date and time of the filing of the Articles of Merger with respect to the Merger in the office of the Secretary of State of Delaware (or such other date and time as may be specified in such certificate as may be permitted by the DGCL).

     1.2. Directors and Officers. The directors and officers of Travelzoo Delaware immediately prior to the Effective Time shall remain the directors and officers of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with the laws of Delaware or until their earlier death, resignation or removal.

     1.3. Certificate of Incorporation and Bylaws. The articles of incorporation and bylaws of Travelzoo Delaware immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the surviving corporation of the Merger as of the Effective Time.

                                   ARTICLE II.
          EFFECT OF THE MERGERS ON SECURITIES OF TRAVELZOO DELAWARE AND
                               TRAVELZOO BAHAMAS

     2.1. Conversion of Common Stock.

     (a) Subject to the provisions of this Agreement, at the Effective Time each issued and outstanding share of common stock, par value U.S.$.01 per share, and each outstanding share of common stock, no par value per share, of Travelzoo Bahamas (the "Travelzoo Bahamas Common Stock"), shall be converted into the right to receive one (1) share of common stock, par value U.S.$.01 per share, of Travelzoo Delaware (the "Travelzoo Delaware Common Stock"), subject to the terms and conditions set forth herein (the "Merger Consideration").

     (b) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time all shares of Travelzoo Bahamas Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of Travelzoo Bahamas Common Stock shall thereafter cease to have any rights with respect to such shares of Travelzoo Bahamas Common Stock, except the right to receive, without interest, the applicable Merger Consideration upon the delivery to Travelzoo Delaware of the information required pursuant to Section 2.2 hereof. To the extent that dissenting shareholders' rights are available under Section 81 of The Bahamas International Business Companies Act 1989 (the "IBCA"), and the shareholders of Travelzoo Bahamas properly take all actions necessary under the IBCA to exercise and perfect such rights in respect of their shares (the "Dissenting Shares"), such Dissenting Shares shall not be converted into the right to receive Merger Consideration at or after the Effective Time unless and until the holder of such shares subsequently fails to or becomes ineligible to exercise such rights. Travelzoo Bahamas shall give prompt notice to Travelzoo Delaware of any demand received by Travelzoo Bahamas from a dissenting shareholder pursuant to the IBCA.

     (c) Notwithstanding anything contained in this Section to the contrary, any shares of Travelzoo Bahamas Common Stock issued and held in Travelzoo Bahamas' treasury immediately prior to the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor and will not be deemed outstanding for purposes of
Section 2.2.

     2.2. Surrender and Payment.

     (a) Prior to the Effective Time, Travelzoo Delaware and Travelzoo Bahamas shall appoint an agent (the "Exchange Agent") for the purpose of issuing the Merger Consideration in exchange for the outstanding shares of Common Stock of Travelzoo Bahamas. Prior to or promptly after the Effective Time, Travelzoo Bahamas will send, or will cause the Exchange Agent to send, to each record holder of shares of Travelzoo Bahamas Common Stock instructions for exercising such holder's right to receive the Merger Consideration, which shall include a requirement that the shareholder send a communication to Travelzoo Delaware, by electronic mail, Internet communication, written communication or other method to be specified in such instructions, which shall (i) include the name and country of residence of the shareholder, the shareholder's registered email address and the shareholder's password (ii) provide a mailing address for the shareholder and (iii) indicate whether such shareholder consents to receive communications from Travelzoo Delaware, including notices, reports and other communications required under the DGCL and under the rules and regulations of the United States Securities and Exchange Commission, by electronic transmission. If the shareholder no longer has access to his or her registered email address, such shareholder will be required to update his or her registered email address by making a written request to Travelzoo Delaware, by electronic mail, Internet communication, written communication or other method to be specified in the exercise instructions, which shall include (x) the shareholder's name, (y) a copy of the shareholder's passport or other photo identification, and (z) either the shareholder's current registered email address or the serial numbers of the shareholder's Travelzoo Bahamas Common Stock issued to the shareholder when he or she received the Travelzoo Bahamas Common Stock.

     (b) Upon delivery to the Exchange Agent of a notice substantially in accordance with the instructions to be provided in accordance with paragraph (a) above, the Exchange Agent shall cause to be issued to the applicable shareholders, by book entry, the shares of Common Stock of Travelzoo Delaware representing the Merger Consideration which they shall be entitled hereunder, and shall advise the shareholder of such issuance by electronic communication or other method approved by Travelzoo Delaware.

     (c) Any holder of Common Stock of Travelzoo Bahamas who has not exchanged such holder's shares for the Merger Consideration in accordance with this
Section 2.2 within six months after the Effective Time shall thereafter look only to Travelzoo Delaware for issuance of the Merger Consideration, and shall not be entitled to any dividends or distributions, or any other rights of a holder of the Common Stock of Travelzoo Delaware, for any period prior to such issuance, and shall in any event not be entitled to any interest or other consideration in respect of the delay in issuance to such shareholder of the Merger Consideration. Travelzoo Delaware shall not be liable to any Travelzoo Bahamas Holder for any amounts paid or shares transferred to any public official pursuant to applicable abandoned property, escheat or similar laws. Any rights to receive the Merger Consideration remaining unclaimed by the former holders of the Common Stock of Travelzoo Bahamas two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by applicable law, be cancelled.

     2.3. Withholding Rights. Travelzoo Delaware shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this
Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If Travelzoo Delaware so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the Travelzoo Bahamas Holder in respect of which Travelzoo Delaware made such deduction and withholding.


                                  ARTICLE III.
              REPRESENTATIONS AND WARRANTIES OF TRAVELZOO DELAWARE

     Travelzoo Delaware represents and warrants to Travelzoo Bahamas that the statements contained in this Article III are true and correct except as otherwise expressly contemplated by this Agreement.

     3.1. Organization and Good Standing. Travelzoo Delaware is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     3.2. Capitalization. As of the date hereof, the authorized capital stock of Travelzoo Delaware consists of 40,000,000 shares of Travelzoo Delaware Common Stock, par value $.01 per share and 5,000,000 shares of Travelzoo Delaware preferred stock, par value $.01 per share. Of such authorized shares, as of the date hereof, there are 100 shares of Travelzoo Delaware Common Stock issued and outstanding, and no shares of Travelzoo Delaware Common Stock are issued and held in the treasury of Travelzoo Delaware, and no shares of Travelzoo Delaware preferred stock are issued or outstanding. As of the date hereof there are no options to purchase Travelzoo Delaware Common Stock outstanding. There are no other outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the authorized but not issued or unauthorized shares of the capital stock or any other security of Travelzoo Delaware, and there is no other authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security.

     3.3. Authorization; Binding Agreement. Travelzoo Delaware has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Travelzoo Delaware's Board of Directors, and the Merger has been approved by the holder of all outstanding shares of Common Stock of Travelzoo Delaware in accordance with the requirements of the DGCL, and no other corporate proceedings on the part of Travelzoo Delaware are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Travelzoo Delaware and constitutes the legal, valid and binding obligation of Travelzoo Delaware, enforceable against Travelzoo Delaware in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity.

                                   ARTICLE IV.
               REPRESENTATIONS AND WARRANTIES OF TRAVELZOO BAHAMAS

     Travelzoo Bahamas represents and warrants to Travelzoo Delaware that the statements contained in this Article IV are true and correct.

     4.1. Organization and Good Standing. Travelzoo Bahamas is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of the Bahamas.

     4.2. Capitalization. As of the date hereof, the authorized capital stock of Travelzoo Bahamas consists of 20,000,000 shares of Travelzoo Bahamas Common Stock. Of such authorized shares, as of the date hereof, there are issued and outstanding no shares of Travelzoo Bahamas Common Stock, 11,295,874 shares of Travelzoo Bahamas Common Stock are issued and held in the treasury of Travelzoo Bahamas, and no other capital stock of Travelzoo Bahamas is issued or outstanding. All issued and outstanding shares of Travelzoo Bahamas Common Stock are duly authorized, validly issued and outstanding, fully paid and nonassessable. There are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the authorized but not issued or unauthorized shares of the capital stock or any other security of Travelzoo Bahamas, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security.

     4.3. Authorization; Binding Agreement. Travelzoo Bahamas has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Travelzoo Bahamas' Board of Directors, and no other corporate proceedings on the part of Travelzoo Bahamas are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than the approval and adoption of this Agreement, the Plan of Merger and the transactions contemplated hereby by the shareholders of Travelzoo Bahamas in accordance with the IBCA and the Memorandum of Association and Articles of Association of Travelzoo Bahamas). This Agreement has been duly and validly executed and delivered by Travelzoo Bahamas and constitutes the legal, valid and binding obligation of Travelzoo Bahamas, enforceable against Travelzoo Bahamas in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity.


                                   ARTICLE V.
                    ADDITIONAL COVENANTS OF TRAVELZOO BAHAMAS

     Travelzoo Bahamas covenants and agrees as follows:

     5.1. Shareholder Approval. As soon as practicable, Travelzoo Bahamas will take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "Travelzoo Bahamas Shareholders Meeting") for the purpose of approving this Agreement and the Merger and the transactions contemplated hereby. Except as otherwise contemplated by this Agreement and subject to the exercise of their fiduciary duties, the Board of Directors of Travelzoo Bahamas will recommend to the shareholders of Travelzoo Bahamas that they approve the Merger.

     5.2. Reasonable Best Efforts.Subject to the terms and conditions herein provided, Travelzoo Bahamas agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement. Upon the terms and subject to the conditions hereof, Travelzoo Bahamas agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein.

     5.3.   Compliance.   In  consummating   the  Merger  and  the  transactions
contemplated hereby, Travelzoo Bahamas shall comply, in all material respects, with all applicable Laws.

                                   ARTICLE VI.
        ADDITIONAL COVENANTS OF TRAVELZOO DELAWARE AND TRAVELZOO BAHAMAS

     Travelzoo Delaware and Travelzoo Bahamas covenant and agree that they will take the necessary actions prior to the Effective Time to cause Travelzoo Delaware to do the following:

     6.1. Director and Officer Liability.

     (a) The Surviving Corporation shall indemnify and hold harmless and advance expenses to the present and former officers and directors of Travelzoo Delaware and Travelzoo Bahamas, and each person who prior to the Effective Time becomes an officer or director of Travelzoo Delaware or Travelzoo Bahamas (each an "Indemnified Person"), in respect of acts or omissions by them in their capacities as such occurring at or prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with this Agreement and the consummation of the Merger) to the fullest extent permissible under applicable law (collectively, the "Indemnified Losses"). Without limiting the generality of the foregoing, the Indemnified Losses shall include reasonable costs of prosecuting a claim under this Section. The Surviving Corporation shall periodically advance or reimburse each Indemnified Person for all reasonable fees and expenses of counsel constituting Indemnified Losses as such fees and expenses are incurred; provided that such Indemnified Person shall agree to promptly repay to the Surviving Corporation the amount of any such reimbursement if it shall be judicially determined by judgment or order not subject to further appeal or discretionary review that such Indemnified Person is not entitled to be indemnified by the Surviving Corporation in connection with such matter.

     (b) For at least three years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with this Agreement and the consummation of the Merger) covering each such Indemnified Person currently covered by Travelzoo Delaware's officers' and directors' liability insurance policy (with respect to officers and directors of Travelzoo Delaware) or by Travelzoo Bahamas' officers' and directors' liability insurance policy (with respect to officers and directors of Travelzoo Bahamas) on terms with respect to coverage and amount (including with respect to the payment of attorney's fees) no less favorable than those of such policy in effect on the date hereof.

     (c) The rights of each Indemnified Person and his or her heirs and legal representatives under this Section 7.1 shall be in addition to any rights such Person may have under the articles of incorporation or bylaws of Travelzoo Delaware (with respect to the Travelzoo Delaware officers and directors) or the Memorandum of Association or Articles of Association of Travelzoo Bahamas (with respect to the Travelzoo Bahamas officers and directors), any agreement providing for indemnification, or under the laws of the State of Delaware, the IBCA or any other applicable Laws. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

     6.2. Registration Statement; Prospectus/Proxy Statement.

     Travelzoo Delaware and Travelzoo Bahamas shall cooperate and promptly prepare and Travelzoo Delaware shall file with the SEC as soon as practicable a Registration Statement on Form S-4 or other applicable form (the "Form S-4") under the Securities Act, with respect to Travelzoo Delaware Common Stock issuable in the Merger, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meeting of the Travelzoo Delaware shareholders held for the purpose of approving this Agreement and the Merger and the transactions contemplated hereby (the "Travelzoo Delaware Shareholders Meeting") and Travelzoo Bahamas Shareholders Meeting (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Travelzoo Delaware and Travelzoo Bahamas will cooperate to have the Form S-4 declared effective by the SEC as promptly as practicable and to keep the Form S-4 effective as long as is necessary to consummate the Merger. Travelzoo Delaware shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. Travelzoo Delaware shall ensure that the Proxy Statement/Prospectus and each amendment or supplement thereto will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Travelzoo Delaware in reliance upon and in conformity with written information concerning Travelzoo Bahamas furnished to Travelzoo Delaware by Travelzoo Bahamas specifically for use in the Proxy Statement/Prospectus. Travelzoo Delaware and Travelzoo Bahamas agree that the written information provided by them for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     6.3. Tax Treatment. The Surviving Corporation shall use its reasonable best efforts to cause the Merger to qualify as either, and will not take any action which to its knowledge could reasonably be expected to prevent the Merger from qualifying as either, a reorganization under Section 368(a) of the Code.

                                  ARTICLE VII.
                                   CONDITIONS

     7.1.Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver on or prior to the Closing Date of the following conditions:

                 7.1.1. Shareholder Approvals. The Merger shall have been approved at or prior to the Effective Time by the requisite vote of the shareholders of Travelzoo Bahamas in accordance with the IBCA and Travelzoo Bahamas' Memorandum of Association.

                  7.1.2. No Injunction or Action. No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority, which prohibits or prevents the consummation of the Merger and which has not been vacated, dismissed or withdrawn by the Effective Time. Travelzoo Delaware and Travelzoo Bahamas shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn on or prior to the Effective Time.

                  7.1.3. Governmental Approvals. All Consents of any Governmental Authority required for the consummation of the Merger and the transactions contemplated by this Agreement shall have been obtained.

                  7.1.4. Registration Statement. The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no action, suit, proceeding or investigation for that purpose shall have been initiated or threatened by any Governmental Authority.

     7.2. Conditions to Obligations of Travelzoo Delaware. The obligation of Travelzoo Delaware to effect the Merger shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, which may be waived by Travelzoo Delaware:

                  7.2.1. Travelzoo Bahamas Representations and Warranties. As of the Closing Date, none of the representations or warranties of Travelzoo Bahamas contained in this Agreement shall be untrue or incorrect in any material respect as of the Closing Date.

                  7.2.2. Performance by Travelzoo Bahamas. Travelzoo Bahamas shall have performed and complied with all of the covenants and agreements in all material respects and satisfied in all material respects all of the conditions required by this Agreement to be performed or complied with or satisfied by Travelzoo Bahamas on or prior to the Closing Date.

     7.3. Conditions to Obligations of Travelzoo Bahamas. The obligations of Travelzoo Bahamas to effect the Travelzoo Bahamas Merger shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, which may be waived by Travelzoo Bahamas:

                  7.3.1.  Travelzoo  Delaware  Representations  and  Warranties.
         As of the Closing Date, none of the representations or warranties of Travelzoo Delaware contained in this Agreement shall be untrue or incorrect in any material respect as of the Closing Date.

                  7.3.2. Performance by Travelzoo Delaware. Travelzoo Delaware shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by Travelzoo Delaware on or prior to the Closing Date.


                                  ARTICLE VIII.
                           TERMINATION AND ABANDONMENT

     8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the shareholders of Travelzoo Delaware and the shareholders of Travelzoo Bahamas:

     (a)  by mutual consent of Travelzoo Delaware and Travelzoo Bahamas;

     (b) (1) by Travelzoo Delaware (provided that Travelzoo Delaware is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by Travelzoo Bahamas of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, and such breach or condition has not been cured within 30 days following receipt by Travelzoo Bahamas of written notice of such breach; (2) by Travelzoo Bahamas (provided that Travelzoo Bahamas is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if

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

there has been a breach by Travelzoo Delaware of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, and such breach or condition has not been cured within 30 days following receipt by Travelzoo Delaware of written notice of such breach;

     (c) by either Travelzoo Bahamas or Travelzoo Delaware if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction, any arbitrator or any Governmental Authority preventing or prohibiting consummation of the Merger shall have become final and nonappealable;

     (d) by either Travelzoo Bahamas or Travelzoo Delaware if the Merger shall not have been consummated before May 1, 2001 unless the failure of the Effective Time to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in all material respects the covenants and agreements of such party set forth herein;

     (e) by either Travelzoo Bahamas or Travelzoo Delaware if the transactions contemplated by this Agreement shall fail to receive the requisite vote for approval and adoption (1) by the shareholders of Travelzoo Delaware at the Travelzoo Delaware Shareholders Meeting or any adjournment or postponement thereof or (2) by the shareholders of Travelzoo Bahamas at the Travelzoo Bahamas Shareholders Meeting or any adjournment or postponement thereof; provided that the right to terminate this Agreement under this Section 9.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of such approval to have been obtained;

     (f) By either Travelzoo Delaware or Travelzoo Bahamas, if the Board of Directors of the other shall have withdrawn, or modified or changed in a manner adverse to the terminating party its approval or recommendation of the Merger and/or the Travelzoo Delaware or Travelzoo Bahamas Proposals, each as the case may be; or

     (g) by either Travelzoo Bahamas or Travelzoo Delaware if the Board of Directors of either company determines, in its discretion, that the number of shareholders requesting paper delivery (as opposed or in addition to electronic delivery) of the Proxy Statement/Prospectus impairs the feasibility of the consummation of the Merger.

     8.2. Effect of Termination. In the event of the termination of this Agreement by either Travelzoo Delaware or Travelzoo Bahamas pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Travelzoo Bahamas or Travelzoo Delaware.

                                   ARTICLE IX.
                                  MISCELLANEOUS

     9.1. Amendment and Modification. To the extent permitted by applicable Law, this Agreement may be amended, modified or supplemented only by a written agreement among Travelzoo Delaware and Travelzoo Bahamas, whether before or after approval of this Agreement and the Plan of Merger by the shareholders of Travelzoo Delaware and Travelzoo Bahamas, except that following approval by the shareholders of either Travelzoo Delaware or Travelzoo Bahamas, there shall be no amendment or change to the provisions hereof with respect to the Merger
Consideration without further approval by such approving shareholders, and no other amendment shall be made which by law requires further approval by such shareholders without such further approval.

     9.2. Waiver of Compliance; Consents. Any failure of Travelzoo Delaware on the one hand, or Travelzoo Bahamas on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Travelzoo Bahamas on the one hand, or Travelzoo Delaware on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section.

     9.3. Survival of Representations and Warranties. The respective representations and warranties of Travelzoo Delaware and Travelzoo Bahamas contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement, notwithstanding any investigation made or information obtained by the other party, but shall terminate at the Effective Time.

     9.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                (i)  if to Travelzoo Delaware,  to:

                     Travelzoo Inc.
                     800 West El Camino Real,  Suite 180
                     Mountain View,  CA 94040
                     Attention: Chairman of the Board, Chief Executive
                                Officer and President
                     Fax  650-943-2433

                with a copy to:

                     Bryan Cave LLP
                     211 North Broadway, Suite 3600
                     St. Louis, Missouri 63102-2750
                     Attention: Denis P. McCusker, Esq.
                     Telecopy:  (314) 259-2020

                and

                (ii) if to Travelzoo Bahamas, to:

                     Travelzoo.com Corporation
                     800 West El Camino Real, Suite 180
                     Mountain View, CA 94040
                     Attention:  Chairman of the Board, Chief Executive
                                 Officer and President
                     Fax 650-943-2433

                with a copy to:

                     Bryan Cave LLP
                     211 North Broadway, Suite 3600
                     St. Louis, Missouri 63102-2750
                     Attention:  Denis P. McCusker, Esq.
                     Telecopy:   (314) 259-2020


     9.5. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other parties hereto.

     9.6. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, provided, however, that each of Travelzoo Bahamas and Travelzoo Delaware shall pay one-half of the expenses related to printing, filing and mailing the registration statement and related prosy statement for the Merger, the fees and expenses of Bryan Cave LLP and all filing fees incurred in connection with the Merger or the issuance of the Travelzoo Delaware Common Stock.

     9.7. Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Delaware, and the parties hereto consent to the jurisdiction of the courts of or in the State of Delaware in connection with any dispute or controversy relating to or arising out of this Agreement and the transactions contemplated hereby.

     9.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.9. Entire Agreement. This Agreement and the other agreements, documents or instruments referred to herein or executed in connection herewith embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

     9.10. Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto, or, a successor or permitted assign of such a party; provided, however, that the parties hereto specifically acknowledge that the provisions of Section 6.1 above, are intended to be for the benefit of, and shall enforceable by, the officers and directors of Travelzoo Delaware and of Travelzoo Bahamas and/or the Travelzoo Bahamas Subsidiaries affected thereby and their heirs and representatives.

                  [Remainder of Page Intentionally Left Blank]


     IN WITNESS WHEREOF, Travelzoo Delaware and Travelzoo Bahamas have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first above written.

                                             TRAVELZOO.COM CORPORATION

                                             By: /s/ Ralph Bartel
                                                --------------------------------
                                                 Name:  Ralph Bartel
                                                 Title:  Chief Executive Officer


                                             TRAVELZOO INC.

                                             By: /s/ Ralph Bartel
                                                --------------------------------
                                                 Name:  Ralph Bartel
                                                 Title:  Chief Executive Officer

                                                                         Annex B
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 TRAVELZOO INC.

         FIRST:   The name of the Corporation is TRAVELZOO INC.

         SECOND: Its registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name and address of its registered agent is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("GCL").

         FOURTH:

         A.   Classes and Number of Shares.

         The total number of shares of stock which the Corporation shall have authority to issue is 40,000,000 shares of common stock of the par value of $0.01 each, amounting in the aggregate to Four Hundred Thousand Dollars ($400,000) ("Common Stock"), and 5,000,000 shares of preferred stock of the par value of $0.01 each, amounting in the aggregate to $50,000 ("Preferred Stock").

         B.   Preemptive Rights.

         Except as may otherwise be provided by agreement among stockholders of the Corporation, no stockholder of any class of stock of the Corporation shall have any preemptive right to acquire any additional shares of stock of the Corporation of any class or series or any security convertible into, or exercisable or exchangeable for, such stock.

         C.   Terms of Common Stock.

         The voting powers and relative, participating, optional and other special rights of the Common Stock, and the qualifications, limitations and restrictions thereof, are as follows:

              1. Voting Rights and Powers. Except as provided in the GCL, the holders of shares of the Common Stock shall vote together as a single class (with the holders of all series of Preferred Stock entitled to vote together with the holders of the shares of Common Stock) on all matters as to which such holders are entitled to vote.

              2. Dividend Rights. No cash dividends may be declared and paid upon the Common Stock so long as any Preferred Stock is outstanding. Thereafter, cash dividends may be declared and paid upon the Common Stock in such amounts and at such times as the Board of Directors may determine. Funds otherwise legally available for the payment of dividends on the Common Stock shall not be restricted or reduced by reason of there being any excess of the aggregate preferential amount of any series of Preferred Stock outstanding over the aggregate par value thereof.

              3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid or set apart for payment of holders of any outstanding shares of Preferred Stock the full preferential amounts to which they are entitled, the entire remaining assets and funds of the Corporation legally available for distribution, if any, to its shareholders shall be distributed ratably among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

              4.  Redemption.

                  (a) Redemption at the Corporation's Election Upon Triggering Event. At any time or times on or after a Triggering Event (as defined below), the Corporation shall have the right in its sole discretion, to require that all, but not less than all, of the outstanding Common Stock held by a Triggering Holder (as defined below) (the "Redemption Shares") be redeemed ("Redemption Election") at a price per share of Common Stock equal to (A) if there is no public market for the Common Stock, the fair market value per share of the Common Stock as determined by the Board of Directors of the Corporation, or (B) if the Common Stock has an established public trading market, the market value per share of the Common Stock (the " Redemption Price"). The Corporation shall exercise its right to make a Redemption Election by providing each Triggering Holder written notice ("Notice of Redemption") by electronic mail, facsimile or overnight courier, after the occurrence of a Triggering Event. The Notice of Redemption shall indicate the anticipated date on which the Corporation shall redeem the Redemption Shares ("Redemption Date"). If the Corporation has exercised its right of Redemption Election and the conditions to such Redemption Election have been satisfied then all such Redemption Shares outstanding shall be redeemed as of the Redemption Date by payment by or on behalf of the Corporation to each Triggering Holder of Redemption Shares of the Redemption Price. If the Corporation fails to pay the full Redemption Price with respect to any Redemption Shares on the Redemption Date, the Redemption Election shall be null and void with respect to such Redemption Shares and the Holder of such Redemption Shares shall be entitled to all the rights of a Holder of outstanding Common Stock set forth in this Certificate of Incorporation.

                  (b) "Triggering Event". A "Triggering Event" shall be deemed to have occurred at such time as the occurrence of the revocation by any holder of Common Stock of consent to electronic notice and communications from the Corporation. A "Triggering Holder" shall be any holder of Common Stock who takes action resulting in a Triggering Event.

     D.  Preferred Stock.

         Subject to the requirements of the GCL and the provisions of this Certificate of Incorporation, the Board of Directors is expressly authorized to cause any number of the authorized and undesignated shares of Preferred Stock to be issued from time to time in one or more series of Preferred Stock with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, if any, as the Board of Directors may fix by resolution or resolutions, prior to the issuance of any shares of such series of Preferred Stock, each of which series may differ from any and all other series, including, without limiting the generality of the foregoing, the following:

              (i) The number of shares constituting such series of Preferred Stock and the designation thereof;

              (ii) The dividend rate, if any, on the shares of such series of Preferred Stock, whether and the extent to which any such dividends shall be cumulative or non-cumulative, the relative rights of priority, if any, of payments of any dividends, and the times at which, and the terms and conditions on which, any dividends shall be paid;

              (iii) The right, if any, of the holders of shares of such series of Preferred Stock to vote and the manner of voting, except as may otherwise be provided by the GCL;

              (iv) The right, if any, of the holders of shares of such series of Preferred Stock to convert the same into, or the right, if any, of the Corporation to exchange the same for, another class or series of stock of the Corporation and the terms and conditions, including any provision for future adjustment in the conversion or exchange rate, under which said shares may be converted or exchanged;

              (v) The redemption or purchase price or prices of the shares of such series of Preferred Stock, if any, and the times at which, and the terms and conditions on which, the shares of such series of Preferred Stock may be redeemed or purchased;

              (vi) The terms of the sinking fund, if any, to be provided for such series of Preferred Stock, and the terms and amount of such sinking fund;

              (vii) The rights of the holders of shares of such series of Preferred Stock in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority, if any, of such holders with respect thereto; and

              (viii) Any other relative powers,  preferences and rights, and any
         qualifications,   limitations  or  restrictions,   of  such  series  of
         Preferred Stock.

         FIFTH: The name and mailing address of the incorporator is Elizabeth A. Creamer, 211 N. Broadway, Suite 3600, St. Louis, Missouri 63102.

         SIXTH: All corporate powers of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or by applicable law. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized:

                  (i) to adopt, amend or repeal By-laws of the Corporation, subject to the right of the stockholders of the Corporation entitled to vote with respect thereto to adopt, amend or repeal By-laws made by the Board of Directors; and

                  (ii) from time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of any stockholder; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as provided by applicable law or the By-laws of the Corporation or as authorized by resolution of the stockholders or Board of Directors of the Corporation.

         SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director; provided, however, that the foregoing shall not be deemed to eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This provision is not intended to eliminate or narrow any defenses to or protection against liability otherwise available to directors of the Corporation. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         EIGHTH:

         A. Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person of whom such person is a legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of any other corporation, or as the representative of the Corporation in a partnership, joint venture, trust or other entity, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably paid or incurred by such person in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall include the right to be paid by the Corporation the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if ultimately it should be determined that such person is not entitled to be indemnified by the Corporation under the General Corporation Law of the State of Delaware. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

         B. The Board of Directors may adopt By-laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware, as amended from time to time, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of any other corporation, or as the representative of the Corporation in a partnership, joint venture, trust or other entity, against any expense, liability or loss asserted against or incurred by any such person in any such capacity or arising out of any such status, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss.

         NINTH: To the maximum extent permitted by law, in the event that either the Corporation or any stockholder of the Corporation acquires knowledge of any potential transaction, agreement, arrangement or other matter which may be an opportunity for both the Corporation and such stockholder, neither the Corporation nor such stockholder will have any duty to communicate or offer such opportunity to the other and such stockholder will not be liable to the Corporation for breach of any fiduciary or other duty, as a stockholder or otherwise, and the Corporation will not be liable to such stockholder, by reason of the fact that the Corporation or such stockholder, as the case may be, pursues or acquires such opportunity for itself or does not communicate such opportunity or information regarding such opportunity to such stockholder or the Corporation, as the case may be.

         TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors and officers herein are granted subject to this reservation.

                                                                         Annex C


                                     BY-LAWS
                                       OF
                                 TRAVELZOO INC.

                                    ARTICLE I

                                  Stockholders

          Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place either within or without the State of Delaware as may be designated by the Board of Directors from time to time. Stockholders may, unless the certificate of incorporation otherwise provides, act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Any other proper business may be transacted at the annual meeting.

          Section 1.2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or the Board of Directors, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.

          Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date, hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

          Section 1.4. Remote Communication. The Board of Directors may authorize, subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders to, by means of remote communication, participate in a meeting of stockholders and be deemed present in person. Stockholders and proxyholders may vote by means of remote communication at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication.

          Section 1.5. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof and means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 1.6. Quorum. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these by-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.5 of these by-laws until a quorum shall attend. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

          Section 1.7. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 1.8. Voting; Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the certificate of incorporation or these by-laws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required by law or by the certificate of incorporation) the Board of Directors may require a larger vote upon any election or question.

          Section 1.9. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

          Section 1.10. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this
Section 1.10 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either (i) on a reasonably accessible electronic network, which the information required to gain access to such list is provided in the notice of the meeting, or (ii) at the principal place of business of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

          Section 1.11. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the certificate of incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE II

                               Board of Directors

          Section 2.1. Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by the Board of Directors, except as may be otherwise provided by law or in the certificate of incorporation. The Board shall consist of one or more members, the number thereof to be determined from time to time by the Board. Directors need not be stockholders.

          Section 2.2. Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until the annual meeting of stockholders next succeeding his election and until his successor is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Unless otherwise provided in the certificate of incorporation or these by-laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director.

          Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined, notice thereof need not be given.

          Section  2.4.  Special  Meetings.  Special  meetings  of the  Board of
Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, by the Vice
Chairman of the Board, if any, by the President or by any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

          Section 2.5. Telephonic Meetings Permitted. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

          Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors one-third of the entire Board shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the certificate of incorporation or these by-laws shall require a vote of a greater number. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

          Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 2.8. Informal Action by Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE III

                                   Committees

          Section 3.1. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by these by-laws to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the Corporation.

          Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to
Article II of these by-laws.

                                   ARTICLE IV

                                    Officers

          Section 4.1. Officers; Election; Qualification; Term of Office; Resignation; Removal; Vacancies. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a President and a Secretary, and it may, if it so determines, elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and may give any of them such further designations or alternate titles as it considers desirable. Each such officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contractual rights. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

          Section 4.2. Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

                                    ARTICLE V

                                      Stock

          Section 5.1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VI

                                  Miscellaneous

          Section 6.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

          Section 6.2. Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

          Section 6.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.

          Section 6.4. Indemnification of Directors, Officers and Employees. The Corporation shall have power to indemnify to the full extent authorized by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation.

          Section 6.5. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

          Section 6.6. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

          Section 6.7. Amendment of By-Laws. These by-laws may be altered or repealed, and new by-laws made, by the Board of Directors, but the stockholders may make additional by-laws and may alter or repeal any by-law whether or not adopted by them.

                                                                        Annex D

                Proxy For The Special Meeting Of Shareholders Of

                            Travelzoo.com Corporation

                      To Be Held _____________ _____, 2001

     I am a holder of shares of common stock of Travelzoo.com Corporation, a Bahamas corporation ("Travelzoo"). I hereby appoint Ralph Bartel as my proxy, with full power of substitution, to represent me at the special meeting of members (stockholders) of Travelzoo to be held at _________________, _______________, on __________ , 2001 at _______ a.m. local time, and at any adjournments or postponements thereof, to consider and approve the Agreement and Plan of Merger, dated January 19, 2001, under which Travelzoo will be merged into a newly-formed Delaware corporation, Travelzoo Inc. ("Travelzoo Delaware"), as follows:
               [ ]FOR                [ ]AGAINST                 [ ]ABSTAIN

     I understand that, if I don't check any of the boxes above, this proxy will be voted for the merger. The Board of Directors of Travelzoo has unanimously recommended a vote for the merger.

     Unless I check the NO box below, I confirm that:

     I consent to receiving by electronic transmission any notices to be given by Travelzoo Delaware to its stockholders, in accordance with Section 323 of the
Delaware General Corporation Law.                     [ ]  Yes           [ ]  No

     I consent to receiving by electronic transmission (including email transmission and postings on Travelzoo Delaware's website) Travelzoo Delaware's proxy statements, annual reports and other information to be provided to me in accordance with the requirements of the U.S. Securities and Exchange Commission.
                                                      [ ]  Yes           [ ]  No

     This Proxy is solicited on behalf of the Board of Directors.

Name(s):                                ----------------------------------------

Registered email address (as  you
  previously provided to Travelzoo*)    ----------------------------------------

Proxy Card PIN (which Travelzoo
  previously provided to you by email)  ----------------------------------------

Mailing address:                        ----------------------------------------
                                        ----------------------------------------
                                        ----------------------------------------

Signature(s)                            ----------------------------------------
                                        ----------------------------------------
                                Please sign exactly as your name appears above. Joint owners should each sign. When signing as attorney, executor, trustee or guardian, please give full title in that capacity.

Date:                                        , 2001

* Travelzoo        has       provided       an       online       form,       at
  http://www.corporate.travelzoo.com/shareholders, for shareholders who wish to change their original registered email addresses, which includes information to allow Travelzoo to verify the identity of the shareholder. Changes are effective only if properly made through the online form; email or other informal notice is not effective.

Note that stockholders may vote on the Internet at http://www.[_________]. Travelzoo encourages stockholders to use Internet voting, which will help minimize the cost of the voting process for Travelzoo and its stockholders. If you wish to use a paper proxy, please print this page, mark, sign and date it, complete the information required and return it to Travelzoo by mail to 800 West El Camino Real, Suite 180, Mountain View, CA 94040.

                                                                         Annex E

               BAHAMAS INTERNATIONAL BUSINESS COMPANIES ACT, 1989

                               (as amended, 1998)

Rights of dissenters.

81.(1) A member of a company incorporated under this Act shall be entitled to payment of the fair value of his shares upon dissenting from -

          (a) a merger, if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares;

          (b)  a consolidation, if the company is a constituent company;

          (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent of the assets or business of the company, if not made in the usual or regular course of the business carried on by the company, but not including -

               (i) a disposition pursuant to an order of the court, having jurisdiction in the matter,

               (ii) a   disposition   for  money  on  terms   requiring  all  or
                    substantially all net proceeds to be distributed to the members in accordance with their respective interests within one year after the date of disposition, or

               (iii) a transfer pursuant to the power described in section 9(2);

          (d) a redemption of his shares by the company pursuant to section 79; and

          (e)  an arrangement, if permitted by the court.

(2) A member who desires to exercise his entitlement under subsection (1) shall give to the company, before the meeting of members at which the action is submitted to a vote, or at the meeting but before the vote, written objection to the action; but an objection is not required from a member to whom the company did not give notice of the meeting in accordance with this Act or where the proposed action is authorized by written consent of members without a meeting.

(3) An objection under subsection (2) shall include a statement that the member proposes to demand payment for his shares if the action is taken.

(4) Within 20 days immediately following the date on which the vote of members authorizing the action is taken, or the date on which written consent of members without a meeting is obtained, the company shall give written notice of the authorization or consent to each member who gave written objection or from whom written objection was not required, except those members who voted for, or consented to in writing, the proposed action.

(5) A member to whom the company was required to give notice who elects to dissent shall, within 20 days immediately following the date on which the notice referred to in subsection (4) is given, give to the company a written notice of his decision to elect to dissent, stating -

          (a)  his name and address;

          (b) the number and classes or series of shares in respect of which he dissents; and

          (c)  a demand for payment of the fair value of his shares;

and a member who elects to dissent from a merger under section 74 shall give to the company a written notice of his decision to elect to dissent within 20 days immediately following the date on which the copy of the plan of merger or an outline thereof is given to him in accordance with section 74.

(6) A member who dissents shall do so in respect of all shares that he holds in the company.

(7) Upon the giving of a notice of election to dissent, the member to whom the notice relates ceases to have any of the rights of a member except the right to be paid the fair value of his shares.

(8) Within 7 days immediately following the date of the expiration of the period within which members may give their notices of election to dissent, or within 7 days immediately following the date on which the proposed action is put into effect, whichever is later, the company or, in the case of a merger or consolidation, the surviving company or the consolidated company, shall make a written offer to each dissenting member to purchase his shares at a specified price that the company determines to be their fair value; and if, within 30 days immediately following the date on which the offer is made, the company making the offer and the dissenting member agree upon the price to be paid for his shares, the company shall pay to the member the amount in money upon the surrender of the certificates representing his shares.

(9) If the company and a dissenting member fail within the period of 30 days referred to in subsection (8) to agree on the price to be paid for the shares owned by the member, within 20 days immediately following the date on which the period of 30 days expires, the following shall apply -

          (a) the company and the dissenting member shall each designate an appraiser;

          (b) the 2 designated appraisers together shall designate a third appraiser;

          (c) the 3 appraisers shall fix the fair value of the shares owned by the dissenting member as of the close of business on the day prior to the date on which the vote of members authorizing the action was taken or the date on which written consent of members without a meeting was obtained, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on the company and the dissenting member for all purposes; and

          (d) the company shall pay to the member the amount in money upon the surrender by him of the certificates representing his shares.

(10) Shares acquired by the company pursuant to subsection (8) or (9) shall be canceled but if the shares are shares of a surviving company, they shall be available for re-issue.

(11) The enforcement by a member of his entitlement under this section excludes the enforcement by the member of a right to which he might otherwise be entitled by virtue of his holding shares, except that this section does not exclude the right of the member to institute proceedings to obtain relief on the ground that the action is illegal.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and officers.

     The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     As permitted by Delaware law, the Registrant's certificate of incorporation provides that no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of duty of loyalty to the Registrant or to its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Restated certificate of incorporation further provides that the Registrant must indemnify its directors and executive officers and may indemnify its other officers and employees and agents to the fullest extent permitted by Delaware law. The Registrant believes that indemnification under its certificate of incorporation covers negligence and gross negligence on the part of indemnified parties.

     The Registrant has entered into indemnification agreements with each of its directors and officers. These agreements, among other things, require the Registrant to indemnify such directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to such provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 21.  Exhibits and Financial Statements.

     See Exhibit Index and Financial Statements schedule.

Item 22.  Undertakings.

     The undersigned Registrant hereby undertakes that:

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement and prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on February 2, 2001.

                                Travelzoo Inc.

                                By:             /s/ RALPH BARTEL
                                   ---------------------------------------------
                                                   Ralph Bartel
                                      Chairman of the Board and Chief
                                                Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Ralph Bartel as his or her true and lawful attorney in fact and agent for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorney full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorney in fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                Title                              Date
         ---------                                -----                              ----
        /S/ RALPH BARTEL            Chairman of the Board and Chief
   ------------------------           Executive Officer                         February 2, 2001
         Ralph Bartel

          /S/ LISA SU
   ------------------------         Controller (Chief Accounting Officer)       February 1, 2001
           Lisa Su

     /S/ SUZANNE L. DURFEE
   ------------------------         Director                                    February 1, 2001
      Suzanne L. Durfee

     /S/ DAVID J. EHRLICH
   ------------------------         Director                                    February 2, 2001
       David J. Ehrlich

       /S/ SUZANNA MAK
   ------------------------         Director                                    February 2, 2001
         Suzanna Mak

    /S/ DONOVAN NEALE-MAY
   ------------------------         Director                                    February 1, 2001
      Donovan Neale-May

      /S/ CAROL J. S. ROTH
   ------------------------         Director                                    February 1, 2001
       Carol J. S. Roth

     /S/ KELLY M. URSO
   ------------------------         Director                                    February 1, 2001
        Kelly M. Urso

                         EXHIBIT INDEX

  Exhibit
  Number                 Description

    2.1 Merger Agreement, dated January 19, 2001, between Travelzoo.com Corporation and Travelzoo Inc. (Incorporated by reference to Annex A to the Proxy Statement and Prospectus included in this Registration Statement)

    3.1        Certificate of Incorporation of  Travelzoo Inc.  (Incorporated by
               reference   to  Annex B  to  the  Proxy Statement  and Prospectus
               included in this Registration Statement)

    3.2        By-laws of Travelzoo Inc. (Incorporated by  reference to  Annex C
               to   the  Proxy  Statement  and   Prospectus   included  in  this
               Registration Statement)

    5.1        Opinion of Bryan Cave LLP, counsel to Travelzoo Inc.*

    10.1       Employment   Agreement,   dated  as  of  April  1, 2000,  between
               Travelzoo Bahamas and Ralph Bartel

    10.2 Stock Option Agreement dated January 22, 2001, between Ralph Bartel and Travelzoo Inc.

    21.1       List of Subsidiaries of Travelzoo.com Corporation

    21.2       List of Subsidiaries of Travelzoo Inc.

    23.1       Consent of KPMG LLP

    23.2       Consent of Bryan Cave LLP (included in Exhibit 5.1)*

    24.1       Power of Attorney (included on signature page)

 -------------
  * To be filed by amendment.